EXECUTION

AEGIS ASSET BACKED SECURITIES CORPORATION,

Depositor

AEGIS MORTGAGE CORPORATION,

Seller

CHASE MANHATTAN MORTGAGE CORPORATION,

Servicer

THE MURRAYHILL COMPANY

Credit Risk Manager,

and

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

Trustee

_____________________________________________________

POOLING AND SERVICING AGREEMENT

Dated as of November 1, 2003

_____________________________________________________

AEGIS ASSET BACKED SECURITIES TRUST

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-3

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS

7

Section 1.1

Definitions.

7

Section 1.2

Calculations Respecting Mortgage Loans.

39

Section 1.3

Calculations Respecting Accrued Interest.

39

Section 1.4

Rights of the NIMS Insurer.

39

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS

AND WARRANTIES

39

Section 2.1

Conveyance of Mortgage Loans.

39

Section 2.2

Acceptance by Trustee of the Mortgage Loans.

42

Section 2.3

Representations, Warranties and Covenants of the Depositor,

Servicer and Seller.

44

Section 2.4

Delivery of Opinion of Counsel in Connection with

Substitutions.

50

Section 2.5

Execution and Delivery of Certificates.

50

ARTICLE III ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

50

Section 3.1

Servicer to Service Mortgage Loans.

50

Section 3.2

Subservicing; Enforcement of the Obligations of the Servicer.

51

Section 3.3

Rights of the Depositor and the Trustee in Respect of the

Servicer.

52

Section 3.4

Trustee to Act as Servicer.

52

Section 3.5

Collection of Mortgage Loan Payments; Collection Account;

Distribution Account.

53

Section 3.6

Collection of Taxes, Assessments and Similar Items; Escrow

Accounts.

55

Section 3.7

Access to Certain Documentation and Information Regarding the Mortgage Loans.

56

Section 3.8

Permitted Withdrawals from the Collection Account and

Distribution Account.

56

Section 3.9

Maintenance of Hazard Insurance; Maintenance of Primary

Insurance Policies.

58

Section 3.10

Enforcement of Due-on-Sale Clauses; Assumption Agreements.

59

Section 3.11

Realization Upon Defaulted Mortgage Loans; Repurchase of

Certain Mortgage Loans.

61

Section 3.12

Trustee to Cooperate; Release of Mortgage Files.

64

Section 3.13

Documents, Records and Funds in Possession of Servicer

to be Held for the Trustee.

65

Section 3.14

Servicing Compensation.

65

Section 3.15

Access to Certain Documentation.

66

Section 3.16

Annual Statement as to Compliance.

66

Section 3.17

Annual Independent Public Accountants’ Servicing Statement;

Financial Statements

66

Section 3.18

Errors and Omissions Insurance; Fidelity Bonds.

67

Section 3.19

Advances.

67

Section 3.20

Advance Facility.

68

Section 3.21

Prepayment Penalties.

69

Section 3.22

Actions with Respect to Distressed Mortgage Loans.

70

Section 3.23

Duties of the Credit Risk Manager.

70

Section 3.24

Limitation Upon Liability of the Credit Risk Manager.

70

Section 3.25

Removal of Credit Risk Manager.

71

ARTICLE IV DISTRIBUTIONS

71

Section 4.1

Distributions.

71

Section 4.2

Method of Distribution.

77

Section 4.3

Allocation of Losses.

78

Section 4.4

Reports to the Depositor and the Trustee.

78

Section 4.5

Reports by or on Behalf of the Trustee.

78

Section 4.6

Basis Risk Reserve Fund.

81

ARTICLE V THE CERTIFICATES

81

Section 5.1

The Certificates.

81

Section 5.2

Certificate Register; Registration of Transfer and Exchange of

Certificates.

82

Section 5.3

Mutilated, Destroyed, Lost or Stolen Certificates.

86

Section 5.4

Persons Deemed Owners.

87

Section 5.5

Access to List of Certificateholders’ Names and Addresses.

87

Section 5.6

Maintenance of Office or Agency.

87

ARTICLE VI THE DEPOSITOR, THE SERVICER, SELLER AND

CREDIT RISK MANAGER

87

Section 6.1

Respective Liabilities of the Depositor, Servicer, Seller and

Credit Risk Manager.

87

Section 6.2

Merger or Consolidation of the Depositor, Servicer,

Seller and Credit Risk Manager.

88

Section 6.3

Limitation on Liability of the Depositor, the Servicer, the

Seller and Others.

89

Section 6.4

Limitation on Resignation of Servicer.

90

ARTICLE VII SERVICER DEFAULT

90

Section 7.1

Events of Default.

90

Section 7.2

Notification to Certificateholders.

92

ARTICLE VIII CONCERNING THE TRUSTEE

93

Section 8.1

Duties of Trustee.

93

Section 8.2

Certain Matters Affecting the Trustee.

94

Section 8.3

Trustee Not Liable for Certificates or Mortgage Loans.

96

Section 8.4

Trustee May Own Certificates.

96

Section 8.5

Trustee’s Fees and Expenses.

96

Section 8.6

Eligibility Requirements for Trustee.

97

Section 8.7

Resignation and Removal of Trustee.

97

Section 8.8

Successor Trustee.

98

Section 8.9

Merger or Consolidation of Trustee.

98

Section 8.10

Appointment of Co-Trustee or Separate Trustee.

99

Section 8.11

Tax Matters.

100

Section 8.12

Filings.

102

ARTICLE IX TERMINATION

103

Section 9.1

Termination upon Liquidation or Purchase of all

Mortgage Loans.

103

Section 9.2

Final Distribution on the Certificates.

105

Section 9.3

Additional Termination Requirements.

106

ARTICLE X MISCELLANEOUS PROVISIONS

106

Section 10.1

Amendment.

106

Section 10.2

Recordation of Agreement; Counterparts.

108

Section 10.3

Governing Law.

108

Section 10.4

Intention of Parties.

109

Section 10.5

Notices.

109

Section 10.6

Severability of Provisions.

110

Section 10.7

Assignment.

110

Section 10.8

Limitation on Rights of Certificateholders.

110

Section 10.9

Inspection and Audit Rights.

111

Section 10.10

Certificates Nonassessable and Fully Paid.

112

Section 10.11

Limitations on Actions; No Proceedings.

112

Section 10.12

Mortgage Data.

112

Section 10.13

Benefits of Agreement; Additional Rights of NIMS Insurer.

112

SCHEDULES

Schedule I:

Mortgage Loan Schedule

EXHIBITS

Exhibit A:

Forms of Certificates

Exhibit B:

[Reserved]

Exhibit C:

Form of Initial Certification of Custodian

Exhibit D:

Form of Final Certification of Custodian

Exhibit E-1:

Form of Residual Transfer Affidavit (Transferor)

Exhibit E-2

Form of Residual Transfer Affidavit (Transferee)

Exhibit F:

Form of Transferor Certificate

Exhibit G-1:

Form of Investment Letter (Non-Rule 144A)

Exhibit G-2:

Form of Investment Letter (Rule 144A)

Exhibit H:

Benefit Plan Affidavit

Exhibit I:

[Reserved]

Exhibit J:

Request for Release of Documents

Exhibit K:

Form of Certification to be Provided to the Depositor by the Servicer

Exhibit L:

Form of Certification to be Provided to the Depositor by the Trustee

Exhibit M:

Form of Limited Power of Attorney to be Provided to the Servicer by the

Trustee

Exhibit N:

Credit Risk Management Agreement

THIS POOLING AND SERVICING AGREEMENT, dated as of November 1, 2003 (this “Agreement”), is by and among AEGIS ASSET BACKED SECURITIES CORPORATION, a Delaware corporation, as depositor (the “Depositor”), AEGIS MORTGAGE CORPORATION, a Delaware corporation, as seller (the “Seller”), CHASE MANHATTAN MORTGAGE CORPORATION, a New Jersey corporation, as servicer (the “Servicer”), THE MURRAYHILL COMPANY, as credit risk manager, (the “Credit Risk Manager”), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as trustee (the “Trustee”),

WITNESSETH THAT

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

PRELIMINARY STATEMENT

The Depositor has acquired the Mortgage Loans from the Seller, and at the Closing Date is the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee hereunder for inclusion in the Trust Fund.  On the Closing Date, the Depositor will acquire the Certificates from the Trust Fund, as consideration for its transfer to the Trust Fund of the Mortgage Loans and the other property constituting the Trust Fund.  The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Mortgage Loans and the other property constituting the Trust Fund.  All covenants and agreements made by the Seller in the Sale Agreement and by the Depositor, the Seller, the Servicer, the Credit Risk Manager and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates and, to the extent provided herein, the NIMS Insurer, if any.  The Depositor, the Seller, the Servicer, the Trustee, and the Credit Risk Manager are entering into this Agreement, and the Trustee is accepting the Trust Fund created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

As provided herein, the Trustee shall elect that the Trust Fund (exclusive of the rights to receive (and the obligations to pay) Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls) be treated for federal income tax purposes as comprising three real estate mortgage investment conduits (each a “REMIC” or, in the alternative, REMIC 1, REMIC 2 and REMIC 3; REMIC 3 also being referred to as the “Upper Tier REMIC”).  Each Certificate, other than the Class R Certificates, represents ownership of a regular interest in the Upper Tier REMIC for purposes of the REMIC Provisions.  In addition, each Certificate, other than the Class R, Class A-IO, Class X and Class P Certificates, represents the right to receive payments with respect to any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls.  The Class R Certificates represent ownership of the sole class of residual interest in each of REMIC 1, REMIC 2 and the Upper Tier REMIC for purposes of the REMIC Provisions.

The Upper Tier REMIC shall hold as its assets the several classes of uncertificated Lower Tier Interests in REMIC 2, other than the Class LT2-R Interest, and each such Lower Tier Interest is hereby designated as a regular interest in REMIC 2 for purposes of the REMIC Provisions.  REMIC 2 shall hold as its assets the several classes of uncertificated Lower Tier Interests in REMIC 1, other than the Class LT1-R Interest, and each such Lower Tier Interest is hereby designated as a regular interest in REMIC 1.  REMIC 1 shall hold as its assets the property of the Trust Fund other than the Lower Tier Interests in REMIC 1 and REMIC 2 and the rights and obligations with respect to the payment of Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls.

The startup day for each REMIC created hereby for purposes of the REMIC Provisions is the Closing Date.  In addition, for purposes of the REMIC Provisions, the latest possible maturity date for each regular interest in each REMIC created hereby is the Latest Possible Maturity Date.

REMIC 1

The following table sets forth (or describes) the class designation, interest rate and initial principal amount for each class of REMIC 1 Lower Tier Interests.

REMIC 1 Lower Tier Class Designation	REMIC 1 Lower Tier Interest Rate	Initial Class Principal Amount
Class LT1-1A-IO	(1)	$ 833,000.00
Class LT1-2A-IO	(1)	$ 805,000.00
Class LT1-3A-IO	(1)	$ 806,000.00
Class LT1-4A-IO	(1)	$ 778,000.00
Class LT1-5A-IO	(1)	$ 752,000.00
Class LT1-6A-IO	(1)	$3,553,000.00
Class LT1-7A-IO	(1)	$8,565,000.00
Class LT1-Pool	(1)	(2)
Class LT1-R	(3)	(3)

(1)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these REMIC 1 Lower Tier Interests is a per annum rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the related Collection Period.

(2)

This Interest will have an initial principal balance equal to the Pool Balance as of the Cut-off Date minus the initial principal balance of each other regular interest in REMIC 1.

(3)

The Class LT1-R Interest is the sole class of residual interest in REMIC 1.  It does not have an interest rate or a principal balance.

On each Distribution Date, the Trustee shall first pay or charge as an expense of REMIC 1 all expenses of the Trust for such Distribution Date other than the Credit Risk Manager’s Fee.

On each Distribution Date, the Interest Remittance Amount shall be deemed to be distributed to the Lower Tier Interests in REMIC 1 at the rates shown above, in the following order and priority:

1.

first, pro rata, to the Lower Tier Interests having the letters “A-IO” in their class designation, based on the amount of interest accrued on each such Interest for the related Accrual Period, and

2.

second, to the Class LT1-Pool Interest, based on the amount of interest accrued on such Interest for the related Accrual Period.

On each Distribution Date the Principal Remittance Amount shall be deemed to be distributed in the following order and priority:

(i)

first, to the Class LT1-Pool Interest until its principal balance is reduced to zero; and

(ii)

second, to the Lower Tier Interests having the letters “A-IO” in their class designation in ascending order of their numerical designation until the principal balance or each such Lower Tier Interest is reduced to zero.

On each Distribution Date, the Trustee shall be deemed to have allocated Realized Losses in the same order and priority used to allocate the Principal Remittance Amount among the Lower Tier Interests in REMIC 1, and to have distributed the Prepayment Penalties collected during the preceding Prepayment Period to the Class LT1-7A-IO Interest.

REMIC 2

The following table sets forth (or describes) the class designation, interest rate and initial principal amount for each class of REMIC 2 Lower Tier Interests.

REMIC 2 Lower Tier Class Designation	REMIC 2 Lower Tier Interest Rate	Initial Class Principal Amount	Corresponding Class of Certificate(s) or Component
Class LT2-A1	(1)	$105,070,000.00	A1
Class LT2-A2-A	(1)	$ 45,310,000.00	A2-A
Class LT2-A2-B	(1)	$ 12,500,000.00	A2-B
Class LT2-M1	(1)	$ 13,325,000.00	M1
Class LT2-M2	(1)	$ 11,350,000.00	M2
Class LT2-M3	(1)	$ 3,950,000.00	M3
Class LT2-B	(1)	$ 5,430,000.00	B
Class LT2-Q	(1)	$197,926,942.15	N/A
Class LT2-P	(1)	$50.00	P
Class LT2-1A-IO	(2)	(2)	A-IO
Class LT2-2A-IO	(3)	(3)	A-IO
Class LT2-3A-IO	(4)	(4)	A-IO
Class LT2-4A-IO	(5)	(5)	A-IO
Class LT2-5A-IO	(6)	(6)	A-IO
Class LT2-6A-IO	(7)	(7)	A-IO
Class LT2-7A-IO	(8)	(8)	A-IO
Class LT2-R	(9)	(9)	R

(1)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these REMIC 2 Lower Tier Interests is a per annum rate equal to the weighted average of the interest rates on the REMIC 1 Lower Tier Interests computed after reducing the rate payable on each of the REMIC 1 Lower Tier Interests having an “A-IO” in its class designation by 4.00% for each Distribution Date for which interest is payable on its Corresponding REMIC 2 IO Interest (i.e., the rate will equal the Net Funds Cap).

(2)

The Class LT2-1A-IO Interest is an interest-only Class and does not have a principal balance.  For each of the first 3 Distribution Dates the Class LT2-1A-IO Interest shall be entitled to interest payable on the Class LT1-1A-IO Interest at a rate of 4.00% per annum and shall not be entitled to any payments thereafter.

(3)

The Class LT2-2A-IO Interest is an interest-only Class and does not have a principal balance.  For each of the first 6 Distribution Dates the Class LT2-2A-IO Interest shall be entitled to interest payable on the Class LT1-2A-IO Interest at a rate of 4.00% per annum and shall not be entitled to any payments thereafter.

(4)

The Class LT2-3A-IO Interest is an interest-only Class and does not have a principal balance.  For each of the first 9 Distribution Dates the Class LT2-3A-IO Interest shall be entitled to interest payable on the LT1-3A-IO Interest at a rate of 4.00% per annum and shall not be entitled to any payments thereafter.

(5)

The Class LT2-4A-IO Interest is an interest-only Class and does not have a principal balance.  For each of the first 12 Distribution Dates the Class LT2-4A-IO Interest shall be entitled to interest payable on the Class LT1-4A-IO Interest at a rate of 4.00% per annum and shall not be entitled to any payments thereafter.

(6)

The Class LT2-5A-IO Interest is an interest-only Class and does not have a principal balance.  For each of the first 15 Distribution Dates the Class LT2-5A-IO Interest shall be entitled to interest payable on the Class LT1-5A-IO Interest at a rate of 4.00% per annum and shall not be entitled to any payments thereafter.

(7)

The Class LT2-6A-IO Interest is an interest-only Class and does not have a principal balance.  For each of the first 18 Distribution Dates the Class LT2-6A-IO Interest shall be entitled to interest payable on the Class LT1-6A-IO Interest at a rate of 4.00% per annum and shall not be entitled to any payments thereafter.

(8)

The Class LT2-7A-IO Interest is an interest-only Class and does not have a principal balance.  For each of the first 30 Distribution Dates the Class LT2-7A-IO Interest shall be entitled to interest payable on the Class LT1-7A-IO Interest at a rate of 4.00% per annum and shall not be entitled to any payments thereafter.

(9)

The Class LT2-R Interest is the sole class of residual interests in REMIC 2.  It does not have an interest rate or a principal balance.

On each Distribution Date interest shall be deemed to have been distributed with respect to each of the Lower Tier Interests in REMIC 2 based on the above-described interest rates, provided however, that interest that accrues on the Class LT2-Q Interest shall be deemed to be deferred to the extent necessary to make the principal distributions described below for such Distribution Date.  Any interest so deferred shall itself bear interest at the interest rate for the Class LT2-Q Interest.

On each Distribution Date the principal deemed to have been distributed on the REMIC 1 Lower Tier Interests (together with an amount equal to the interest deferred on the Class LT2-Q Interest for such Distribution Date) shall be deemed to have been distributed, and Realized Losses shall be allocated, among the Lower Tier Interests in REMIC 2 in the following order of priority:

(i)

first, to the Class LT2-A1 Interest until the principal balance equals one-half of the Class Principal Amount of the Class A1 Certificates immediately after such Distribution Date;

(ii)

second, to the Class LT2-A2-A Interest until the principal balance equals one-half of the Class Principal Amount of the Class A2-A Certificates immediately after such Distribution Date;

(iii)

third, to the Class LT2-A2-B Interest until the principal balance equals one-half of the Class Principal Amount of the Class A2-B Certificates immediately after such Distribution Date;

(iv)

fourth, to the Class LT2-M1 Interest until its principal balance equals one-half of the Class Principal Amount of the Class M1 Certificates immediately after such Distribution Date;

(v)

fifth, to the Class LT2-M2 Interest until its principal balance equals one-half of the Class Principal Amount of the Class M2 Certificates immediately after such Distribution Date;

(vi)

sixth, to the Class LT2-M3 Interest until its principal balance equals one-half of the Class Principal Amount of the Class M3 Certificates immediately after such Distribution Date;

(vii)

seventh, to the Class LT2-B Interest until its principal balance equals one-half of the Class Principal Amount of the Class B Certificates immediately after such Distribution Date;

(viii)

eighth, to the Class LT2-P Interest until its principal balance equals the Class Principal Amount of the Class P Certificates immediately after such Distribution Date; and

(ix)

finally, to the Class LT2-Q Interest, any remaining amounts.

On each Distribution Date, the Trustee shall be deemed to have distributed the Prepayment Penalties collected during the preceding Prepayment Period to the Class LT2-P Interest.

REMIC 3

The following table sets forth (or describes) the Class designation, Certificate Interest Rate, initial Class Principal Amount and minimum denomination for each Class of Certificates comprising interests in the Trust Fund created hereunder.  The Certificates, other than the Class R Certificates, represent ownership of regular interests in the Upper Tier REMIC.

Class Designation	Certificate Interest Rate	Initial Class Principal Amount or Class Notional Amount	Minimum Denomination
Class A1	(1)	$210,140,000	$ 25,000
Class A2-A	(2)	$ 90,620,000	$ 25,000
Class A2-B	(3)	$ 25,000,000	$ 25,000
Class A-IO	4.00%	(4)	$ 500,000
Class M1	(5)	$ 26,650,000	$ 100,000
Class M2	(6)	$ 22,700,000	$ 100,000
Class M3	(7)	$ 7,900,000	$ 100,000
Class B	(8)	$ 10,860,000	$ 100,000
Class P	(9)	$ 100	(10)
Class X	(11)	(11)	(10)
Class R	(12)	(12)	(12)

(1)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class A1 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.40% and (ii) the Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 8.1(a) on the Initial Optional Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class A1 Certificates will be LIBOR plus 0.800%.

(2)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class A2-A Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.23% and (ii) the Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 8.1(a) on the Initial Optional Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class A2-A Certificates will be LIBOR plus 0.460%.

(3)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class A2-B Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.56% and (ii) the Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 8.1(a) on the Initial Optional Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class A2-B Certificates will be LIBOR plus 1.120%.

(4)

The Class A-IO Certificates are an interest only Class and for any Distribution Date the Class A-IO Certificates shall bear interest at the per annum rate shown above on its Class Notional Amount (as defined herein).

(5)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M1 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.70% and (ii) the Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 8.1(a) on the Initial Optional Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M1 Certificates will be LIBOR plus 1.050%.

(6)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M2 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 1.65% and (ii) the Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 8.1(a) on the Initial Optional Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M2 Certificates will be LIBOR plus 2.475%.

(7)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M3 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 1.85% and (ii) the Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 8.1(a) on the Initial Optional Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M3 Certificates will be LIBOR plus 2.775%.

(8)

The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class B Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 3.90% and (ii) the Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 8.1(a) on the Initial Optional Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class B Certificates will be LIBOR plus 5.850%.

(9)

The Class P Certificates will not bear interest at a stated rate but shall entitle the Holder thereof to receive Prepayment Penalties paid with respect to the Mortgage Loans as provided in Section 4.1(e).

(10)

The Class P and the Class X Certificates shall each be issued in minimum Percentage Interests of 100%.

(11)

The Class X Certificate shall have an initial principal amount of $991,892.15, which right represents a regular interest in the Upper Tier REMIC.  The Class X Certificate also comprises a notional component, which is also a regular interest in the Upper Tier REMIC.  The Class X Certificates have a notional principal balance that at all times will equal the aggregate of the principal balances of the Class LT2-A1, Class LT2-A2-A, Class LT2-A2-B, Class LT2-M1, Class LT2-M2, Class LT2-M3, Class LT2-B, Class LT2-P and Class LT2-Q Interests (i.e., the Pool Balance).  For each Distribution Date (and the related Accrual Period), the notional component shall bear interest at a rate equal to the excess of (a) (i) the weighted average of the interest rates on the Class LT2-A1, Class LT2-A2-A, Class LT2-A2-B, Class LT2-M1, Class LT2-M2, Class LT2-M3, Class LT2-B, Class LT2-P and Class LT2-Q Interests weighted on the basis of the principal balance of each such Lower Tier Interest (i.e., the Net Funds Cap), minus (ii) the Credit Risk Manager’s Fee Rate, over (b) the Adjusted Lower Tier WAC.  For any Distribution Date, interest that accrues on the Class X Certificates shall be deferred to the extent of any increase in the Overcollateralization Amount on such date.  Such deferred interest shall not itself bear interest.

(12)

The Class R Certificates will be issued without a Certificate Principal Amount and will not bear interest at a stated rate.  The Class R Certificates represent ownership of the residual interest in the Upper Tier REMIC, as well as ownership of the Class LT2-R and Class LT1-R Interests.  The Class R Certificates shall be issued as two separate certificates, one having a Percentage Interest of 99.99999% and the Tax Matters Person Certificate having a Percentage Interest of 0.00001%.

As of the Cut-off Date, the Mortgage Loans had an aggregate Scheduled Principal Balance of $394,861,992.15.

In consideration of the mutual agreements herein contained, the Depositor, the Seller, the Credit Risk Manager, the Seller and the Trustee hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1

Definitions.  The following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accountant:  A person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

Accrual Period:  With respect to any Distribution Date and any Class of LIBOR Certificates, the period beginning on the Distribution Date in the calendar month immediately preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, beginning on the Closing Date) and ending on the day immediately preceding the related Distribution Date.  With respect to any Distribution Date and the Class A-IO Certificates, the Class X Certificates and each Class of Lower Tier Interests, the calendar month immediately preceding the month in which such Distribution Date occurs.

Adjustable Rate Mortgage Loan:  Any Mortgage Loan as to which the related Mortgage Note provides for the adjustment of the Mortgage Rate applicable thereto.

Adjusted Lower Tier WAC:  For any Accrual Period, the product of (a) two, and (b) the weighted average of the interest rates on the Class LT2-Q, Class LT2-A1, Class LT2-A2-A, Class LT2-A2-B, Class LT2-M1, Class LT2-M2, Class LT2-M3, Class LT2-P and Class LT2-B Interests determined for this purpose by first subjecting the rate payable on the Class LT2-Q Interest and Class LT2-P Interest to a cap of zero, and subjecting the rate payable on each of the Class LT2-A1, Class LT2-A2-A, Class LT2-A2-B, Class LT2-M1, Class LT2-M2, Class LT2-M3 and Class LT2-B Interests to a cap that corresponds to the Certificate Interest Rate for the Corresponding Class of Certificates for such Accrual Period.

Advance:  An advance of the aggregate of payments of principal and interest (net of the Servicing Fee) on one or more Mortgage Loans that were due on a Due Date in the related Collection Period and not received as of the close of business on the related Determination Date, required to be made by the Servicer (or by the Trustee as successor servicer) pursuant to Section 3.19.

Advance Facility:  As defined in Section 3.20.

Advance Facility Counterparty:  As defined in Section 3.20.

Advance Reimbursement Rights:  As defined in Section 3.20.

Adverse REMIC Event:  Either (i) loss of status as a REMIC, within the meaning of Section 860D of the Code, for any group of assets identified as a REMIC in the Preliminary Statement to this Agreement, or (ii) imposition of any tax, including the tax imposed under Section 860F(a)(1) on prohibited transactions, and the tax imposed under Section 860G(d) on certain contributions to a REMIC, on any REMIC created hereunder to the extent such tax would be payable from assets held as part of the Trust Fund.

Affiliate:  With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Aggregate Expense Rate:  With respect to any Mortgage Loan, the sum of the Servicing Fee Rate, the Trustee Fee Rate and the applicable Insurance Fee Rate, in the case of any Mortgage Loan covered by a Bulk PMI Policy.

Aggregate Overcollateralization Release Amount:  With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (i) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the Principal Remittance Amount for such Distribution Date is applied on such date in reduction of the aggregate of the Certificate Principal Amounts of the Certificates, exceeds (ii) the Targeted Overcollateralization Amount for such Distribution Date.

Agreement:  This Pooling and Servicing Agreement and all amendments and supplements hereto.

Anniversary Year:  The one-year period beginning on the Closing Date and ending on the first anniversary thereof, and each subsequent one-year period beginning on the day after the end of the preceding Anniversary Year and ending on next succeeding anniversary of the Closing Date.

Applied Loss Amount:  With respect to any Distribution Date, the amount, if any, by which (x) the aggregate Certificate Principal Amount of the Certificates after giving effect to all distributions on such Distribution Date, but before giving effect to any application of the Applied Loss Amount with respect to such date, exceeds (y) the Pool Balance for such Distribution Date.

Appraised Value:  With respect to any Mortgage Loan, the amount set forth in an appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property.

Assignment of Mortgage:  An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that neither the Custodian nor the Trustee shall be responsible for determining whether any such assignment is in recordable form.

Authorized Officer:  Any Person who may execute an Officer’s Certificate on behalf of the Depositor.

B Principal Distribution Amount:  With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Class A1, Class A2-A, Class A2-B, Class M1, Class M2 and Class M3 Certificates, in each case after giving effect to distributions on such Distribution Date, and (ii) the Class Principal Amount of the Class B Certificates immediately prior to such Distribution Date exceeds (y) the B Target Amount.

B Target Amount:  With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) 91.00% and (ii) the Pool Balance for such Distribution Date and (b) the amount, if any, by which (i) the Pool Balance for such Distribution Date exceeds (ii) 0.50% of the Cut-off Date Balance.

Balloon Mortgage Loan:  Any Mortgage Loan having an original term to maturity that is shorter than its amortization schedule, and a final Scheduled Payment that is disproportionately large in comparison to other Scheduled Payments.

Balloon Payment:  The final Scheduled Payment in respect of a Balloon Mortgage Loan.

Bankruptcy:  As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the United States Bankruptcy Code of 1986, as amended, or any other similar state laws.

Bankruptcy Code:  The United States Bankruptcy Code of 1986, as amended.

Basis Risk Payment:  With respect to any Distribution Date, an amount equal to the sum of (i) any Basis Risk Shortfall for such Distribution Date, (ii) any Unpaid Basis Risk Shortfalls from previous Distribution Dates and (iii) any Required Reserve Fund Amount for such Distribution Date.  The amount of the Basis Risk Payment for any Distribution Date cannot exceed the amount of Monthly Excess Cashflow otherwise available for distribution pursuant to Section 4.1(d) of this Agreement.

Basis Risk Reserve Fund:  A fund created as part of the Trust Fund pursuant to Section 4.6 of this Agreement but which is not an asset of any of the REMICs.

Basis Risk Shortfall:  With respect to any Distribution Date and any Class of LIBOR Certificates, the amount by which the amount of interest calculated at the Certificate Interest Rate applicable to such Class for such date, determined without regard to the Net Funds Cap for such date but subject to a cap equal to the Maximum Interest Rate, exceeds the amount of interest calculated at the Net Funds Cap.

Benefit Plan Opinion:  An Opinion of Counsel satisfactory to the Trustee to the effect that any proposed transfer of Certificates will not (i) cause the assets of the Trust Fund to be regarded as plan assets for purposes of the Plan Asset Regulations or (ii) give rise to any fiduciary duty on the part of the Depositor or the Trustee.

Book-Entry Certificates:  Beneficial interests in Certificates designated as “Book Entry Certificates” in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Depository; provided, that after the occurrence of a condition whereupon book entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such Book Entry Certificates shall no longer be “Book Entry Certificates.”  As of the Closing Date, the following Classes of Certificates constitute Book-Entry Certificates:  the Class A1, Class A2-A, Class A2-B, Class A-IO, Class M1, Class M2, Class M3 and Class B Certificates.

Bulk PMI Policy:  Not applicable.

Business Day:  Any day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in New York, New York or, if other than New York, the city in which the Corporate Trust Office of the Trustee is located, or (iii) the States of Arizona, California, Maryland, New Jersey, Colorado or Texas are closed.

Carryforward Interest:  With respect to any Distribution Date and each Class of Certificates (other than the Class X, Class P and Class R Certificates), the sum of (i) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such Class from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and (ii) interest on such amount for the related Accrual Period at the applicable Certificate Interest Rate.

Certificate:  Any one of the certificates executed by the Trustee and authenticated by the Certificate Registrar in substantially the forms attached hereto as Exhibit A.

Certificate Interest Rate:  With respect to each Class of Certificates and any Distribution Date, the applicable per annum rate set forth or described in the Preliminary Statement hereto.

Certificate Owner:  With respect to a Book Entry Certificate, the Person who is the owner of such Book Entry Certificate, as reflected on the books of the Depository, or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant, in accordance with the rules of such Depository).

Certificate Principal Amount:  With respect to any Certificate (other than the Class A-IO, Class X, Class P and Class R Certificates), the initial Certificate Principal Amount thereof on the Closing Date, less the amount of all principal distributions previously distributed with respect to such Certificate and, in the case of the Subordinate Certificates, any Applied Loss Amount previously allocated to such Certificate.  The Class A-IO, Class X, Class P and Class R Certificates are issued without Certificate Principal Amounts.  The Class P Certificates are issued with an initial Class P Principal Amount of $100.

Certificate Register and Certificate Registrar:  The register maintained and the registrar appointed pursuant to Section 5.2.

Certificateholder:  The meaning provided in the definition of “Holder.”

Certification:  As defined in Section 8.12.

Class:  All Certificates and, in the case of REMIC 1 and REMIC 2, all Lower Tier Interests, bearing the same class designation.

Class A Certificates:  Collectively, the Class A1, Class A2-A, Class A2-B and Class A-IO Certificates.

Class A2 Certificate:  Any Class A2-A or Class A2-B Certificate.

Class M Certificates:  Collectively the Class M1, Class M2 and Class M3 Certificates.

Class Notional Amount:  With respect to the Class A-IO Certificates and any Distribution Date, the aggregate Notional Amount thereof (for the purpose of calculating interest on such Certificates) which will be calculated as follows:

(i)

for each Distribution Date falling within the period from December 2003 through February 2004, the Class Notional Amount will equal the lesser of (i) $16,092,000 and (ii) the Pool Balance as of the first day of the related Collection Period (or as of the Cut-off Date, in the case of the first Distribution Date);

(ii)

for each Distribution Date falling within the period from March 2004 through May 2004, the Class Notional Amount will equal the lesser of (i) $15,259,000 and (ii) the Pool Balance as of the first day of the related Collection Period;

(iii)

for each Distribution Date falling within the period from June 2004 through August 2004, the Class Notional Amount will equal the lesser of (i) $14,454,000 and (ii) the Pool Balance as of the first day of the related Collection Period;

(iv)

for each Distribution Date falling within the period from September 2004 through November 2004, the Class Notional Amount will equal the lesser of (i) $13,648,000 and (ii) the Pool Balance as of the first day of the related Collection Period;

(v)

for each Distribution Date falling within the period from December 2004 through February 2005, the Class Notional Amount will equal the lesser of (i) $12,870,000 and (ii) the Pool Balance as of the first day of the related Collection Period;

(vi)

for each Distribution Date falling within the period from March 2005 through May 2005, the Class Notional Amount will equal the lesser of (i) $12,118,000 and (ii) the Pool Balance as of the first day of the related Collection Period;

(vii)

for each Distribution Date falling within the period from June 2005 through May 2006, the Class Notional Amount will equal the lesser of (i) $8,565,000 and (ii) the Pool Balance as of the first day of the related Collection Period; and

(viii)

for each Distribution Date thereafter, the Class Notional Amount will equal zero.

Class P Principal Amount:  As of the Closing Date, $100.00.

Class Principal Amount:  With respect to each Class of Certificates other than the Class A-IO, Class X, Class P and Class R Certificates, the aggregate of the Certificate Principal Amounts of all Certificates of such Class at the date of determination.  With respect to the Class A-IO, Class X, Class P and Class R Certificates, zero.

Class R Certificate:  Each Class R Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A and evidencing the ownership of the Class LT1-R Interest, Class LT2-R Interest and the residual interest in the Upper Tier REMIC.

Class X Distributable Amount:  With respect to any Distribution Date, the amount of interest that has accrued on the Class X Notional Balance, as described in the Preliminary Statement, but that has not been distributed prior to such date.  In addition, such amount shall include the initial Overcollateralization Amount of $991,992.15 (less $100 of such amount allocated to the Class P Certificates) to the extent such amount has not been distributed on an earlier Distribution Date as part of the Aggregate Overcollateralization Release Amount.

Class X Notional Balance:  With respect to any Distribution Date (and the related Accrual Period) the aggregate principal balance of the Class LT2-A1, Class LT2-A2-A, Class LT2-A2-B, Class LT2-M1, Class LT2-M2, Class LT2-M3, Class LT2-B, Class LT2-P and Class LT2-Q Interests in REMIC 2.

Closing Date:  November 20, 2003.

Code:  The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Collection Account:  The separate Eligible Account or Accounts established and maintained by the Servicer pursuant to Section 3.5 hereof.

Collection Period:  With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Compensating Interest:  With respect to any Distribution Date and any Principal Prepayment in full in respect of a Mortgage Loan that is received during the first day of the related Prepayment Period through the last day of such month, an additional payment made by the Servicer, to the extent funds are available from the total Servicing Fee payable for such Distribution Date, equal to the amount of interest at the Mortgage Rate (less the applicable Servicing Fee Rate) for that Mortgage Loan from the date of the prepayment through the last day of the month of such Distribution Date.  For the avoidance of doubt, no Compensating Interest payment shall be required in connection with any shortfalls resulting from Principal Prepayments in part or the application of the Relief Act.

Conventional Loan:  A Mortgage Loan that is not insured by the United States Federal Housing Administration or guaranteed by the United States Department of Veterans Affairs.

Conventional Loan Documents:  None.

Cooperative Corporation:  The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Cooperative Loan:  Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

Cooperative Property:  The real property and improvements owned by the Cooperative Corporation, including the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

Cooperative Shares:  Shares issued by a Cooperative Corporation.

Cooperative Unit:  A single-family dwelling located in a Cooperative Property.

Corporate Trust Office:  For purposes of Certificate transfers and surrender is located at Wells Fargo Bank Minnesota, National Association, Sixth and Marquette Avenue, Minneapolis, Minnesota 55479, Attention:  Corporate Trust Services (AEGIS 2003-3) and for all other purposes is located at Wells Fargo Bank Minnesota, National Association, P.O. Box 98, Columbia, Maryland 21046, Attention:  Corporate Trust Services (AEGIS 2003-3) or for overnight deliveries, at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention:  Corporate Trust Services (AEGIS 2003-3).

Corresponding Class:  The Class of Certificates that corresponds to a class of interests in REMIC 2, as provided in the Preliminary Statement.

Corresponding REMIC 2 IO:  With respect to each Lower Tier Interest in REMIC 1 having an “A-IO” in its class designation, the class of Lower Tier Interest in REMIC 2 having an “A-IO” in its class designation that has the same numeric designation.

Credit Risk Management Agreement:  The Credit Risk Management Agreement dated as of the Closing Date, entered into by the Servicer and the Credit Risk Manager, in the form of Exhibit N attached hereto.

Credit Risk Manager:  The Murrayhill Company, a Colorado corporation, and its successors and assigns.

Credit Risk Manager’s Fee:  With respect to any Distribution Date and each Mortgage Loan, an amount equal to the product of (a) one twelfth, (b) the Credit Risk Manager’s Fee Rate and (c) the Scheduled Principal Balance of such Mortgage Loan as of the first day of the related Collection Period.

Credit Risk Manager’s Fee Rate:  0.015% per annum.

Cumulative Realized Losses:  As of any date of determination, the aggregate amount of Realized Losses with respect to the Mortgage Loans.

Current Interest:  With respect to each Class of Certificates (other than the Class X, Class P and Class R Certificates) and any Distribution Date, the aggregate amount of interest accrued at the applicable Certificate Interest Rate during the related Accrual Period on the Class Principal Amount (or Class Notional Amount) of such Class immediately prior to such Distribution Date.

Custodian:  Wells Fargo Bank Minnesota, National Association or any successor thereto.

Cut-off Date:  November 1, 2003.

Cut-off Date Balance:  The Pool Balance as of the Cut-off Date.

Debt Service Reduction:  With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Deferred Amount:  With respect to any Distribution Date and each Certificate, the aggregate of Applied Loss Amounts previously applied in reduction of the Certificate Principal Amount thereof, less any amounts previously reimbursed in respect thereof.

Deficient Valuation:  With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

Definitive Certificate:  A Certificate of any Class issued in definitive, fully registered, certificated form.

Deleted Mortgage Loan:  A Mortgage Loan that is repurchased from the Trust Fund pursuant to the terms hereof or as to which one or more Qualified Substitute Mortgage Loans are substituted therefor.

Delinquency Event:  With respect to any Distribution Date, a “Delinquency Event” shall occur if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding calendar month equals or exceeds 34% of the Senior Enhancement Percentage for such Distribution Date.

Delinquency Rate:  With respect to any calendar month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 days Delinquent or more (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Pool Balance as of the close of business on the last day of such month.

Delinquent:  For reporting purposes, a Mortgage Loan is “delinquent” when any payment contractually due thereon has not been made by the close of business on the Due Date therefor.  Such Mortgage Loan is “30 days Delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was first due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month.  Similarly for “60 days Delinquent” and the second immediately succeeding month and “90 days Delinquent” and the third immediately succeeding month.

Depositor:  Aegis Asset Backed Securities Corporation, a Delaware corporation having its principal place of business at 3250 Briarpark, Suite 400, Houston, Texas 77042, or its successors in interest.

Depository:  The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Certificates.  The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Participant:  A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date:  With respect to each Distribution Date, the 18th day of the month in which such Distribution Date occurs, or, if such 18th day is not a Business Day, the next preceding Business Day.

Disqualified Organization:  A “disqualified organization” as defined in Section 860E(e)(5) of the Code.

Distressed Mortgage Loan:  Any Mortgage Loan that at the date of determination is Delinquent in payment for a period of 90 days or more without giving effect to any grace period permitted by the related Mortgage Note or for which the Servicer or the Trustee has accepted a deed in lieu of foreclosure.

Distribution Account:  The separate Eligible Account established and maintained by the Trustee in accordance with the provisions of Section 3.5(d).

Distribution Date:  The 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing in December 2003.

Due Date:  With respect to any Mortgage Loan, the date on which a Scheduled Payment is due under the related Mortgage Note.

Eligible Account:  Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to the Rating Agencies or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a “special deposit account”) maintained with the Trustee or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Trustee, the NIMS Insurer, if any, and the Rating Agencies.  Eligible Accounts may bear interest.

Eligible Investments:  Any one or more of the following obligations or securities:

(i)

direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(ii)

federal funds, or demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Trustee or any agent of the Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

(iii)

repurchase agreements collateralized by Direct Obligations or securities guaranteed by GNMA, FNMA or FHLMC with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

(iv)

securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the Pool Balance and the aggregate principal amount of all Eligible Investments in the Distribution Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from any Rating Agency;

(v)

commercial paper (including both non-interest-bearing discount obligations and interest bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

(vi)

a Qualified GIC;

(vii)

certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

(viii)

any other demand, money market, common trust fund or time deposit or obligation, or interest bearing or other security or investment (including those managed or advised by the Trustee or any Affiliate thereof), (A) rated in the highest rating category by each Rating Agency (other than Fitch) or (B) otherwise approved in writing by each Rating Agency of any of the Certificates or the NIM Securities.  Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which Wells Fargo Bank Minnesota, National Association (the “Bank”) in its capacity other than as Trustee, the Trustee, the Servicer, the NIMS Insurer, if any, or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Bank, the Trustee, the Servicer, the NIMS Insurer, if any, or any affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Bank, the Trustee, the Servicer, the NIMS Insurer, if any, or any affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time.  The Trustee specifically authorizes the Bank or an affiliate thereof to charge and collect from the Trustee such fees as are collected from all investors in such funds for services rendered to such funds (but not to exceed investment earnings thereon);

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, provided that any such investment will be a “permitted investment” within the meaning of Section 860G(a)(5) of the Code.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting:  A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter’s Exemption.

ERISA-Restricted Certificate:  Any Class X, Class P or Class R Certificate, and any other Certificate with a rating below the lowest applicable rating permitted under the Underwriter’s Exemption.

Escrow Account:  Any account established and maintained by the Servicer pursuant to Section 3.6(a).

Euroclear:  Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

Event of Default:  Any one of the conditions or circumstances enumerated in Section 7.1.

Excess Proceeds:  With respect to any Liquidated Mortgage Loan and the Distribution Date immediately following the Prepayment Period in which such Mortgage Loan became a Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds in respect of such Mortgage Loan received during such Prepayment Period, net of any amounts previously reimbursed to the Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.8(a)(iii), exceeds the sum of (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan, (ii) accrued interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date applicable to the Distribution Date immediately following the Prepayment Period during which such liquidation occurred and (iii) amounts required to be repaid to the related Mortgagor.  Notwithstanding the foregoing, Excess Proceeds with respect to any Nonrecoverable Mortgage Loan shall be equal to the amount, if any, by which Subsequent Recoveries (net of any amounts required to be repaid to the related Mortgagor) with respect to such Nonrecoverable Mortgage Loan exceed the amount of any Realized Loss with respect thereto.

Exchange Act:  As defined in Section 8.12 hereof.

FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.

FHLMC:  The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Final Scheduled Distribution Date:  With respect to each Class of Certificates other than the Class A-IO Certificates, the Distribution Date occurring in January 2034, and with respect to A-IO Certificates, the Distribution Date occurring in May 2006.

Fitch:  Fitch, Inc., or any successor in interest.

Fixed Rate Mortgage Loan:  Any Mortgage Loan as to which the related Mortgage Note provides for a fixed rate of interest throughout the term of such Note.

FNMA:  The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

Global Securities:  The global certificates representing the Book-Entry Certificates.

GNMA:  The Government National Mortgage Association, a wholly owned corporate instrumentality of the United States within HUD.

Holder or Certificateholder:  The registered owner of any Certificate as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Trustee, the Servicer, the Credit Risk Manager, or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Trustee shall be protected in relying upon any such consent, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be disregarded.  The Trustee and the NIMS insurer may request and conclusively rely on certifications by the Depositor, the Servicer or the Credit Risk Manager in determining whether any Certificates are registered to an Affiliate of the Depositor, the Servicer or the Credit Risk Manager.

HUD:  The United States Department of Housing and Urban Development, or any successor thereto.

Independent:  When used with respect to any Accountants, a Person who is “independent” within the meaning of Rule 2 01(b) of the Securities and Exchange Commission’s Regulation S X.  When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

Index:  The index specified in the related Mortgage Note for calculation of the Mortgage Rate thereof.

Initial LIBOR Rate:  1.12%.

Initial Optional Purchase Date:  The Distribution Date following the month in which the Pool Balance is less than 10.0% of the Cut-off Date Balance.

Insurance Fee Rate:  Not applicable.

Insurance Policy:  Any Primary Mortgage Insurance Policy (whether obtained by the Mortgagor, the lender, the originator or the Depositor on behalf of the Trust Fund), any standard hazard insurance policy, flood insurance policy, earthquake insurance policy or title insurance policy relating to the Mortgage Loans or the Mortgaged Properties, to be in effect as of the Closing Date or thereafter during the term of this Agreement.

Insurance Proceeds:  Amounts paid by the insurer under any Insurance Policy, other than amounts (i) to cover expenses incurred by the Servicer in connection with procuring such proceeds, (ii) to be applied to restoration or repair of the related Mortgaged Property or (iii) required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note.

Insured Expenses:  Expenses covered by an Insurance Policy or any other insurance policy.

Interest Remittance Amount:  With respect to any Distribution Date, (a) the sum of (i) all interest collected (other than Payaheads and Prepayment Penalties) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Collection Period by the Servicer or the Trustee, minus (x) any PMI Insurance Premium for such Distribution Date and any state taxes imposed on such premium, (y) the Servicing Fee with respect to such Mortgage Loans and (z) previously unreimbursed Advances due to the Servicer or the Trustee to the extent allocable to interest and the allocable portion of previously unreimbursed Servicing Advances, (ii) any Compensating Interest Payments with respect to the related Prepayment Period, (iii) the portion of any Purchase Price or Substitution Adjustment Amount paid during the related Prepayment Period, to the extent allocable to interest, and (iv) all Net Liquidation Proceeds, Insurance Proceeds and any other recoveries collected with respect to the Mortgage Loans during the related Prepayment Period, to the extent allocable to interest, as reduced by (b) any costs, expenses or liabilities reimbursable to the Trustee and the Servicer to the extent provided in this Agreement and not reimbursed pursuant to clause (a) above; provided, however, that in the case of the Trustee, such reimbursable amounts may not exceed $200,000 during any Anniversary Year.  In the event that the Trustee incurs reimbursable amounts in excess of $200,000, it may seek reimbursement for such amounts in subsequent Anniversary Years, but in no event shall more than $200,000 be reimbursed to the Trustee per Anniversary Year.  Notwithstanding the foregoing, costs and expenses incurred by the Trustee pursuant to Section 7.1 in connection with any transfer of servicing shall be excluded from the $200,000 per Anniversary Year limit on reimbursable amounts.

Intervening Assignments:  The original intervening assignments of the Mortgage, notices of transfer or equivalent instrument.

Latest Possible Maturity Date:  The Distribution Date occurring in November 2036.

LIBOR:  With respect to the first Accrual Period, the Initial LIBOR Rate.  With respect to each subsequent Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Trustee on the basis of the “Interest Settlement Rate” set by the British Bankers’ Association (the “BBA”) for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

If on such a LIBOR Determination Date, the BBA’s Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Trustee will obtain such rate from Reuters’ “page LIBOR 01” or Bloomberg’s page “BBAM.”  If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate.  In the event that the BBA no longer sets an Interest Settlement Rate, the Trustee will designate an alternative index that has performed, or that the Trustee expects to perform, in a manner substantially similar to the BBA’s Interest Settlement Rate.  The Trustee will select a particular index as the alternative index only if it receives an Opinion of Counsel (a copy of which shall be furnished to the NIMS Insurer, if any), which opinion shall be an expense reimbursed from the Distribution Account pursuant to Section 3.8(a), that the selection of such index will not cause an Adverse REMIC Event.

The establishment of LIBOR by the Trustee and the Trustee’s subsequent calculation of the Certificate Interest Rate applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

LIBOR Business Day:  Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

LIBOR Certificate:  Any Class A1, Class A2-A, Class A2-B, Class M1, Class M2, Class M3 or Class B Certificate.

LIBOR Determination Date:  The second LIBOR Business Day immediately preceding the commencement of each Accrual Period for any LIBOR Certificates.

Liquidated Mortgage Loan:  Any defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover on behalf of the Trust Fund from or on account of such Mortgage Loan have been recovered.

Liquidation Expenses:  Expenses that are incurred by the Servicer in connection with the liquidation of any defaulted Mortgage Loan and are not recoverable under the applicable Primary Mortgage Insurance Policy, if any, including, without limitation, foreclosure and rehabilitation expenses, legal expenses and unreimbursed amounts.

Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale, payment in full, discounted payoff or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan, including any amounts remaining in the related Escrow Account.

Loan-to-Value Ratio:  With respect to any Mortgage Loan, the ratio of the principal balance of such Mortgage Loan at origination, or such other date as is specified, to the Original Value of the related Mortgage Property.

Lost Mortgage Note:  Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

Lower Tier Interest:  As described in the Preliminary Statement.

M1 Principal Distribution Amount:  With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Class A1, Class A2-A and Class A2-B Certificates, after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M1 Certificates immediately prior to such Distribution Date exceeds (y) the M1 Target Amount.

M1 Target Amount:  With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) 70.00% and (ii) the Pool Balance for such Distribution Date and (b) the amount, if any, by which (i) the Pool Balance for such Distribution Date exceeds (ii) 0.50% of the Cut-off Date Balance.

M2 Principal Distribution Amount:  With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Class A1, Class A2-A, Class A2-B and Class M1 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M2 Certificates immediately prior to such Distribution Date exceeds (y) the M2 Target Amount.

M2 Target Amount:  With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) 81.50% and (ii) the Pool Balance for such Distribution Date and (b) the amount, if any, by which (i) the Pool Balance for such Distribution Date exceeds (ii) 0.50% of the Cut-off Date Balance.

M3 Principal Distribution Amount:  With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Class A1, Class A2-A, Class A2-B, Class M1 and Class M2 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M3 Certificates immediately prior to such Distribution Date exceeds (y) the M3 Target Amount.

M3 Target Amount:  With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) 85.50% and (ii) the Pool Balance for such Distribution Date and (b) the amount, if any, by which (i) the Pool Balance for such Distribution Date exceeds (ii) 0.50% of the Cut-off Date Balance.

Majority Class X Certificateholders:  The Holders at any time of more than 50% of the Percentage Interest in the Class X Certificates.

Maximum Interest Rate:  With respect to any Distribution Date, an annual rate equal to (a) the amount, if any, by which (1) the weighted average of the maximum lifetime Mortgage Rates, as specified in the related Mortgage Notes for the Mortgage Loans, exceeds (2) (A) in the case of the first 30 Distribution Dates only, the sum of (i) the Aggregate Expense Rate and (ii) the product of (x) 1/3 of one percent and (y) a fraction, the numerator of which is the Class Notional Amount of the Class A-IO Certificates and the denominator of which is the Pool Balance for that Distribution Date and (B) thereafter, the Aggregate Expense Rate multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

MERS:  Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

MERS Mortgage Loan:  Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as nominee for the holder from time to time of the Mortgage Note.

Monthly Excess Cashflow:  With respect to any Distribution Date, the sum, without duplication, of (w) that portion, if any, of the Interest Remittance Amount for such date available for distribution pursuant to Section 4.1(b)(vii), (x) that portion, if any, of the Principal Remittance Amount for such date available for distribution pursuant to Section 4.1(c)(i)(E) or 4.1(c)(ii)(E), (y) the Aggregate Overcollateralization Release Amount for such date and (z) Excess Proceeds for such date.

Moody’s:  Moody’s Investors Service, Inc., or any successor in interest.

Mortgage:  A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note, together with improvements thereto.

Mortgage File:  The mortgage documents listed in Section 2.1(b) pertaining to a particular Mortgage Loan required to be delivered to the Trustee pursuant to this Agreement.

Mortgage Loan:  A Mortgage and the related notes or other evidences of indebtedness secured by each such Mortgage conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.1 or Section 2.3, including without limitation each Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time.

Mortgage Loan Document Requirements:  As defined in Section 2.2 hereof.

Mortgage Loan Documents:  As defined in Section 2.1 hereof.

Mortgage Loan Schedule:  The schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended from time to time to reflect the addition of Mortgage Loans to, or the deletion of Mortgage Loans from, the Trust Fund.  The Depositor shall be responsible for providing the Trustee with all amendments to the Mortgage Loan Schedule.

Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

Mortgage Rate:  With respect to any Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan, as determined under the related Mortgage Note as reduced by the applications of the Relief Act.

Mortgaged Property:  The fee simple (or leasehold) interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds.

Mortgagor:  The obligor on a Mortgage Note.

Net Excess Spread:  With respect to any Distribution Date, (A) the fraction, expressed as a percentage, the numerator of which is equal to the product of (i) the amount, if any, by which (a) the Interest Remittance Amount for such Distribution Date exceeds (b) the Current Interest payable with respect to the Certificates for such date and (ii)12, and the denominator of which is the Pool Balance for such Distribution Date, multiplied by (B) a fraction, the numerator of which is 30 and the denominator of which is the greater of 30 and the actual number of days in the immediately preceding calendar month.

Net Funds Cap:  With respect to any Distribution Date, a per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount for such Distribution Date and (2) 12, and the denominator of which is the Pool Balance for the immediately preceding Distribution Date multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

Net Liquidation Proceeds:  With respect to any Liquidated Mortgage Loan, the related Liquidation Proceeds net of (i) unreimbursed expenses and (ii) any unreimbursed Advances, if any, received and retained in connection with the liquidation of such Mortgage Loan.

Net Mortgage Rate:  With respect to any Mortgage Loan, the Mortgage Rate thereof reduced by the Aggregate Expense Rate for such Mortgage Loan.

Net Prepayment Interest Shortfall:  With respect to any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls for such date over Compensating Interest, if any, paid by the Servicer with respect to such Distribution Date.

NIMS Agreement:  Any agreement pursuant to which NIM Securities, if any, are issued.

NIMS Insurer:  One or more insurers issuing financial guaranty insurance policies in connection with any issuance of NIM Securities.

NIM Securities:  Any net interest margin securities issued by a trust or other special purpose entity, the principal assets of such trust including the Class P and Class X Certificates and the payments received thereon, which principal assets back such securities.

Non-Book-Entry Certificate:  Any Certificate other than a Book-Entry Certificate.

Non-MERS Mortgage Loan:  Any Mortgage Loan other than a MERS Mortgage Loan.

Nonrecoverable Advance:  Any portion of any Advance or Servicing Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer, will not be ultimately recoverable from the related Mortgagor, related Liquidation Proceeds or otherwise from amounts in respect of the related Mortgage Loan.

Nonrecoverable Mortgage Loan:  Any Mortgage Loan that has been determined to be a Nonrecoverable Mortgage Loan pursuant to Section 3.11(f) hereof and is identified in an Officer’s Certificate signed by a Servicing Officer delivered to the Trustee pursuant to Section 3.11(f) hereof.  For the avoidance of doubt, Mortgage Loans represented by REO Property shall not necessarily constitute Nonrecoverable Mortgage Loans.

Notice Address:  For purposes hereof, the addresses of the Depositor, the Seller, the Servicer, the Trustee, the Credit Risk Manager and each Rating Agency, are as follows:

(i)

If to the Depositor:

Aegis Asset Backed Securities Corporation

3250 Briarpark, Suite 400

Houston, Texas  77042

Attention: Secondary Marketing

(ii)

If to the Seller:

Aegis Mortgage Corporation

3250 Briarpark, Suite 400

Houston, Texas  77042

Attn:  Secondary Marketing

(iii)

If to the Servicer:

Chase Manhattan Mortgage Corporation

10790 Rancho Bernardo Road

San Diego, California  92127

Attn:  Cindy L. Dunks

With a copy to:

Chase Manhattan Mortgage Corporation

343 Thornall Street

Edison, New Jersey 08837

Attn:  General Counsel

(iv)

If to the Trustee:

The Corporate Trust Office

(v)

If to the Credit Risk Manager:

The Murrayhill Company

1700 Lincoln Street, Suite 1600

Denver, Colorado 80203

Attention:  General Counsel

(vi)

If to the NIMS Insurer:  To be provided

(vii)

If to Moody’s:

Moody’s Investors Service, Inc.

99 Church Street, 4th Floor

New York, New York  10007

Attention:  Residential Mortgages

(viii)

If to S&P:

Standard & Poor’s Ratings Services,

  a division of The McGraw-Hill Companies, Inc.

55 Water Street, 41st Floor

New York, New York  10004

Attention:  Residential Mortgages

(ix)

If to Fitch:

Fitch, Inc.

One State Street Plaza, 30th Floor

New York, New York  10004

Attention:  Residential Mortgages

Notional Amount:  With respect to any Notional Certificate and any Distribution Date, such Certificate’s Percentage Interest of the Class Notional Amount of such Class of Certificates for such Distribution Date.

Notional Certificate:  Any Class A-IO Certificate.

Offering Document:  The Prospectus.

Officer’s Certificate:  A certificate signed by the Chairman of the Board, any Vice Chairman, the President, any Vice President or any Assistant Vice President of a Person, and in each case delivered to the Trustee.

Opinion of Counsel:  A written opinion of counsel, reasonably acceptable in form and substance to the Trustee and the NIMS Insurer, if any, and which may be in house or outside counsel to the Depositor or the Trustee but which must be Independent outside counsel with respect to any such opinion of counsel concerning the transfer of any Residual Certificate or concerning certain matters with respect to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the taxation, or the federal income tax status, of each REMIC.

Optimal Interest Remittance Amount:  With respect to each Distribution Date, an amount equal to the difference between (i) the product of (a) the quotient of (1) the weighted average of the Net Mortgage Rates on the Mortgage Loans as of the first day of the related Collection Period, and (2) 12, and (b) the Pool Balance for the immediately preceding Distribution Date, minus (ii) in the case of the first 30 Distribution Dates only, the product of (c) 1/3 of one percent and (d) the Class Notional Amount of the Class A-IO Certificates immediately prior to such Distribution Date; and thereafter, zero.

Original Value:  With respect to any Mortgage Loan, the lesser of (a) the Appraised Value of the related Mortgaged Property at the time such Mortgage Loan was originated and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price paid for the Mortgaged Property by the Mortgagor at the time the related Mortgage Loan was originated.

Overcollateralization Amount:  With respect to any Distribution Date, the amount, if any, by which (x) the Pool Balance for such Distribution Date exceeds (y) the aggregate Class Principal Amount of the Class A1, Class A2-A, Class A2-B, Class M1, Class M2, Class M3 and Class B Certificates after giving effect to distributions on such Distribution Date.

Overcollateralization Cumulative Loss Trigger Event:  An “Overcollateralization Cumulative Loss Trigger Event” shall have occurred with respect to any Distribution Date commencing with the Distribution Date in December 2006, if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of Cumulative Realized Losses incurred from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance, exceeds the applicable percentage set forth below with respect to such Distribution Date:

Distribution Date

Loss Percentage

December 2006 through November 2007

3.50%

December 2007 through November 2008

5.75%

December 2008 through November 2009

7.50%

December 2009 and thereafter

8.50%

Overcollateralization Deficiency:  With respect to any Distribution Date, the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the Certificate Principal Amounts resulting from the distribution of the Principal Remittance Amount on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

Payahead:  With respect to any Mortgage Loan and any Due Date therefor, any Scheduled Payment received by the Servicer during any Collection Period in addition to the Scheduled Payment due on such Due Date, intended by the related Mortgagor to be applied on a subsequent Due Date or Due Dates.

Paying Agent:  Any paying agent appointed by the Trustee.

Percentage Interest:  With respect to any Certificate, its percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by all Certificates of the same Class as such Certificate.  With respect to any Certificate other than the Class A-IO, Class X, Class P, Class R Certificates, the Percentage Interest evidenced thereby shall equal the initial Certificate Principal Amount thereof divided by the initial Class Principal Amount of all Certificates of the same Class.  With respect to the Class X, Class P and Class R Certificates, the Percentage Interest evidenced thereby shall be as specified on the face thereof, or otherwise be equal to 100%.  With respect to any Notional Certificate, the Percentage Interest evidenced thereby shall equal the initial Notional Amount of such Certificate as set forth on the face thereof divided by the initial Class Notional Amount of the such Certificates.

Permitted Transferee:  Any person other than a “disqualified organization” as defined in section 860E(e)(5) of the Code.

Person:  Any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Plan Asset Regulations:  The Department of Labor regulations set forth in 29 C.F.R. 2510.3 101.

PMI Insurance Premium:  Not applicable.

PMI Insurer:  Not applicable.

Pool Balance:  As of any date of determination, the aggregate of the Scheduled Principal Balances of the Mortgage Loans.

Prepayment Interest Shortfall:  With respect to any full or partial Principal Prepayment of a Mortgage Loan, the excess, if any, of (i) one full month’s interest at the applicable Mortgage Rate (as reduced by the Servicing Fee, in the case of Principal Prepayments in full) on the outstanding principal balance of such Mortgage Loan immediately prior to such prepayment over (ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment.

Prepayment Period:  With respect to each Distribution Date, the period from but excluding the Cut-off Date to and including the 16th day of the month in which the first Determination Date occurs and each period thereafter from and including the 15th day of a month (or, if the prior Prepayment Period ended on a later day, such later day) to and including the Determination Date in the month in which such Distribution Date occurs.

Prepayment Penalty:  Any prepayment fees and penalties to be paid by the Mortgagor on a Mortgage Loan.

Primary Mortgage Insurance Policy:  Any mortgage guaranty insurance, if any, on an individual Mortgage Loan (excluding any Bulk PMI Policy) as evidenced by a policy or certificate, whether such policy is obtained by the originator, the lender, the Mortgagor or the Seller on behalf of the Trust Fund.

Prime Rate:  The prime rate of the United States money center commercial banks as published in The Wall Street Journal, Northeast Edition.

Principal Distribution Amount:  With respect to any Distribution Date, an amount equal to the Principal Remittance Amount for such date minus the Aggregate Overcollateralization Release Amount, if any, for such Distribution Date.

Principal Prepayment:  Any Mortgagor payment of principal (other than a Balloon Payment) or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan in accordance with the terms of the Mortgage Note.

Principal Remittance Amount:  With respect to any Distribution Date, (a) the sum of (i) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Collection Period (less unreimbursed Advances due to the Servicer or the Trustee with respect to the Mortgage Loans, to the extent allocable to principal), (ii) all Principal Prepayments in full or in part received during the related Prepayment Period, (iii) the outstanding principal balance of each Mortgage Loan that was purchased from the Trust Fund during the related Prepayment Period, (iv) the portion of any Substitution Adjustment Amount paid with respect to any Deleted Mortgage Loan during the related Prepayment Period, to the extent allocable to principal, and (v) all Net Liquidation Proceeds, Insurance Proceeds and other recoveries collected with respect to such Mortgage Loans during the related Prepayment Period, to the extent allocable to principal, as reduced by (b) to the extent not reimbursed pursuant to clause (a) above or from the Interest Remittance Amount, other costs, expenses or liabilities reimbursable to the Trustee and the Servicer to the extent provided in this Agreement; and to the extent the Interest Remittance Amount is less than amounts reimbursable to the Trustee pursuant to Section 3.8(a)(vii), any amounts reimbursable during the related Anniversary Year to the Trustee therefrom and not reimbursed from the Interest Remittance Amount, or otherwise; provided, however, that such reimbursable amounts from the Interest Remittance Amount and the Principal Remittance Amount may not exceed $200,000 in the aggregate during any Anniversary Year.  In the event that the Trustee incurs reimbursable amounts in excess of $200,000, it may seek reimbursement for such amounts in subsequent Anniversary Years, but in no event shall more than $200,000 be reimbursed to the Trustee per Anniversary Year.  Notwithstanding the foregoing, costs and expenses incurred by the Trustee pursuant to Section 7.1 in connection with any transfer of servicing shall be excluded from the $200,000 per Anniversary Year limit on reimbursable amounts.

Private Certificate:  Any Class X, Class P or Class R Certificate.

Proceeding:  Any suit in equity, action at law or other judicial or administrative proceeding.

Projected Net Liquidation Value:  With respect to any Nonrecoverable Mortgage Loan, the amount set forth in an Officer’s Certificate signed by a Servicing Officer in a form acceptable to the Trustee, equal to (i) the fair market value of the related Mortgaged Property as determined by a real estate broker meeting the qualifications, and applying broker’s price opinion methodology, generally acceptable to residential mortgage servicers, or other property valuation opinion methodology customarily used by residential mortgage servicers with respect to defaulted loans, less (ii) the Servicer’s good faith estimate of the total of all related costs of liquidation, Servicing Fees, Advances and Servicing Advances reasonably expected to be incurred in the event the Mortgaged Property were the subject of foreclosure or otherwise converted to, and sold as, REO Property.

Proprietary Lease:  With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

Prospectus:  The prospectus supplement dated November 7, 2003, together with the accompanying prospectus dated September 19, 2003, relating to the Class A1, Class A2-A, Class A2-B, Class A-IO, Class M1, Class M2, Class M3 and Class B Certificates.

Purchase Price:  With respect to the purchase of a Mortgage Loan or related REO Property pursuant to this Agreement, an amount equal to the sum of (a) 100% of the unpaid principal balance of such Mortgage Loan, (b) accrued interest thereon at the applicable Mortgage Rate, from the date as to which interest was last paid to (but not including) the Due Date in the Collection Period immediately preceding the related Distribution Date, (c) the amount of any costs and damages incurred by the Trust Fund in connection with any violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of such Mortgage Loan and (d) the fair market value of all other property being purchased.  The Servicer (or the Trustee, if applicable) shall be reimbursed from the Purchase Price for any Mortgage Loan or related REO Property for any Advances made or other amounts advanced with respect to such Mortgage Loan that are reimbursable to the Servicer under this Agreement (or to the Trustee hereunder), together with any accrued and unpaid compensation due to the Servicer or the Trustee hereunder.

Qualified GIC:  A guaranteed investment contract or surety bond providing for the investment of funds in the Distribution Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

(i)

be an obligation of an insurance company or other corporation whose long term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

(ii)

provide that the Trustee may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

(iii)

provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Certificates or the NIM Securities, the Trustee shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Trustee;

(iv)

provide that the Trustee’s interest therein shall be transferable to any successor trustee hereunder; and

(v)

provide that the funds reinvested thereunder and accrued interest thereon be returnable to Distribution Account, as the case may be, not later than the Business Day prior to any Distribution Date.

Qualified Insurer:  An insurance company duly qualified as such under the laws of the states in which the related Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

Qualified Substitute Mortgage Loan:  In the case of a Mortgage Loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement, a Mortgage Loan that, on the date of such substitution, (i) has an outstanding Scheduled Principal Balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate Scheduled Principal Balance), after application of all Scheduled Payments due during or prior to the month of substitution, not in excess of, and not more than 5.0% less than, the outstanding Scheduled Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) has a Mortgage Rate not less than the Mortgage Rate on the Deleted Mortgage Loan, (iii) if applicable, has a maximum Mortgage Rate not less than the maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) has a minimum Mortgage Rate not less than the minimum Mortgage Rate of the Deleted Mortgage Loan, (v) has a gross margin equal to or greater than the gross margin of the Deleted Mortgage Loan, (vi) has a next adjustment date not later than the next adjustment date on the Deleted Mortgage Loan, (vii) has the same Due Date as the Deleted Mortgage Loan, (viii) has a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (ix) is current as of the date of substitution, (x) has a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (xi) has been underwritten in accordance with substantially the same underwriting criteria and guidelines as the Deleted Mortgage Loan, (xii) has a risk grading determined by the Seller at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xiii) is secured by the same property type as the Deleted Mortgage Loan, (xiv) conforms to each representation and warranty applicable to the Deleted Mortgage Loan made in the Sale Agreement, (xv) has the same or higher lien position as the Deleted Mortgage Loan, (xvi) is covered by a primary mortgage insurance policy if the Deleted Mortgage Loan was so covered and (xvii) contains provisions covering the payment of Prepayment Penalties by the Mortgager for early prepayment of the Mortgage Loan at least as favorable as the Deleted Mortgage Loan.  In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate Scheduled Principal Balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the risk gradings described in clause (xii) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (viii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (x) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xiv) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

Rating Agency:  Each of Moody’s, Fitch and S&P.

Realized Loss:  With respect to each Liquidated Mortgage Loan, an amount equal to (i) the unpaid principal balance of such Mortgage Loan as of the date of liquidation, minus (ii) Liquidation Proceeds received, to the extent allocable to principal, net of amounts that are reimbursable therefrom to the Servicer with respect to such Mortgage Loan (other than Advances of principal) including expenses of liquidation, and with respect to a Mortgage Loan that is not a liquidated Mortgage Loan, any amount of principal that the Mortgagor is no longer required to pay.  In determining whether a Realized Loss is a Realized Loss of principal, Liquidation Proceeds shall be allocated, first, to payment of expenses related to such Liquidated Mortgage Loan, then to accrued unpaid interest, and finally to reduce the principal balance of the Mortgage Loan.

Recognition Agreement:  With respect to any Cooperative Loan, an agreement between the Cooperative Corporation and the originator of such Mortgage Loan which establishes the rights of such originator in the Cooperative Property.

Record Date:  With respect to the LIBOR Certificates and any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date.  With respect to the Class A-IO, Class X, Class P and Class R Certificates and any Distribution Date, the close of business on the last Business Day of the month immediately preceding the month in which the Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date).

Relief Act:  The Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended, and any similar state laws.

Relief Act Shortfall:  With respect to any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon as a result of application of the Relief Act, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Collection Period is less than interest accrued thereon for the applicable one-month period at the Net Mortgage Rate without giving effect to such reduction.

REMIC:  Each pool of assets in the Trust Fund designated as a REMIC pursuant to the Preliminary Statement.

REMIC 1:  As described in the Preliminary Statement.

REMIC 2:  As described in the Preliminary Statement.

REMIC 3:  As described in the Preliminary Statement.

REMIC Provisions:  The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

REO Property:  A Mortgaged Property acquired by the Trust Fund through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.

Required Insurance Policies:  Any Insurance Policy required to be maintained by the Servicer under this Agreement.

Required Recordation States:  The states of Florida and Mississippi.

Required Reserve Fund Amount:  With respect to any Distribution Date on which the Net Excess Spread for such date is less than 0.25%, the excess, if any, of (i) the product of 0.50% and the aggregate Scheduled Principal Balance of the Mortgage Loans over (ii) the amount of funds on deposit in the Basis Risk Reserve Fund prior to deposits thereto on such Distribution Date.  With respect to any Distribution Date on which the Net Excess Spread for such date is equal to or greater than 0.25%, the amount, if any, by which (i) $1,000 exceeds (ii) the amount on deposit in the Basis Risk Reserve Fund immediately prior to such date; provided, however, that on any Distribution Date on which the Class Principal Amount of each Class of LIBOR Certificates has been reduced to zero, the Required Reserve Fund Amount shall be zero.

Residual Certificates:  The Class R Certificates.

Responsible Officer:  When used with respect to the Trustee, any Vice President, Assistant Vice President, the Secretary, any assistant secretary, or any officer, working in its Corporate Trust Office and having responsibility for the administration of this Agreement, and any other officer to whom a matter arising under this Agreement may be referred.

Restricted Certificate:  Any Class X, Class P or Class R Certificate.

Rolling Three Month Delinquency Rate:  With respect to any Distribution Date, the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding calendar months.

S&P:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

Sale Agreement:  The Sale Agreement dated as of the Cut-off Date between the Depositor and Seller for the sale of the Mortgage Loans.

Scheduled Payment:  Each scheduled payment of principal and interest (or of interest only, if applicable) to be paid by the Mortgagor on a Mortgage Loan, as reduced (except where otherwise specified herein) by the amount of any related Debt Service Reduction (excluding all amounts of principal and interest that were due on or before the Cut-off Date whenever received) and, in the case of an REO Property, an amount equivalent to the Scheduled Payment that would have been due on the related Mortgage Loan if such Mortgage Loan had remained in existence.

Scheduled Principal Balance:  With respect to (i) any Mortgage Loan as of any Distribution Date, the principal balance of such Mortgage Loan at the close of business on the Cut-off Date after giving effect to principal payments due on or before the Cut-off Date, whether or not received, less an amount equal to principal payments due after the Cut-off Date, and on or before the Due Date in the related Collection Period, whether or not received from the Mortgagor or advanced by the Servicer, and all amounts allocable to unscheduled principal payments (including Principal Prepayments, Liquidation Proceeds, Insurance Proceeds and condemnation proceeds, in each case to the extent identified and applied prior to or during the related Prepayment Period) and (ii) any REO Property as of any Distribution Date, the Scheduled Principal Balance of the related Mortgage Loan on the Due Date immediately preceding the date of acquisition of such REO Property by or on behalf of the Trustee (reduced by any amount applied as a reduction of principal on the Mortgage Loan). With respect to any Mortgage Loan and the Cut-off Date, as specified in the Mortgage Loan Schedule.

Securities Act:  The Securities Act of 1933, as amended.

Seller:  Aegis Mortgage Corporation or any successor in interest.

Senior Certificate:  Any Class A1, Class A2-A, Class A2-B or Class A-IO Certificate.

Senior Enhancement Percentage:  With respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amount of the Class M1, Class M2, Class M3 and Class B Certificates and the Overcollateralization Amount (which amount, for purposes of this definition only, shall not be less than zero and assuming for purposes of this definition that no Trigger Event has occurred) and the denominator of which is the Pool Balance for such Distribution Date, in each case after giving effect to distributions or such Distribution Date.

Senior Principal Distribution Amount:  With respect to any Distribution Date (a) prior to the Stepdown Date or if a Trigger Event is in effect with respect to such Distribution Date, an amount equal to 100% of the Principal Distribution Amount and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the aggregate Class Principal Amount of the Class A1, Class A2-A and Class A2-B Certificates immediately prior to such Distribution Date exceeds (y) the Senior Target Amount.

Senior Target Amount:  With respect to each Distribution Date, an amount equal to the lesser of (a) the product of (i) 56.50% and (ii) the Pool Balance for such Distribution Date and (b) the amount, if any, by which (i) the Pool Balance for such Distribution Date exceeds (ii) 0.50% of the Cut-off Date Balance.

Servicer:  Chase Manhattan Mortgage Corporation or any successor in interest.

Servicer Remittance Date:  The day in each calendar month on which the Servicer is required to remit payments to the Distribution Account, which is the 24th day of each calendar month no later than 1:00 p.m. (New York City time) (or, if such 24th day is not a Business Day, the next preceding Business Day).

Servicing Advances:  All customary, reasonable and necessary “out of pocket” costs and expenses other than Advances (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, inspection, restoration and protection of the Mortgaged Property, (b) any enforcement or administrative or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property, and Bulk PMI Policy premiums and fire and hazard insurance coverage and (e) any losses sustained by a Servicer with respect to the liquidation of the Mortgaged Property.

Servicing Fee:  As to any Distribution Date and each Mortgage Loan, an amount equal to the product of (a) one-twelfth of the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan as of the first day of the related Collection Period.

Servicing Fee Rate:  0.50% per annum.

Servicing Officer:  Any of the President, any Vice President (however denominated), or Assistant Vice President of the Servicer involved in, or responsible for, the administration and servicing of one or more Mortgage Loans at the time of performance of the relevant activity of the Servicer.

Servicing Standard:  To the extent specified in this Agreement, the standard of care to be observed by the Servicer in the servicing and administration of the Mortgage Loans, as provided in this paragraph.  In fulfilling its obligations under this Agreement, the Servicer shall service and administer the Mortgage Loans (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Servicer generally services and administers similar mortgage loans with similar mortgagors (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional residential mortgage lenders servicing their own loans or (ii) held in the Servicer’s own portfolio, whichever standard is higher; (b) with a view to the maximization of recoveries with respect to such Mortgage Loans on a net present value basis and the best interests of the Trust Fund and any Person to which Mortgage Loans may be transferred by the Trustee; (c) without regard to (i) any relationship that the Servicer or any Affiliate thereof may have with the related Mortgagor or any other party to the transaction, (ii) the right of the Servicer to receive compensation or other fees for its services rendered pursuant to this Agreement, (iii) the obligation of the Servicer to make Servicing Advances, (iv) the ownership, servicing or management by the Servicer or any Affiliate thereof for others of any other mortgage loans or mortgaged properties, and (v) any debt that the Servicer or any Affiliate thereof has extended to any Mortgagor or any affiliate of such Mortgagor; and (d) in accordance with applicable federal, state and local laws, rules and regulations.

Special Servicer:  The person designated by the Seller (with the prior consent of the Trustee and the NIMS Insurer, if any) to assume the servicing of Distressed Mortgage Loans pursuant to Section 3.22 hereof.

Startup Day:  The day designated as such in the Preliminary Statement.

Stepdown Date:  The later to occur of (x) the Distribution Date in December 2006 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Collection Period but before giving effect to distributions on the Certificates on such Distribution Date) is greater than or equal to 43.50%.

Subordinate Certificate:  Any Class M1, Class M2, Class M3, Class B or Class X Certificate.

Subsequent Recoveries:  With respect to any Nonrecoverable Mortgage Loan, the excess of (i) any net Liquidation Proceeds received in respect of such loan over (ii) the Projected Net Liquidation Value thereof.

Substitution Adjustment Amount:  The amount, if any, by which the Scheduled Principal Balance of a Deleted Mortgage Loan exceeds the Scheduled Principal Balance of the related Qualified Substitute Mortgage Loan, or aggregate Scheduled Principal Balance, if applicable, plus unpaid interest thereon, and any related unpaid Advances or Servicing Advances or unpaid Servicing Fees, and the amount of any costs and damages incurred by the Trust Fund in connection with any violation of any applicable federal, state or local predatory or abusive lending laws in connection with the origination of such Deleted Mortgage Loan.

Target Amount:  With respect to any Distribution Date, an amount equal to the Pool Balance for such Distribution Date minus the Targeted Overcollateralization Amount for such Distribution Date.

Targeted Overcollateralization Amount:  With respect to any Distribution Date (x) prior to the Stepdown Date, $17,768,571.43, (y) on or after the Stepdown Date, and provided that an Overcollateralization Trigger Event is not in effect, the greater of (1) 0.50% of the Cut-off Date Balance and (2) the lesser of (i) 0.50% of the Cut-off Date Balance and (ii) 9.00% of the Pool Balance for such Distribution Date and (z) on or after the Stepdown Date and provided that an Overcollateralization Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Tax Matters Person:  The Person designated as “tax matters person” in the manner provided under Treasury regulation § 1.860F-4(d) and temporary Treasury regulation § 301.6231(a)(7)1T.  Initially, the Tax Matters Person shall be the Trustee.

Tax Matters Person Certificate:  The Class R Certificate with a Denomination of 0.00001%.

Telerate Page 3750:  The display currently so designated as “Page 3750” on the Bridge Telerate Service (or such other page selected by the Servicer as may replace Page 3750 on that service for the purpose of displaying daily comparable rates on prices).

Title Insurance Policy:  A title insurance policy maintained with respect to a Mortgage Loan.

Total Distribution Amount:  With respect to any Distribution Date, the sum of (i) the Interest Remittance Amount for such date, (ii) the Principal Remittance Amount for such date, and (iii) all Prepayment Penalties collected during the related Prepayment Period.

Transferee Affidavit:  As defined in Section 5.2.

Transferor Affidavit:  As defined in Section 5.2.

Trigger Event:  A Trigger Event shall have occurred with respect to any Distribution Date if either a Delinquency Event or an Overcollateralization Cumulative Loss Trigger Event has occurred for such Distribution Date.

Trust Fund:  The corpus of the trust created pursuant to this Agreement, consisting of the Mortgage Loans, the assignment of the Depositor’s rights under the Sale Agreement, such amounts as shall from time to time be held in the Collection Account, the Distribution Account and any Escrow Account, the Basis Risk Reserve Fund, any Insurance Policies, any REO Property and the other items referred to in, and conveyed to the Trustee under, Section 2.1(a).

Trustee:  Wells Fargo Bank Minnesota, National Association, not in its individual capacity but solely as Trustee, or any successor in interest, or if any successor trustee or any co trustee shall be appointed as herein provided, then such successor trustee and such co trustee, as the case may be.

Trustee Fee:  As to any Distribution Date and each Mortgage Loan, an amount equal to the product of (a) one twelfth, (b) the Trustee Fee Rate and (c) the Scheduled Principal Balance of such Mortgage Loan as of the first day of the related Collection Period.

Trustee Fee Rate:  0.00985% per annum.

UCC:  The Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.

Underwriters:  Credit Suisse First Boston LLC, Bear, Stearns & Co., Inc. and Lehman Brothers Inc.

Underwriter’s Exemption:  Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

Unpaid Basis Risk Shortfall:  With respect to any Distribution Date and any LIBOR Certificate, the aggregate of all Basis Risk Shortfalls with respect to such Certificate remaining unpaid from previous Distribution Dates, plus interest accrued thereon at the applicable Certificate Interest Rate (calculated without giving effect to the Net Funds Cap but limited to a rate no greater than the Maximum Interest Rate).

Upper Tier REMIC:  REMIC 3.

Voting Interests:  The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement.  At all times during the term of this Agreement, 97% of all Voting Interests shall be allocated to the Class A1, Class A2-A, Class A2-B, Class M1, Class M2, Class M3 and Class B Certificates.  Voting Interests shall be allocated among such Certificates based on the product of (i) 97% and (ii) the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount of all Certificates then outstanding and the denominator of which is the Pool Balance then outstanding.  The remainder of the Voting Interests not otherwise allocated below shall be allocated to the Class R Certificates.  At all times during the term of this Agreement, 1% of all Voting Interests shall be allocated to each Class of the Class A-IO, Class P and Class X Certificates, while they remain outstanding.  Voting Interests shall be allocated among the other Classes of Certificates (and among the Certificates within each such Class) in proportion to their Class Principal Amounts (or Certificate Principal Amounts) or Percentage Interests.

Section 1.2

Calculations Respecting Mortgage Loans.

Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans and payments to be made to the Trustee as supplied to the Trustee by the Servicer.  The Trustee shall not be required to recompute, verify or recalculate the information supplied to it by the Servicer or the Credit Risk Manager.

Section 1.3

Calculations Respecting Accrued Interest.

Accrued interest, if any, on any LIBOR Certificate shall be calculated based upon a 360 day year and the actual number of days in each Accrual Period.  Accrued interest, if any, on any Class A-IO Certificate shall be calculated based upon a 360-day year consisting of twelve 30-day months.

Section 1.4

Rights of the NIMS Insurer.

Each of the rights of the NIMS Insurer, if any, set forth in this Agreement shall be in effect only so long as any NIM Securities are issued and remain outstanding or the NIMS Insurer, if any, is owed amounts in respect of its guarantee of payment on such NIM Securities.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

Section 2.1

Conveyance of Mortgage Loans.

(a)

To provide for the distribution of the principal of and interest on the Certificates in accordance with their terms, the distribution of all other sums distributable hereunder with respect to the Certificates and the performance of the covenants contained herein, the Depositor hereby sells, conveys, assigns and transfers to the Trustee, in trust, without recourse and for the exclusive benefit of the Certificateholders as their interests may appear, all the Depositor’s right, title and interest in and to any and all benefits accruing to the Depositor from:  (i) the Mortgage Loans, which the Depositor is causing to be delivered to the Trustee (or the Custodian) herewith (and all Qualified Substitute Mortgage Loans substituted therefor), together in each case with the related Mortgage Files and the Depositor’s interest in any collateral pledged to secure a Mortgage Loan, and all Scheduled Payments due after the Cut-Off Date and all principal prepayments received with respect to the Mortgage Loans paid by the borrower after the Cut-Off Date and proceeds of the conversion, voluntary or involuntary, of the foregoing; (ii) each Insurance Policy; (iii) the Sale Agreement; and (iv) all proceeds of any of the foregoing (including, but not limited to, all proceeds of any mortgage insurance, hazard insurance, or title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, which at any time constitute all or part or are included in the proceeds of any of the foregoing) to pay the Certificates as specified herein (items (i) through (iv) above collectively, the “Trust Fund”).

(b)

In connection with such transfer, the Depositor has delivered or caused to be delivered to the Trustee for the benefit of the Certificateholders the following documents or instruments (collectively, the “Mortgage Loan Documents”) with respect to each Mortgage Loan so transferred:

(i)

(A) the original Mortgage Note endorsed by manual or facsimile signature to the Trustee or in blank, without recourse, with all intervening endorsements showing a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (the “Last Endorsee”) (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note); or

(B) with respect to any Lost Mortgage Note, a lost note affidavit from the Depositor stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

(ii)

except with respect to any Cooperative Loan, the original recorded Mortgage or a copy of such Mortgage certified by the Seller, the originating lender, settlement agent, or escrow company as being a true and complete copy of the Mortgage;

(iii)

except with respect to any Cooperative Loan and any MERS Mortgage Loans and except with respect to any Mortgage Loan for which the related Mortgage names the originating lender as beneficiary or mortgagee, either (A) a duly executed assignment of the Mortgage in blank, or (B) an original recorded assignment of the Mortgage from the Last Endorsee to the Trustee or a copy of such assignment of Mortgage certified by the Depositor, the originating lender, settlement agent, or escrow company as being a true and complete copy thereof which in either case may be included in a blanket assignment or assignments;

(iv)

except with respect to any Cooperative Loan and any MERS Mortgage Loans, each interim recorded assignment of such Mortgage, or a copy of each such interim recorded assignment of Mortgage certified by the Depositor, the originating lender, settlement agent, or escrow company as being a true and complete copy thereof;

(v)

the original or copies of each assumption, modification, written assurance or substitution agreement, if any;

(vi)

except with respect to any Cooperative Loan, either the original or duplicate original title policy (including all riders thereto) with respect to the related Mortgaged Property, if available, provided that the title policy (including all riders thereto) will be delivered as soon as it becomes available, and if the title policy is not available, and to the extent required pursuant to the second paragraph below or otherwise in connection with the rating of the Certificates, a written commitment or interim binder or preliminary report of the title issued by the title insurance or escrow company with respect to the Mortgaged Property; and

(vii)

in the case of a Cooperative Loan, the originals of the following documents or instruments (in addition to the documents required by clauses (i) and (iii) above):

(a)

The Cooperative Shares, together with a stock power in blank;

(b)

The executed Security Agreement;

(c)

The executed Proprietary Lease;

(d)

The executed Recognition Agreement;

(e)

The executed UCC original financing statement with evidence of recording thereon; and

(f)

Executed UCC amendments or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee (or in blank) with evidence of recording thereon (or in a form suitable for recordation).

In the event that with respect to any Mortgage Loan the Depositor cannot deliver (a) the original recorded Mortgage or (b) any recorded assignments or interim assignments satisfying the requirements of clause (iii) or (iv) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office, the Depositor shall deliver such documents to the Trustee or the Custodian on its behalf as promptly as possible upon receipt thereof and, in any event, within 720 days following the Closing Date.  The Depositor or the Servicer shall forward or cause to be forwarded to the Trustee or the Custodian on its behalf (a) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (b) any other documents required to be delivered by the Depositor or the Servicer to the Trustee.  In the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, the Depositor shall deliver to the Trustee a copy of such Mortgage certified (to the extent such certification is reasonably obtainable) by such public recording office to be a true and complete copy of the original recorded Mortgage.

In addition, in the event that with respect to any Mortgage Loan the Depositor cannot deliver the original or duplicate original lender’s title policy (together with all riders thereto), satisfying the requirements of clause (vi) above, concurrently with the execution and delivery hereof because the related Mortgage or a related assignment has not been returned from the applicable public recording office, the Depositor shall promptly deliver to the Trustee or the Custodian on its behalf such original or duplicate original lender’s title policy (together with all riders thereto) upon receipt thereof from the applicable title insurer, and in any event, within 720 days following the Closing Date.

Subject to the immediately following sentence, as promptly as practicable subsequent to the transfer pursuant to clause (a) of this Section 2.1, and in any event within 30 days thereafter, the Servicer shall as to any Non-MERS Mortgage Loan with respect to which the Depositor delivers an assignment of the Mortgage in blank pursuant to clause (b)(iii)(A) of this Section 2.1, (i) complete each such assignment of Mortgage to conform to clause (b)(iii)(B) of this Section 2.1, (ii) cause such assignment to be in proper form for recording in the appropriate public office for real property records, and (iii) cause to be delivered for recording in the appropriate public office for real property records each such assignment of the Mortgages, except that, with respect to any assignments of Mortgage as to which the Servicer has not received the information required to prepare such assignments in recordable form, the Servicer’s obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within 30 days after receipt thereof.  Notwithstanding the foregoing, the Servicer need not cause to be recorded any assignment which relates to a Non-MERS Mortgage Loan with respect to which the Mortgaged Property is located in any state other than the Required Recordation States.

With respect to each MERS Mortgage Loan, the Servicer, at the expense of the Depositor, shall take such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee or the Custodian on its behalf, will deposit in the Collection Account the portion of such payment that is required to be deposited in the Collection Account pursuant to Section 3.8 hereof.

Section 2.2

Acceptance by Trustee of the Mortgage Loans.

The Trustee or the Custodian on behalf of the Trustee acknowledges receipt of the documents identified in the initial certification in the form annexed hereto as Exhibit C (the “Initial Certification”) and declares that it or the Custodian holds and will hold such documents and the other documents delivered to it constituting the Mortgage Files, and that it or the Custodian holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders and the NIMS Insurer, if any.

The Trustee agrees to execute and deliver or to cause the Custodian to execute and deliver on the Closing Date to the Depositor, the Seller, the Servicer and the NIMS Insurer, if any, an Initial Certification in the form annexed hereto as Exhibit C.  Based on its or the Custodian’s review and examination, and only as to the documents identified in such Initial Certification, the Trustee or the Custodian on behalf of the Trustee acknowledges that such documents appear regular on their face and relate to such Mortgage Loan.  Neither the Trustee nor the Custodian shall be under any duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

Not later than 90 days after the Closing Date, the Trustee shall deliver or shall cause the Custodian to deliver to the Depositor, the Seller, the Servicer and the NIMS Insurer, if any, a Final Certification in the form annexed hereto as Exhibit D, with any applicable exceptions noted thereon.  Notwithstanding anything to the contrary contained herein, in the event there are exceptions to the Final Certification, the Trustee may transmit such exceptions electronically (via email) to the Depositor, the Seller, the Servicer and the NIMS Insurer, if any, subject to the prior approval of the Depositor, Seller, the Servicer and the NIMS Insurer, if any.

If, in the course of such review, the Trustee or the Custodian on behalf of the Trustee finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.1 hereof (the “Mortgage Loan Document Requirements”), the Trustee shall list or shall cause the Custodian to list such as an exception in the Final Certification; provided, however that neither the Trustee nor the Custodian shall make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates.  The Seller shall promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if Seller does not correct or cure such defect within such period, the Seller shall either (a) substitute for the related Mortgage Loan a Qualified Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.3 hereof, or (b) purchase such Mortgage Loan from the Trustee within 90 days from the date the Seller was notified of such defect in writing at the Purchase Price of such Mortgage Loan; provided, however, that in no event shall such substitution or purchase occur more than 540 days from the Closing Date, except that if the substitution or purchase of a Mortgage Loan pursuant to this provision is required by reason of a delay in delivery of any documents by the appropriate recording office, and there is a dispute between either the Servicer or the Seller and the Trustee over the location or status of the recorded document, then such substitution or purchase shall occur within 720 days from the Closing Date.  Any such substitution pursuant to (a) above shall not be effected prior to the delivery to the Trustee and the NIMS Insurer, if any, of the Opinion of Counsel required by Section 2.4 hereof, if any, and any substitution pursuant to (a) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit J.  No substitution is permitted to be made in any calendar month after the Determination Date for such month.  The Purchase Price for any such Mortgage Loan shall be deposited by the Seller in the Collection Account on or prior to the Servicer Remittance Date for the Distribution Date in the month following the month of repurchase and, upon receipt of written certification from the Servicer of such deposit, the Trustee shall cause the Custodian to release the related Mortgage File to the Seller and shall execute and deliver at the Seller’s request such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest in the Seller, or a designee, the Trustee’s interest in any Mortgage Loan released pursuant hereto.  The foregoing remedy against the Seller for failure to deliver Mortgage Loans that satisfy the Mortgage Loan Document Requirements is provided in the Sale Agreement (which, in turn, has been assigned to the Trustee pursuant to Section 2.1 hereof).

The Trustee shall retain or shall cause the Custodian to retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein.  The Servicer shall promptly deliver to the Trustee or the Custodian on its behalf, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the possession of the Servicer from time to time.

It is understood and agreed that the obligation of Seller to substitute for or to purchase any Mortgage Loan which does not meet the requirements of Section 2.1 hereof shall constitute the sole remedy respecting such defect available to the Trustee, any Certificateholder and the NIMS Insurer, if any, against the Depositor or Seller.

Section 2.3

Representations, Warranties and Covenants of the Depositor, Servicer and Seller.

(a)

The Servicer represents and warrants to the Trustee, for the benefit of the Certificateholders and the NIMS Insurer, if any, that, as of the Closing Date:

(i)

the Servicer is a corporation licensed as a mortgage servicer duly organized, validly existing and in good standing under the laws of the state of its incorporation and has, and had at all relevant times, full corporate power to service the Mortgage Loans, to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement.  The Servicer has all necessary licenses and is qualified to transact business in and is in good standing under the laws of each state where any Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification and no demand for such qualification has been made upon the Servicer by any state having jurisdiction;

(ii)

the execution and delivery of this Agreement by the Servicer and the performance by it and compliance with the terms of this Agreement will not (A) violate the Servicer's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Servicer is a party or which may be applicable to the Servicer or any of its assets or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such contract, agreement or other instrument;

(iii)

the Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement to be consummated by it, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.  This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv)

the Servicer is not in violation of, and the execution and delivery of this Agreement by the Servicer and the performance by it and compliance with the terms of this Agreement will not constitute a violation with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or any of its properties or materially and adversely affect the performance of any of its duties hereunder;

(v)

there are no actions or proceedings against, or investigations of, the Servicer pending or, to the knowledge of the Servicer, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit its entering into this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) that, if determined adversely, would prohibit or materially and adversely affect the performance by the Servicer of any of its obligations under, or the validity or enforceability of, this Agreement;

(vi)

the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer;

(vii)

the Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(viii)

no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement, or if required, such approval has been obtained prior to the Closing Date; and

(ix)

the Servicer is an approved seller/servicer of residential mortgage loans of the same type as the Mortgage Loans, with the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans.  The Servicer is in good standing to service mortgage loans, and no event has occurred, including a change in insurance coverage, which would make the Servicer unable to service the Mortgage Loans; and

(x)

 neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue material statement of fact or omits to state a material fact necessary to make the statements contained therein not misleading.

(b)

The Seller represents and warrants to the Trustee, for the benefit of the Certificateholders and the NIMS Insurer, if any, that, as of the Closing Date:

(i)

the Seller is a corporation licensed as a mortgage banker duly organized, validly existing and in good standing under the laws of the state of its incorporation and has, and had at all relevant times, full corporate power to service the Mortgage Loans, to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement.  The Seller has all necessary licenses and is qualified to transact business in and is in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification and no demand for such qualification has been made upon the Seller by any state having jurisdiction;

(ii)

the execution and delivery of this Agreement by the Seller and the performance by it of and compliance with the terms of this Agreement will not (A) violate the Seller's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or any of its assets or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such contract, agreement or other instrument;

(iii)

the Seller has the full power and authority to enter into and consummate all transactions contemplated by this Agreement to be consummated by it, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.  This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Seller, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv)

the Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and the performance by it and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Seller or any of its properties or materially and adversely affect the performance of any of its duties hereunder; and

(v)

there are no actions or proceedings against, or investigations of, the Seller pending or, to the knowledge of the Seller, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit its entering into this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) that, if determined adversely, would prohibit or materially and adversely affect the performance by the Seller of any of its obligations under, or the validity or enforceability of, this Agreement.

(c)

The Depositor represents and warrants to the Trustee, for the benefit of the Certificateholders and the NIMS Insurer, if any, that, as of the Closing Date:

(i)

the Depositor is a corporation, duly organized, validly existing and in good standing under the laws of the state of its incorporation and has, and had at all relevant times, full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(ii)

the execution and delivery of this Agreement by the Depositor and the performance by it of and compliance with the terms of this Agreement will not (A) violate the Depositor's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Depositor is a party or which may be applicable to the Depositor or any of its assets or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such contract, agreement or other instrument;

(iii)

the Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement to be consummated by it, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.  This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv)

the Depositor is not in violation of, and the execution and delivery of this Agreement by the Depositor and the performance by it and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or any of its properties or materially and adversely affect the performance of any of its duties hereunder; and

(v)

there are no actions or proceedings against, or investigations of, the Depositor pending or, to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit its entering into this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) that, if determined adversely, would prohibit or materially and adversely affect the performance by the Depositor of any of its obligations under, or the validity or enforceability of, this Agreement.

(d)

Pursuant to Section 2.1(a) hereof, the Depositor has assigned to the Trustee, for the benefit of Certificateholders and the NIMS Insurer, if any, its rights under the Sale Agreement, including each representation and warranty of the Seller (and the applicable remedies) set forth in the Sale Agreement in respect of the Mortgage Loans.

(e)

Upon discovery by any of the parties hereto of a breach of a representation or warranty made by the Seller in respect of the Mortgage Loans that materially and adversely affects the interests of the Certificateholders in any such Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties hereto and the NIMS Insurer, if any.  Seller hereby covenants that within 90 days of the earlier of its discovery or its receipt of written notice from any party of a breach such of any representation or warranty which materially and adversely affects the interests of the Certificateholders and the NIMS Insurer, if any, in any Mortgage Loan (it being understood that any such breach shall be deemed to materially and adversely affect the value of such Mortgage Loan or the interest of the Trust Fund therein, if the Trust Fund incurs a loss as the result of such breach), it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan from the Trust Fund and substitute in its place a Qualified Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided, however, that any such substitution pursuant to clause (i) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.4(a) hereof, if any, and any such substitution pursuant to clause (i) above shall not be effected prior to the additional delivery to the Trustee or the Custodian on its behalf of a Request for Release substantially in the form of Exhibit J and the Mortgage File for any such Qualified Substitute Mortgage Loan.  Seller shall promptly reimburse the Servicer, the Trustee and the NIMS Insurer, if any, for any expenses reasonably incurred by the Servicer, the Trustee or the NIMS Insurer, if any, in respect of enforcing the remedies against the Seller.  With respect to the representations and warranties described in this Section which are made to the best of Seller’s knowledge, if it is discovered by either the Servicer, the Trustee or the NIMS Insurer, if any, that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders or the NIMS Insurer, if any, therein, notwithstanding Seller’s lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

With respect to any Qualified Substitute Mortgage Loan, Seller shall deliver to the Trustee or the Custodian on its behalf for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.1, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.1.  No substitution is permitted to be made in any calendar month after the Determination Date for such month.  Scheduled Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by Seller on the next succeeding Distribution Date.  For the month of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.  The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee and the NIMS Insurer, if any.  Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made by Seller pursuant to the Sale Agreement with respect to such Mortgage Loan.  Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall release or shall cause the Custodian to release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to Seller and shall execute and deliver at Seller’s direction such instruments of transfer or assignment prepared by Seller, in each case without recourse, as shall be necessary to vest title in Seller, or its designee, the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.3.

For any month in which Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Unpaid Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution).  The amount of such shortage (the “Substitution Adjustment Amount”) plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans shall be deposited in the Collection Account by Seller on or before the Servicer Remittance Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

In the event that Seller shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Distribution Account prior to the Distribution Date in the month following the month during which Seller became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of the Opinion of Counsel required by Section 2.4 hereof and receipt of a Request for Release in the form of Exhibit J hereto, the Trustee shall release or shall cause the Custodian to release the related Mortgage File held for the benefit of the Certificateholders and the NIMS Insurer, if any, to Seller, and the Trustee shall execute and deliver or shall cause the Custodian to execute and deliver at Seller’s direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee.  It is understood and agreed that the obligation under this Agreement of the Seller to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, the NIMS Insurer, if any, or the Trustee on their behalf.

The representations and warranties made pursuant to this Section 2.3 (and the representations and warranties with respect to the Mortgage Loans made in the Sale Agreement) shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian for the benefit of the Certificateholders and the NIMS Insurer, if any.

(f)

Upon discovery by the Depositor, the Servicer, the Seller or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties and the NIMS Insurer, if any.  In connection therewith, the Trustee shall require Seller, at Seller’s option, to either (i) substitute, if the conditions in Section 2.3(e) with respect to substitutions are satisfied, a Qualified Substitute Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty made pursuant to this Section 2.3.  The Trustee shall reconvey or shall cause the Custodian to reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in this Section 2.3.

Section 2.4

Delivery of Opinion of Counsel in Connection with Substitutions.

(a)

Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.2 or Section 2.3 shall be made more than 90 days after the Closing Date unless the Depositor or Seller delivers to the Trustee and the NIMS Insurer, if any, an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee and the NIMS Insurer, if any, to the effect that such substitution will not result in an Adverse REMIC Event.

Section 2.5

Execution and Delivery of Certificates.

The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund.  The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and the NIMS Insurer, if any, and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

ARTICLE III

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.1

Servicer to Service Mortgage Loans.

For and on behalf of the Certificateholders and the NIMS Insurer, if any, the Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the Servicing Standard.  In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through subservicers as provided in Section 3.2 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders, the NIMS Insurer, if any, and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Servicer shall not take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders and the NIMS Insurer, if any, in any Mortgage Loan or the rights and interests of the Depositor, the Trustee and the Certificateholders under this Agreement.  The Servicer shall represent and protect the interests of the Trust Fund (or the Trustee on behalf of the Trust Fund) in full compliance with the Servicing Standard in any claim, proceeding or litigation regarding a Mortgage Loan, provided, however, that unless (x) the Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of the Servicer, imminent or (y) in the absence of default or imminent default, any such waiver, modification, postponement or indulgence would not cause an Adverse REMIC Event, the Servicer may not permit any modification with respect to any Mortgage Loan.  Without limiting the generality of the foregoing, the Servicer in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders, the NIMS Insurer, if any, or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders and the NIMS Insurer, if any.

In accordance with the Servicing Standard, the Servicer shall make Servicing Advances as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.6 hereof, and further as provided in Section 3.8 hereof.  The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Unpaid Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

The Trustee shall execute powers of attorney in the form of Exhibit M attached hereto provided to it by the Servicer as are necessary or appropriate to enable the Servicer to execute in the name of the Trustee or the Custodian, as applicable, all documents reasonably required to perform the servicing functions described in this Article III.

Section 3.2

Subservicing; Enforcement of the Obligations of the Servicer.

(a)

The Servicer may arrange for the subservicing of any Mortgage Loan by a subservicer, which may be an affiliate of the Servicer, pursuant to a subservicing agreement; provided, however, that such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder.  Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Servicer in servicing the Mortgage Loans include actions taken or to be taken by a subservicer on behalf of the Servicer.  Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or reference to actions taken through a subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee, the Certificateholders and the NIMS Insurer, if any, for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans.  All actions of each subservicer performed pursuant to the related subservicing agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer.

(b)

For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a Subservicer regardless of whether such payments are remitted by the subservicer to the Servicer.

Section 3.3

Rights of the Depositor and the Trustee in Respect of the Servicer.

The Depositor may, but is not obligated to, enforce the obligations of the Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Servicer hereunder; provided that the Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee.  Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Servicer hereunder or otherwise.

Section 3.4

Trustee to Act as Servicer.

In the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Trustee or its successor shall thereupon assume all of the rights and obligations of the Servicer pursuant to Section 7.1 hereof arising thereafter (except that the Trustee shall not be (i) liable for losses of the Servicer pursuant to Section 3.9 hereof or any acts or omissions of the predecessor Servicer hereunder, (ii) obligated to make Advances or Servicing Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to Section 2.2 or 2.3 hereof, (iv) responsible for expenses of the Servicer pursuant to Section 2.3 hereof or (v) deemed to have made any representations and warranties of the Servicer hereunder).  If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Trustee or its successor shall succeed to any rights and obligations of the Servicer under each subservicing agreement.

The Servicer shall, upon request of the Trustee, but at the expense of the Servicer or at the expense of the Trust Fund if not paid by the Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement or substitute subservicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the substitute subservicing agreement to the assuming party.

Section 3.5

Collection of Mortgage Loan Payments; Collection Account; Distribution Account.

(a)

The Servicer shall make reasonable efforts in accordance with the Servicing Standard to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement.  Consistent with the foregoing, and subject to the provisions of Section 3.1 hereof, the Servicer may in its discretion (i) waive any late payment charge or penalty interest and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that the Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-Off Date.  In the event of any such arrangement, any Advance required to be made by the Servicer on the related Mortgage Loan in accordance with the provisions hereof (i) with respect to the Prepayment Period in which such arrangement became effective shall be made in accordance with the amortization schedule of such Mortgage Loan without giving effect to the modification thereof by reason of such arrangements and (ii) with respect to any Prepayment Period thereafter shall be made in accordance with the amortization schedule of such Mortgage Loan as so modified.  The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

The Servicer shall comply with the provisions of Section 3.21 hereof with respect to each Prepayment Penalty related to the Mortgage Loans.

(b)

The Servicer shall establish and maintain a Collection Account, entitled “Chase Manhattan Mortgage Corporation in Trust for Wells Fargo Bank Minnesota, National Association, as Trustee for Aegis Asset Backed Securities Trust Mortgage Pass-Through Certificates, Series 2003-3,” for the benefit of the Certificateholders into which the Servicer shall deposit or cause to be deposited as soon as practicable following receipt but in no event later than two Business Days after receipt, except as otherwise specifically provided herein, the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans subsequent to the Cut-Off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-Off Date) and the following amounts required to be deposited hereunder:

(i)

all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

(ii)

all payments on account of interest on the Mortgage Loans, net of the related Servicing Fee and any Compensating Interest payments required to be deposited by the Servicer hereunder;

(iii)

any Prepayment Penalty required to be deposited by the Servicer hereunder;

(iv)

all Insurance Proceeds and Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures;

(v)

any amount required to be deposited by the Servicer pursuant to Section 3.5(e) in connection with any losses on Eligible investments;

(vi)

any amounts required to be deposited by the Servicer pursuant to Section 3.9(b) and (d) hereof, and in respect of net monthly rental income from REO Property pursuant to Section 3.11 hereof;

(vii)

all Substitution Adjustment Amounts; and

(viii)

all Advances made by the Servicer pursuant to Section 3.19 hereof.

The foregoing requirements for remittance by the Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees or amounts attributable to reimbursements of Advances, if collected, need not be remitted by the Servicer.  In the event that the Servicer shall remit any amount not required to be remitted, it may at any time withdraw or direct the institution maintaining the Collection Account to withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.  Such withdrawal or direction may be accomplished by delivering written notice thereof to the Trustee or such other institution maintaining the Collection Account which describes the amounts deposited in error in the Collection Account.  The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section.  All funds deposited in the Collection Account shall be held in trust for the Certificateholders and the NIMS Insurer, if any, until withdrawn in accordance with Section 3.8.

(c)

[Reserved]

(d)

The Trustee shall establish and maintain, on behalf of Certificateholders and the NIMS Insurer, if any, the Distribution Account.  On each Servicer Remittance Date, the Servicer shall remit to the Trustee for deposit in the Distribution Account the Total Distribution Amount for such date.  In addition, the Trustee shall deposit in the Distribution Account any amounts received from the Servicer pursuant to Section 3.5(e) in connection with losses on Eligible Investments in the Collection Account.

In the event that the Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding.  Such direction may be accomplished by delivering an Officer’s Certificate to the Trustee and the NIMS Insurer, if any, which describes the amounts deposited in error in the Distribution Account.  All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders and the NIMS Insurer, if any, until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.8.  In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Servicer.

(e)

Amounts on deposit in the Collection Account shall be invested as directed by the Servicer, and amounts on deposit in the Distribution Account shall be invested as directed by the Trustee, in each case in Eligible Investments which shall mature not later than (i) in the case of the Collection Account, the second Business Day next preceding the related Servicer Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than the Business Day next preceding such Servicer Remittance Date), and (ii) in the case of the Distribution Account, the Business Day next preceding the related Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such fund or account, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity.  All such Eligible Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders and the NIMS Insurer, if any.  All income and gain net of any losses realized from any such investment of funds on deposit in the Collection Account shall be for the benefit of the Servicer as servicing compensation and all income and gain net of any losses realized from any such investment of funds on deposit in the Distribution Account shall be for the benefit of the Trustee.  The amount of any realized losses in the Collection Account in respect of any such investments shall promptly be deposited by the Servicer in the Collection Account and the amount of any realized losses in the Distribution Account in respect of any such investments shall promptly be deposited therein by the Trustee.  The Trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Collection Account and made in accordance with this Section 3.5.

Section 3.6

Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

(a)

To the extent required by the related Mortgage Note and not violative of current law, the Servicer shall establish and maintain one or more accounts (each, an “Escrow Account”) and deposit and retain therein all collections from the Mortgagors (or advances by the Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors.  Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

(b)

Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Servicer out of related collections for any payments made pursuant to Sections 3.1 hereof (with respect to taxes and assessments and insurance premiums) and 3.9 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.1 hereof.  The Escrow Accounts shall not be a part of the Trust Fund.

(c)

The Servicer shall advance, as Servicing Advances, any payments referred to in Section 3.6(a) that are not timely paid by the Mortgagors on the date when the tax, premium or other cost for which such payment is intended is due, provided, however that the Servicer shall not be required to make any such advance if such advance, in the good faith judgment of the Servicer, would constitute a Nonrecoverable Advance.

Section 3.7

Access to Certain Documentation and Information Regarding the Mortgage Loans.

The Servicer shall afford the Depositor, the Seller, the Trustee and the NIMS Insurer, if any, reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon five Business Days prior written notice and during normal business hours at the office designated by the Servicer.

Upon five Business Days prior written notice, the Servicer will provide to each Certificateholder which is a savings and loan association, bank or insurance company and the NIMS Insurer, if any, certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access.

Section 3.8

Permitted Withdrawals from the Collection Account and Distribution Account.

(a)

The Servicer may from time to time make withdrawals from the Collection Account for the following purposes:

(i)

to the extent not previously retained by the Servicer, to pay to the Servicer the servicing compensation to which it is entitled pursuant to Section 3.14, and earnings on or investment income with respect to funds in or credited to the Collection Account as additional servicing compensation;

(ii)

to the extent not previously retained by the Servicer, to reimburse the Servicer for unreimbursed Advances and Servicing Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance or Servicing Advance was made;

(iii)

to reimburse the Servicer for any Nonrecoverable Advance previously made;

(iv)

to reimburse the Servicer for Insured Expenses from the related Insurance Proceeds;

(v)

to reimburse the Servicer for unpaid Servicing Fees as provided in Section 3.11 hereof;

(vi)

to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.2, 2.3 or 3.11, all amounts received thereon after the date of such purchase;

(vii)

to reimburse the Servicer, the Seller or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 6.3 hereof;

(viii)

to withdraw any amount deposited in the Collection Account and not required to be deposited therein;

(ix)

on or prior to each Servicer Remittance Date, to withdraw an amount equal to the Total Distribution Amount and remit such amount to the Trustee for deposit in the Distribution Account; and

(x)

to clear and terminate the Collection Account upon termination of this Agreement pursuant to Section 9.1 hereof.

The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to such subclauses (i), (ii), (iv), (v) and (vi).  Prior to making any withdrawal from the Collection Account pursuant to subclause (iii), the Servicer shall deliver to the Trustee and the NIMS Insurer, if any, an Officer’s Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of such Nonrecoverable Advance.

(b)

[Reserved]

(c)

The Trustee shall withdraw funds from the Distribution Account for distributions to Certificateholders in the manner specified in this Agreement.  In addition, the Trustee may prior to making the distribution pursuant to Section 4.1 from time to time make withdrawals from the Distribution Account for the following purposes:

(i)

to pay to itself the Trustee Fee and reimburse itself for reasonable expenses and any indemnities to which it is owed pursuant to Section 8.5 hereof for the related Distribution Date;

(ii)

to the extent not previously retained by the Servicer, to pay to the Servicer the servicing compensation to which it is entitled pursuant to Section 3.14;

(iii)

to pay to the Trustee earnings on or investment income with respect to funds in the Distribution Account;

(iv)

to pay any monthly Bulk PMI policy premium;

(v)

to withdraw and return to the Servicer or Trustee any amount deposited in the Distribution Account and not required to be deposited therein, including any amounts owed to the Servicer as part of the Servicing Fee in accordance with the terms hereunder; and

(vi)

to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 9.1 hereof.

Section 3.9

Maintenance of Hazard Insurance; Maintenance of Primary Insurance Policies.

(a)

The Servicer shall cause to be maintained, for each Mortgage Loan, hazard insurance with extended coverage in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan; (ii) the outstanding principal balance of the Mortgage Loan; and (iii) the maximum amount available in the locality of the related Mortgaged Property from insurers generally acceptable to institutional residential mortgage lenders without payment of extraordinary premium.  Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause.  Any amounts collected by the Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or amounts released to the Mortgagor in accordance with the Servicer’s normal servicing procedures) shall be deposited in the Collection Account.  Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit.  Such costs shall be recoverable by the Servicer as Servicing Advances or, if applicable, as Nonrecoverable Advances.  It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.  If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan.  Such flood insurance shall be in an amount equal to the least of (i) the original principal balance of the related Mortgage Loan, (ii) the replacement value of the improvements which are part of such Mortgaged Property, and (iii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program.

(b)

In the event that the Servicer shall obtain and maintain a blanket policy insuring against hazard losses on any or all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section with respect to all of the Mortgage Loans so covered, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers.  If such policy contains a deductible clause, the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section, and there shall have been a loss that would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause.  In connection with its activities as Servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Depositor, and the Trustee for the benefit of the Certificateholders and the NIMS Insurer, if any, claims under any such blanket policy.

(c)

The Servicer shall not take any action which would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder.  The Servicer shall not cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Mortgage Insurance Policy for such canceled or non-renewed policy is maintained with a Qualified Insurer.

The Servicer shall not be required to maintain any Primary Mortgage Insurance Policy (i) with respect to any Mortgage Loan with a Loan-to-Value Ratio less than or equal to 80% (or such lower Loan-to-Value Ratio as may be provided by applicable law) as of any date of determination or, based on a new appraisal, the principal balance of such Mortgage Loan represents 80% or less of the new appraised value (or other method of determination as may be provided by applicable law) or (ii) if maintaining such Primary Mortgage Insurance Policy is otherwise prohibited by applicable law.

The Servicer agrees to effect the timely payment of the premiums on each Primary Mortgage Insurance Policy (other than any Bulk PMI Policy premium), and such costs not otherwise recoverable shall be recoverable by the Servicer as Servicing Advances or, if applicable, as Nonrecoverable Advances.

(d)

In connection with its activities as Servicer of the Mortgage Loans, the Servicer agrees to present on behalf of itself, the Trustee, Certificateholders and the NIMS Insurer, if any, claims to the insurer under any Primary Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans.  Any amounts collected by the Servicer under any Primary Insurance Policies shall be deposited in the Collection Account.

Section 3.10

Enforcement of Due-on-Sale Clauses; Assumption Agreements.

(a)

Except as otherwise provided in this Section, when any property subject to a Mortgage has been conveyed by the Mortgagor, the Servicer shall to the extent that it has knowledge of such conveyance enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent, in the Servicer’s reasonable judgment, enforcement is permitted under applicable law and governmental regulations, provided, however, that the Servicer shall not be required to take such action if, in its sole business judgment, the Servicer believes it is not in the best interests of the Trust Fund.  Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer.  In the event that the Servicer is prohibited by law from enforcing any such due-on-sale clause, or if nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.10(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies.  The Servicer, subject to Section 3.10(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note.  Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section by reason of any transfer or assumption which the Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

(b)

Subject to the Servicer’s duty to enforce any due-on-sale clause to the extent set forth in Section 3.10(a) hereof, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person.  In connection with any such assumption, no material term of the Mortgage Note may be changed.  In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Servicer in accordance with its underwriting standards as then in effect.  Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the Servicer shall deliver an Officer’s Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met in connection therewith.  The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.  Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation.

Section 3.11

Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans.

(a)

Subject to the limitations set forth in Sections 3.5(a), 3.11(b), 3.11(f), and 3.11(i), the Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.  In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities; provided, however, that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Collection Account).  The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the Liquidation Proceeds with respect to the related Mortgaged Property, as Servicing Advances or, if applicable, as Nonrecoverable Advances.

(b)

If the Servicer has actual knowledge that a Mortgaged Property which the Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within a one mile radius of any site with material environmental or hazardous waste risks known to the Servicer, the Servicer will, prior to acquiring the Mortgaged Property, consider such risks and shall proceed with such in foreclosure or by deed in lieu of foreclosure only if the Servicer reasonably determines that doing so shall more like than not be in the best interests of the Trust Fund, considering all relevant factors including such environmental matters.  For the purpose of this Section, actual knowledge of the Servicer means actual knowledge of a Servicing Officer involved in the servicing of the relevant Mortgage Loan at the time such knowledge was acquired.  Actual knowledge of the Servicer does not include knowledge imputable by virtue of the availability of or accessibility to information relating to environmental or hazardous waste sites or the locations thereof.

(c)

With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders.  The Trustee’s name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity.  The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee’s capacity thereunder.  Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders and the NIMS Insurer, if any, in its sole discretion, rent or decline to rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Certificateholders and the NIMS Insurer, if any, for the period prior to the sale of such REO Property.  The Servicer shall prepare for and deliver to the Trustee and the NIMS Insurer, if any, a statement with respect to any REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions.  The net monthly rental income, if any, from such REO Property shall be deposited in the Collection Account no later than the close of business on each Determination Date.  The Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required, and delivering the same to the Trustee for filing.

(d)

In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to the close of the third taxable year after its acquisition by the Trust Fund unless the Trustee and the NIMS Insurer, if any, shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in an Adverse REMIC Event, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel).  Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or (ii) cause an Adverse REMIC Event, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

(e)

In the event of a default on a Mortgage Loan one or more of whose obligor is not a “United States person,” as that term is defined in Section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, “foreclosure”) in respect of such Mortgage Loan, the Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligor on such Mortgage Loan.

(f)

The decision of the Servicer to foreclose, or to continue the foreclosure process, on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the related Mortgaged Property will not fail to qualify as “foreclosure property” within meaning of Section 860G(a)(8) of the Code and that the proceeds of such foreclosure would more likely than not exceed the costs and expenses of bringing such a proceeding and liquidating the REO expected to be obtained through such foreclosure.  Promptly upon making any determination in accordance with the preceding sentence not to foreclose, or to discontinue the foreclosure process, as to any Mortgage Loan, the Servicer shall deliver to the Trustee an Officer’s Certificate signed by a Servicing Officer identifying the Mortgage Loans as to which such determination has been made (each such Mortgage Loan, upon acceptance of such Officer’s Certificate by the Trustee, a “Nonrecoverable Mortgage Loan”) setting forth the basis for such determination in a form acceptable to the Trustee.

(g)

The income earned from the management of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Master Servicing Fees, Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Collection Account.  To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

(h)

The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority:  first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the Servicer for any unreimbursed Advances; third, to reimburse the Collection Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 3.8(a)(iii) that related to such Mortgage Loan; fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount or any such Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Mortgage Rate (net of the Servicing Fee Rate) to the Due Date occurring in the month in which such amounts are required to be distributed; and fifth, as a recovery of principal of the Mortgage Loan.  Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be part of Monthly Excess Cashflow.

(i)

Notwithstanding any provision hereof, in connection with the foreclosure or other conversion of defaulted assets, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable in its sole discretion, and as shall be normal and usual in its general mortgage servicing activities.

The Servicer shall not conduct any such disposition that would result in an Adverse REMIC Event at any time that any Certificates are outstanding.

(j)

The Majority Class X Certificateholders, in their sole discretion, shall have the right to purchase for its own account from the Trust Fund any Distressed Mortgage Loan at a price equal to the Purchase Price; provided however, that for any such Mortgage Loan that is a Nonrecoverable Mortgage Loan, such purchase shall be at a price equal to the Nonrecoverable Mortgage Loan Purchase Price, and provided further that any REO Property may be disposed of pursuant to the preceding Section 3.11(i).  The total price calculated pursuant to the preceding sentence for any Distressed Mortgage Loan purchased hereunder shall be deposited in the Collection Account and the Trustee, upon receipt of the Request for Release from the Servicer in the form of Exhibit J hereto, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trustee’s right, title and interest in and to such Mortgage Loan and all security and documents related thereto.  Such assignment shall be an assignment outright and not for security.  The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee, the Certificateholders or the NIMS Insurer, if any, with respect thereto.

(k)

The Depositor shall have the option to purchase, at any one time, 1.0% (and in any case, at least five Mortgage Loans) of the Mortgage Loans, by aggregate principal balance of the Mortgage Loans as of such date, at a purchase price equal to the greater of (A) the aggregate Purchase Price of such Mortgage Loans and (B) the aggregate fair market value of such Mortgage Loans.  The Mortgage Loans that may be purchased by the Depositor pursuant to this paragraph will be selected by the Depositor in its sole discretion.  If at any time the Depositor exercises such option, the Depositor shall immediately notify or cause to be notified the Trustee by a certification in the form of Exhibit J (which certification shall include a statement to the effect that all amounts required to be deposited in the Collection Account pursuant to Section 3.5 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File.

Upon receipt of such certification and request, the Trustee shall promptly release the related Mortgage Files to the Depositor or its designee.  Any Adverse REMIC Event created hereunder related to the exercise of the option provided by this paragraph (k) shall in no event be payable by the Trustee but shall be paid by the Depositor.

Section 3.12

Trustee to Cooperate; Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Custodian by delivering, or causing to be delivered (or the Trustee may deliver), to the Custodian two copies of a Request for Release substantially in the form of Exhibit J, which shall be signed by a Servicing Officer, or a Responsible Officer of the Trustee, as the case may be, or in mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer, or a Responsible Officer of the Trustee, as the case may be.  Upon receipt of such request, the Custodian shall promptly release the related Mortgage File to the Servicer, and the Trustee shall at the Servicer’s direction execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, in each case as provided by the Servicer, together with the Mortgage Note with written evidence of cancellation thereon.  In lieu of the document execution process described in the preceding two sentences, the Servicer shall be authorized to execute each request for reconveyance, deed of reconveyance, and release, satisfaction of mortgage, or such instrument releasing the lien of the Mortgage as attorney in fact for the Trustee (or the Custodian, if applicable) pursuant to the powers of attorney described in Section 3.1.  Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor.  From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee shall, upon delivery to the Custodian of two copies of a Request for Release in the form of Exhibit J, which shall be signed by a Servicing Officer, or a Responsible Officer of the Trustee, as the case may be, or in mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer, or a Responsible Officer of the Trustee, as the case may be, release the Mortgage File to the Servicer.  Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File or documents so released to be returned to the Custodian when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Collection Account, in which case the Servicer shall deliver to the Trustee a Request for Release in the form of Exhibit J, signed by a Servicing Officer.

Section 3.13

Documents, Records and Funds in Possession of Servicer to be Held for the Trustee.

Notwithstanding any other provisions of this Agreement, the Servicer shall transmit to the Trustee, or the Custodian on its behalf, all documents and instruments described in Section 2.1(b), and shall hold as Servicer and agent of the Trustee all other documents, in respect of a Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan.  All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Collection Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement.  The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account, Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

Section 3.14

Servicing Compensation.

As compensation for its activities hereunder, the Servicer shall be entitled to retain or withdraw from the Collection Account an amount equal to the Servicing Fee for each Mortgage Loan, provided that the aggregate Servicing Fee with respect to any Distribution Date shall be reduced (but not below zero) (i) by the amount of any Compensating Interest paid by the Servicer with respect to such Distribution Date, and (ii) with respect to the first Distribution Date, an amount equal to any amount to be deposited into the Distribution Account by the Depositor pursuant to Section 2.1(a) and not so deposited.

Additional servicing compensation in the form of (i)  all income and gain net of any losses realized from Eligible Investments and (ii) assumption fees, late payment charges, all ancillary income and other receipts not required to be deposited to the Collection Account pursuant to Section 3.5 hereof, excluding any Excess Proceeds and Prepayment Penalties, shall be retained by the Servicer as additional servicing compensation.  The Servicer and Trustee shall be required to pay all expenses incurred by them respectively in connection with their respective activities hereunder to the extent such expenses do not constitute Advances or Nonrecoverable Advances as defined in this Agreement and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

Section 3.15

Access to Certain Documentation.

The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC.  Such access shall be afforded without charge, but only upon reasonable and prior written request submitted on at least 5 Business Days’ notice (or such shorter interval as is necessary to comply with applicable law or regulation) and during normal business hours at the offices designated by the Servicer.  Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

Section 3.16

Annual Statement as to Compliance.

The Servicer shall deliver to the Depositor and the Trustee on March 15 of each applicable year, commencing in 2004, an Officer’s Certificate stating, as to the signer thereof, that (i) a review of the activities of the Servicer during the preceding fiscal year and of the performance of the Servicer under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all of its material obligations under this Agreement throughout such year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.  Upon request, the Trustee shall forward a copy of each such statement to each Rating Agency.

Section 3.17

Annual Independent Public Accountants’ Servicing Statement; Financial Statements.

On or before March 15 of each applicable year, commencing in 2004, the Servicer at its expense shall cause a nationally or regionally recognized firm of Independent public accountants (who may also render other services to the Servicer, the Depositor or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and the Depositor to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or of mortgage loans under pooling and servicing agreements substantially similar to this Agreement (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby) substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or alternatively, if the Trustee has so elected, the Audit Program for Mortgages serviced for FNMA and FHLMC, and setting forth such firm’s conclusions relating thereto in accordance with the applicable attestation program or audit program.  In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FNMA and FHLMC (rendered within one year of such statement) of Independent public accountants with respect to the related subservicer.  Copies of such statement shall be provided by the Trustee to the NIMS Insurer, if any, and to any Certificateholder upon request at the Servicer’s expense, provided such statement is delivered by the Servicer to the Trustee.  Delivery of such statement to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein, including the Servicer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 3.18

Errors and Omissions Insurance; Fidelity Bonds.

The Servicer shall for so long as it acts as Servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and (b) a fidelity bond in respect of its officers, employees and agents.  Each such policy or policies and bond shall be acceptable to FNMA or FHLMC.  In the event that any such policy or bond ceases to be in effect, the Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

Section 3.19

Advances.

The Servicer shall determine on or before each Determination Date whether it is required to make an Advance pursuant to the definition thereof.  If the Servicer determines it is required to make an Advance, it shall, before the Servicer Remittance Date, deposit into the Distribution Account an amount equal to the Advance.  The Servicer shall be entitled to be reimbursed for all Advances of its own funds made pursuant to this Section as provided in Section 3.8 hereof.  The obligation to make Advances with respect to any Mortgage Loan shall continue if such Mortgage Loan has been foreclosed or otherwise terminated and the related Mortgaged Property has not been liquidated, provided that in no event shall the Servicer be required to make any proposed Advance that, if made, would in the good faith judgment of the Servicer to be a Nonrecoverable Advance.

The Servicer shall deliver to the Trustee and the NIMS Insurer, if any, on the related Servicer Remittance Date an Officer’s Certificate of a Servicing Officer indicating the amount of any proposed Advance that, if made, would in the good faith judgment of the Servicer be a Nonrecoverable Advance.

Section 3.20

Advance Facility.

(a)

The Servicer is hereby authorized to enter into any facility with any Person (any such Person, an “Advance Facility Counterparty”) under which the Servicer may pledge or sell its rights to receive reimbursement of Advances pursuant to this Agreement (“Advance Reimbursement Rights”) pursuant to credit facilities, repurchase facilities, or similar facilities providing liquidity for the funding of Advances, including facilities providing that such Advance Facility Counterparty may make all or a portion of the Advances (any such facility, an “Advance Facility”), although no Advance Facility shall reduce or otherwise affect the Servicer’s obligations to fund such Advances.  If so required pursuant to the terms of an Advance Facility, to the extent that an Advance Facility Counterparty makes all or a portion of any Advance and the Advance Facility Counterparty and the Servicer provide the Trustee and the NIMS Insurer, if any, with notice acknowledged by the Servicer that such Advance Facility Counterparty is entitled to reimbursement, such Advance Facility Counterparty shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided.  Such notice from the Advance Facility Counterparty and the Servicer must specify the amount of the reimbursement and must specify which Section of this Agreement permits the Advance to be reimbursed.  The Trustee and the NIMS Insurer, if any, shall be entitled to rely without independent investigation on the Advance Facility Counterparty’s statement with respect to the amount of any reimbursement pursuant to this Section 3.20 and with respect to the Advance Facility Counterparty’s statement with respect to the Section of this Agreement permits the Advance to be reimbursed.  An Advance Facility Counterparty whose obligations are limited to the making of Advances will not be deemed to be a subservicer under this Agreement.

(b)

If so required pursuant to the terms of an Advance Facility, the Servicer is hereby authorized to and shall pay, to the Advance Facility Counterparty (i) reimbursements for Advances; and (ii) all or such portion of the Servicing Fee as may be so specified in the Advance Facility, that would otherwise be payable to the Servicer pursuant to this Agreement.

(c)

Upon request of the Servicer and provision by the Servicer of all necessary forms, the Trustee agrees to execute such reasonable acknowledgments, certificates, and other reasonable documents recognizing the interests of any Advance Facility Counterparty in such Advance Reimbursement Rights and Servicing Fees as the Servicer may cause to be made subject to Advance Facilities pursuant to this Section 3.20, and such other documents in connection with such Advance Facilities as may be reasonably requested from time to time by any Advance Facility Counterparty.  The implementation of the arrangement described in this Section shall not require the consent of Certificateholders, the NIMS Insurer, if any, or the Trustee.

(d)

The Servicer shall indemnify the Trustee, the Trust Fund, each Certificateholder and any NIMS Insurer for any and all claims, losses, liabilities, damages, costs and expenses resulting from any claim by the Advance Facility Counterparty, except (with respect to the Trustee and any successor servicer) to the extent that such claim, loss, liability, damages or expense results from or arises out of the negligence, recklessness or willful misconduct of the Trustee or successor servicer, or failure by the Trustee or successor servicer to remit funds as required by this Agreement, or the commission of any act or an omission to act by the Trustee or successor servicer and the expiration of any applicable cure or grace period such that an Event of Default under this Agreement occurs or such entity is subject to termination for cause under this Agreement.

(e)

Any amendment to this Section 3.20 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section, including amendments to add provisions relating to a successor servicer, may be entered into by the Seller, the Depositor, the Servicer and the Trustee without the consent of any Certificateholder, provided that such amendment is otherwise effected in compliance with the provisions of Section 11.01.  All reasonable costs and expenses (including attorneys’ fees) incurred by each party hereto or incurred by (or that would otherwise be incurred by) the Trust Fund shall be borne solely by the Servicer.  The parties hereto acknowledge and agree that (i) any Advances and/or Servicing Advances financed by and/or pledged to an Advance Facility Counterparty under any Advance Facility are obligations owed to the Servicer payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances and/or Servicing Advances to the extent provided herein, and the Trustee is not, as a result of the existence of any Advance Facility, obligated or liable to repay any Advances or Servicing Advances financed by the Advance Facility Counterparty; (ii) the Servicer will be responsible for remitting to the Advance Facility Counterparty the applicable amounts collected by it as reimbursement for Advances and/or Servicing Advances funded by the Advance Facility Counterparty, subject to the provisions of this Agreement; and (iii) the Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and any Advance Facility Counterparty.

Section 3.21

Prepayment Penalties.

The Servicer or any designee of the Servicer shall not waive any Prepayment Penalty with respect to any Mortgage Loan that contains a Prepayment Penalty that prepays during the term of the penalty.  If the Servicer or its designee fails to collect the Prepayment Penalty upon any prepayment of any Mortgage Loan that contains a Prepayment Penalty, the Servicer shall deposit into the Collection Account from the Servicer’s own funds an amount equal to the Prepayment Penalty that was not collected.  Notwithstanding the above, the Servicer or its designee may waive a Prepayment Penalty without depositing the amount thereof into the Collection Account the amount of the Prepayment Penalty if (i) the Mortgage Loan is sixty-one (61) days or more delinquent and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Penalty and the related Mortgage Loan or (ii) if the prepayment is not a result of a refinance by the Servicer or any of its Affiliates and (a) the Mortgage Loan is foreseen to be in default and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Penalty and the related Mortgage Loan, (b) the collection of the Prepayment Penalty would be in violation of applicable laws or (c) the collection of such Prepayment Charge would be considered “predatory” pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters.

Section 3.22

Actions with Respect to Distressed Mortgage Loans.

The Servicer will exercise its discretion, consistent with the Servicing Standard and the terms of this Agreement, with respect to the enforcement and servicing of Distressed Mortgage Loans in such manner as will maximize the receipt of principal and interest with respect thereto, including but not limited to the sale of such Mortgage Loan to a third party, the modification of such Mortgage Loan, or foreclosure upon the related Mortgaged Property and disposition thereof.  The Majority Class X Certificateholders shall have the option to purchase any such loans from the Trust Fund at the Purchase Price.

The Seller may appoint, with the written consent of the Depositor, the Trustee and the NIMS Insurer, if any, a Special Servicer to special service any Distressed Mortgage Loans.  Any applicable Termination Fee related to the termination of the Servicer and the appointment of any Special Servicer shall be paid by the Seller.  Any fees paid to any such Special Servicer shall not exceed the Servicing Fee Rate.  The Special Servicer shall have the same discretion as is granted to the Servicer above with respect to Distressed Mortgage Loans.

Section 3.23

Duties of the Credit Risk Manager.

The Certificateholders, by their purchase and acceptance of the Certificates, appoint The Murrayhill Company as Credit Risk Manager.  For and on behalf of the Depositor, the Credit Risk Manager will provide reports and recommendations concerning certain delinquent and defaulted Mortgage Loans, and as to the collection of Prepayment Penalties with respect to the Mortgage Loans.  Such reports and recommendations will be based upon information provided pursuant to the Credit Risk Management Agreement.  The Credit Risk Manager shall look solely to the Servicer for all information and data (including loss and delinquency information and data) and loan level information and data relating to the servicing of the Mortgage Loans and the Trustee shall have no obligation to provide any such information to the Credit Risk Manager.

Section 3.24

Limitation Upon Liability of the Credit Risk Manager.

Neither the Credit Risk Manager, nor any of the directors, officers, employees or agents of the Credit Risk Manager, shall be under any liability to the Trustee, the Certificateholders, the NIMS Insurer, if any, or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, in reliance upon information provided by Servicer under the Credit Risk Management Agreement or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such Person against liability that would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement or the Credit Risk Management Agreement.  The Credit Risk Manager and any director, officer, employee or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Servicer pursuant to the Credit Risk Management Agreement in the performance of its duties thereunder and hereunder.

Section 3.25

Removal of Credit Risk Manager.

The Credit Risk Manager may be removed as Credit Risk Manager by the Depositor, in the exercise of its sole discretion, at any time, without cause, upon 90 days prior written notice.  The Depositor shall provide such written notice to the Trustee and upon receipt of such notice, the Trustee shall provide written notice to the Credit Risk Manager of its removal, effective upon receipt of such notice.

ARTICLE IV

DISTRIBUTIONS

Section 4.1

Distributions.

(a)

On each Distribution Date the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Distribution Account the Total Distribution Amount, shall allocate such amount to the interests issued in respect of each REMIC created hereby, and shall distribute such amount as specified in this Section.

(b)

On each Distribution Date, the Trustee shall distribute the Interest Remittance Amount for such date in the following order of priority:

(i)

concurrently, to the Senior Certificates, Current Interest for each such Class and such Distribution Date and any Carryforward Interest for each such Class and such Distribution Date; provided, however, that any shortfall in Current Interest shall be allocated among the Senior Certificates in proportion to the amount of Current Interest (as so reduced) that would otherwise be distributable thereon;

(ii)

to the Class M1 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(iii)

to the Class M2 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(iv)

to the Class M3 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(v)

to the Class B Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(vi)

to the Credit Risk Manager, the Credit Risk Manager’s Fee for such Distribution Date;

(vii)

to the Trustee, any amounts reimbursable pursuant to Section 3.8(c) and not previously reimbursed to the Trustee; and

(viii)

for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in subsection (d) of this Section, any Interest Remittance Amount remaining after application pursuant to clauses (i) through (vii) above.

(c)

On each Distribution Date, the Trustee shall distribute the Principal Distribution Amount for such date as follows:

(i)

On each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Trustee shall distribute the Principal Distribution Amount in the following order of priority:

(A)

until the aggregate Class Principal Amount of the LIBOR Certificates equals the Target Amount for such date, concurrently, to the Class A1 Certificates and to the Class A2 Certificates as a group (for application as provided below), in proportion to the Class Principal Amount of the Class A1 Certificates and the aggregate Class Principal Amount of the Class A2 Certificates, in reduction of their respective Class Principal Amounts, until the Class Principal Amount of each such Class has been reduced to zero; provided, that such amount distributable to the Class A2 Certificates shall be distributed in the following order of priority:

(1)

to the Class A2-A Certificates, until their Class Principal Amount has been reduced to zero; and

(2)

to the Class A2-B Certificates, until their Class Principal Amount has been reduced to zero;

(B)

until the aggregate Class Principal Amount of the LIBOR Certificates equals the Target Amount for such date, to the Class M1 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

(C)

until the aggregate Class Principal Amount of the LIBOR Certificates equals the Target Amount for such date, to the Class M2 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

(D)

until the aggregate Class Principal Amount of the LIBOR Certificates equals the Target Amount for such date, to the Class M3 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

(E)

until the aggregate Class Principal Amount of the LIBOR Certificates equals the Target Amount for such date, to the Class B Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero; and

(F)

for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in subsection (d) of this Section, any Principal Distribution Amount remaining after application pursuant to clauses (A) through (E) above.

(ii)

On each Distribution Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Trustee shall distribute the Principal Distribution Amount for such date in the following order of priority:

(A)

(1) so long as any of the Class M1, Class M2, Class M3 or Class B Certificates are outstanding, to the Class A1, Class A2-A and Class A2-B Certificates for application as provided below, in reduction of their respective Class Principal Amounts, an amount equal to the lesser of (x) the Principal Distribution Amount for such Distribution Date and (y) the Senior Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of each such Class has been reduced to zero; and (2) otherwise to the Class A1, Class A2-A and Class A2-B Certificates for application as provided below, in reduction of their respective Class Principal Amounts, the Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of each such Class is reduced to zero; provided, that such amounts shall be allocated as follows:

concurrently, to the Class A1 Certificates and to the Class A2 Certificates as a group for application as provided below, in proportion to the Class Principal Amount of the Class A1 Certificates and the aggregate Class Principal Amount of the Class A2 Certificates, in reduction of their respective Class Principal Amounts, until the Class Principal Amount of each such Class has been reduced to zero; provided, that such amount distributable to the Class A2 Certificates shall be distributed in the following order of priority:

first, to the Class A2-A Certificates, until their Class Principal Amount has been reduced to zero; and

second, to the Class A2-B Certificates, until their Class Principal Amount has been reduced to zero;

(B)

to the Class M1 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount distributed to the Class A1, Class A2-A and Class A2-B Certificates on such date pursuant to clause (A) above, and (y) the M1 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

(C)

to the Class M2 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount distributed to the Class A1, Class A2-A, Class A2-B and Class M1 Certificates on such date pursuant to clauses (A) and (B) above, and (y) the M2 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

(D)

to the Class M3 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount distributed to the Class A1, Class A2-A, Class A2-B, Class M1 and Class M2 Certificates on such date pursuant to clauses (A), (B) and (C) above, and (y) the M3 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

(E)

to the Class B Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount distributed to the Class A1, C lass A2-A, Class A2-B, Class M1, Class M2 and Class M3 Certificates on such date pursuant to clauses (A) through (D) above, and (y) the B Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero; and

(F)

for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in subsection (d) of this Section, any Principal Distribution Amount remaining after application pursuant to clauses (A) through (E) above.

Notwithstanding the foregoing, on any Distribution Date on which the Class Principal Amount of each Class of Certificates having a higher priority of distribution has been reduced to zero, any remaining Principal Distribution Amount shall be distributed to the remaining Certificates in the order of priority set forth above until the Class Principal Amount of each such Class has been reduced to zero.

(d)

On each Distribution Date, the Trustee shall distribute the Monthly Excess Cashflow, and for purposes of distributions pursuant to Section 4.1(d)(iii), any amounts distributable from the Basis Risk Reserve Fund, for such date in the following order of priority:

(i)

for each Distribution Date occurring (a) before the Stepdown Date or (b) on or after the Stepdown Date but for which a Trigger Event is in effect, then until the aggregate Certificate Principal Amount of the LIBOR Certificates equals the positive difference between (x) Pool Balance for such Distribution Date and (y) the Targeted Overcollateralization Amount for such Distribution Date, in the following order of priority,

(A)

concurrently, to the Class A1 Certificates and to the Class A2 Certificates as a group (for application as provided below), in proportion to the Class Principal Amount of the Class A1 Certificates and the aggregate Class Principal Amount of the Class A2 Certificates, in reduction of their respective Class Principal Amounts, until the Class Principal Amount of each such Class has been reduced to zero; provided, that such amount distributable to the Class A2 Certificates shall be distributed in the following order of priority:

(1)

to the Class A2-A Certificates, until their Class Principal Amount has been reduced to zero; and

(2)

to the Class A2-B Certificates, until their Class Principal Amount has been reduced to zero;

(B)

to the Class M1 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

(C)

to the Class M2 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

(D)

to the Class M3 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero; and

(E)

to the Class B Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

(ii)

for each Distribution Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, in the following order of priority,

(A)

concurrently, to the Class A1 Certificates and to the Class A2 Certificates as a group (for application as provided below), in proportion to the Class Principal Amount of the Class A1 Certificates and the aggregate Class Principal Amount of the Class A2 Certificates, in reduction of their respective Class Principal Amounts, until the aggregate Class Principal Amount of the Class A1, Class A2-A and Class A2-B Certificates, after giving effect to distributions on such Distribution Date, equals the Senior Target Amount for such date; provided, that such amount distributable to the Class A2 Certificates shall be distributed in the following order of priority:

(1)

to the Class A2-A Certificates, until their Class Principal Amount has been reduced to zero; and

(2)

to the Class A2-B Certificates, until their Class Principal Amount has been reduced to zero;

(B)

to the Class M1 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class A1, Class A2-A, Class A2-B and Class M1 Certificates, after giving effect to distributions on such Distribution Date equals the M1 Target Amount;

(C)

to the Class M2 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class A1, Class A2-A, Class A2-B, Class M1 and Class M2 Certificates, after giving effect to distributions on such Distribution Date, equals the M2 Target Amount;

(D)

to the Class M3 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class A1, Class A2-A, Class A2-B, Class M1, Class M2 and Class M3 Certificates, after giving effect to distributions on such Distribution Date, equals the M3 Target Amount; and

(E)

to the Class B Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class A1, Class A2-A, Class A2-B, Class M1, Class M2, Class M3 and Class B Certificates, after giving effect to distributions on such Distribution Date, equals the B Target Amount.

(iii)

to the Basis Risk Reserve Fund, an amount equal to the Basis Risk Payment for such Distribution Date, and then from the Basis Risk Reserve Fund in the following order of priority,

(A)

concurrently, in proportion to their respective Unpaid Basis Risk Shortfalls, after giving effect to previous distributions on such Distribution Date, to the Senior Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such Class and such Distribution Date;

(B)

to the Class M1 Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Class and such Distribution Date;

(C)

to the Class M2 Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Class and such Distribution Date;

(D)

to the Class M3 Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Class and such Distribution Date;

(E)

to the Class B Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Class and such Distribution Date; and

(F)

to the Class X Certificates, any amounts remaining in the Basis Risk Reserve Fund, after taking into account distributions pursuant to clauses (A) through (E) above, in excess of the Required Reserve Fund Amount for such Distribution Date;

(iv)

to the Class M1 Certificates, any Deferred Amount for such Class and such Distribution Date;

(v)

to the Class M2 Certificates, any Deferred Amount for such Class and such Distribution Date;

(vi)

to the Class M3 Certificates, any Deferred Amount for such Class and such Distribution Date;

(vii)

to the Class B Certificates, any Deferred Amount for such Class and such Distribution Date;

(viii)

on the Distribution Date occurring in December 2008 (or the next occurring Distribution Date on which sufficient funds are available in the Distribution Account) to the Class P Certificates, $100 in payment of its Class P Principal Amount;

(ix)

to the Class X Certificates, the Class X Distributable Amount (less any Basis Risk Payment for such Distribution Date) for such Distribution Date; and

(x)

to the Class R Certificates, any amount remaining on such date after application pursuant to clauses (i) through (ix) above.

(e)

On each Distribution Date, an amount equal to the aggregate of all Prepayment Penalties collected during the preceding Prepayment Period shall be distributed to the Class P Certificates.

Section 4.2

Method of Distribution.

(a)

All distributions with respect to each Class of Certificates on each Distribution Date shall be made pro rata among the outstanding Certificates of such Class, based on the Percentage Interest in such Class represented by each Certificate.  Distributions to the Certificateholders on each Distribution Date shall be made by the Trustee to the Certificateholders of record on the related Record Date by check or money order mailed to a Certificateholder at the address appearing in the Certificate Register, or upon written request by such Certificateholder to the Trustee made not later than the applicable Record Date, by wire transfer to a U.S. depository institution acceptable to the Trustee, or by such other means of payment as such Certificateholder and the Trustee shall agree.

(b)

Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures.  Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each financial intermediary for which it acts as agent.  Each such financial intermediary shall be responsible for disbursing funds to the Certificate Owners that it represents.  All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the applicable Certificates.  The Trustee shall not have any responsibility therefor except as otherwise provided by applicable law.

(c)

The Trustee shall withhold or cause to be withheld such amounts as it reasonably determines are required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders or Certificate Owners and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders or Certificate Owners with respect thereto) from distributions to be made to a “Foreign Person” as defined in Section 1445(f)(3) of the Code.

Section 4.3

Allocation of Losses.

On each Distribution Date, the Trustee (after giving effect to all distributions made on such Distribution Date) shall allocate any Applied Loss Amount for such date to reduce the Certificate Principal Amounts of the Subordinate Certificates in the following order of priority:

(i)

to the Class B Certificates, until the Class Principal Amount thereof has been reduced to zero:

(ii)

to the Class M3 Certificates, until the Class Certificate Amount thereof has been reduced to zero;

(iii)

to the Class M2 Certificates, until the Class Certificate Amount thereof has been reduced to zero; and

(iv)

to the Class M1 Certificates, until the Class  Certificate Amount thereof has been reduced to zero.

Section 4.4

Reports to the Depositor and the Trustee.

On or before the Business Day preceding each Distribution Date, the Servicer shall notify, or cause to be notified, the Depositor, the Trustee, the Credit Risk Manager and the NIMS Insurer, if any, of the following information with respect to such Distribution Date (which notification may be given by facsimile, electronic transmission or by telephone promptly confirmed in writing):

(i)

the aggregate amount deposited in the Distribution Account and the source thereof (identified as interest, scheduled principal or unscheduled principal); and

(ii)

the amount of any Realized Losses and any Applied Loss Amount.

Section 4.5

Reports by or on Behalf of the Trustee.

(a)

On each Distribution Date, based solely on information received from the Servicer, the Trustee shall prepare and make available a statement containing the following information:

(i)

the aggregate amount of distributions made on such Distribution Date to the Holders of each Class of Certificates other than any Class of Notional Certificates, to the extent applicable, allocable to principal, stating separately the amount attributable to scheduled principal payments and unscheduled payments in the nature of principal;

(ii)

the aggregate amount of distributions made on such Distribution Date to the Holders of each Class of Certificates allocable to interest and the calculation thereof;

(iii)

the aggregate amount of distributions made on such Distribution Date to the Holders of each Class of Certificates in respect of Deferred Amounts;

(iv)

the amount, if any, of any distributions to the Holders of the Class X and the Class R Certificates;

(v)

the amount of Advances made by the Servicer or the Trustee for the related Collection Period, the amount of unrecovered Advances outstanding (after giving effect to Advances made on such Distribution Date) and the aggregate amount of Nonrecoverable Advances for such Distribution Date;

(vi)

the Aggregate Loan Balance as of the close of business on the last day of the related Prepayment Period (after giving effect to the principal portion of Scheduled Payments due during the related Collection Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period);

(vii)

the Class Principal Amount (or Class Notional Amount) of each Class of Certificates, to the extent applicable, as of such Distribution Date after giving effect to payments allocated to principal reported under clause (i) above, separately identifying any reduction of any of the foregoing Certificate Principal Amounts due to Applied Loss Amounts;

(viii)

the amount of all Prepayment Penalties distributed to the Class P Certificates;

(ix)

the amount of any Realized Losses and Subsequent Recoveries incurred or received with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date;

(x)

the amount of the Servicing Fee, Credit Risk Manager’s Fees, Trustee Fee and any PMI Insurance Premiums paid with respect to such Distribution Date (or the related Collection Period);

(xi)

the number and aggregate Scheduled Principal Balance of Mortgage Loans, as reported to the Trustee by the Servicer, (a) remaining outstanding (b) Delinquent 30 to 59 days on a contractual basis, (c) Delinquent 60 to 89 days on a contractual basis, (d) Delinquent 90 or more days on a contractual basis, (e) as to which foreclosure proceedings have been commenced as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs, (f) in bankruptcy and (g) that are REO Properties;

(xii)

the aggregate Scheduled Principal Balance of any Mortgage Loans with respect to which the related Mortgage Property became a REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs;

(xiii)

with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each Deleted Mortgage Loan, and of each Qualified Substitute Mortgage Loan;

(xiv)

the aggregate outstanding Carryforward Interest, Net Prepayment Interest Shortfalls, Net Prepayment Interest Excess, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each Class of Certificates, after giving effect to distributions on such Distribution Date;

(xv)

the level of LIBOR and the Certificate Interest Rate applicable to each Class of Certificates for such Distribution Date (and the related Accrual Period);

(xvi)

the Interest Remittance Amount and the Principal Remittance Amount for such Distribution Date.

(xvii)

if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Distribution Account and the amounts actually distributed); and

(xviii)

the amount of any Overcollateralization Deficiency Amount after giving effect to the distributions made on such Distribution Date.

In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall (except in the case of the report delivered to the Holders of the Class X Certificates) be expressed as a dollar amount per $1,000 of original principal amount of Certificates.

The Trustee will make such report and additional loan level information (and, at its option, any additional files containing the same information in an alternative format) available each month to the NIMS Insurer, if any, Certificateholders and the Rating Agencies via the Trustee’s internet website.  The Trustee’s internet website shall initially be located at “www.ctslink.com.”  Assistance in using the website can be obtained by calling the Trustee’s customer service desk at 1-301-815-6600.  Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such.  The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

The foregoing information and reports shall be prepared and determined by the Trustee based solely on Mortgage Loan data provided to the Trustee by the Servicer (in a format agreed to by the Trustee and the Servicer) no later than 12:00 p.m. (noon) New York City time one (1) Business Day following the Determination Date.  In preparing or furnishing the foregoing information, the Trustee shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Property that has been provided to the Servicer by the Servicer, and the Trustee shall not be obligated to verify, recompute, reconcile or recalculate any such information or data.  The Trustee shall be entitled to conclusively rely on the Mortgage Loan data provided by the Servicer and shall have no liability for any errors in such Mortgage Loan data.

Section 4.6

Basis Risk Reserve Fund.

(a)

On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the holders of the LIBOR Certificates, the Basis Risk Reserve Fund, into which the Depositor shall deposit $1,000.  The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

(b)

The Trustee shall make withdrawals from the Basis Risk Reserve Fund to make distributions pursuant to Section 4.1(d) hereof.

(c)

Funds in the Basis Risk Reserve Fund shall be invested in Eligible Investments.  Any earnings on such amounts shall be distributed on each Distribution Date to the Class X Certificateholders.  The Class X Certificates shall evidence ownership of the Basis Risk Reserve Fund for federal income tax purposes and the Holder thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein.  The Class X Certificateholders shall be liable for any losses incurred on such investments.  In the absence of written instructions from the Class X Certificateholder as to investment of funds on deposit in the Basis Risk Reserve Fund, such funds shall be invested in the Wells Fargo Prime Investment Money Market Fund or comparable investment vehicle.  Any amounts on deposit in the Basis Risk Reserve Fund in excess of the Required Reserve Fund Amount on any Distribution Date shall be distributed to the Class X Certificateholders on the following Distribution Date.  For all Federal income tax purposes, amounts transferred by the Upper Tier REMIC to the Basis Risk Reserve Fund shall be treated as amounts distributed by the Upper Tier REMIC to the Class X Certificateholders.

(d)

Upon termination of the Trust Fund, any amounts remaining in the Basis Risk Reserve Fund shall be distributed to the Class X Certificateholders.

ARTICLE V

THE CERTIFICATES

Section 5.1

The Certificates.

The Certificates shall be substantially in the forms attached as Exhibit A hereto.  The Certificates shall be issuable in registered form, in the minimum denominations per Class set forth in the Preliminary Statement and, to the extent applicable, in integral multiples of $1 in excess thereof.

Subject to Section 9.2 hereof respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee not later than the applicable Record Date and (ii) such Holder shall hold (A) 100% of the Class Principal Amount of any Class of Certificates or (B) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (y) by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register.

The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized signatory.  Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of such Certificates or did not hold such offices at the date of such Certificate.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder.  All Certificates shall be dated the date of their countersignature.  On the Closing Date, the Trustee shall countersign the Certificates to be issued at the direction of the Depositor, or any Affiliate thereof.

The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of specimen Certificates to facilitate transfers.

Section 5.2

Certificate Register; Registration of Transfer and Exchange of Certificates.

(a)

The Trustee shall maintain, or cause to be maintained, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.  Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee.  Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.  Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee’s customary procedures.

(b)

No Person shall transfer a Private Certificate unless such transfer (i) is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, (ii) is exempt from the registration requirements under said Act and such state securities laws and (iii) is made in compliance with the provisions of this Section.  In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit F (the “Transferor Certificate”) and deliver a letter in substantially the form of either Exhibit G-1 (the “Investment Letter”) or Exhibit G-2 (the “Rule 144A Letter”).  The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A.  The Trustee shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence.  Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Seller, the Servicer and the NIMS Insurer, if any, against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate, such requirement is satisfied only by the Trustee’s receipt of a representation letter from the transferee substantially in the form set forth in Exhibit H (or Exhibit E-2, in the case of a Residual Certificate)), to the effect that such transferee is not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA or Section 4975 of the Code (“Plan”), nor a Person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer, (ii) if the ERISA-Restricted Certificate was the subject of an ERISA-Qualifying underwriting and the purchaser is an insurance company, a representation substantially in the form set forth in Exhibit H, to the effect that the purchaser is an insurance company which is purchasing such Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and the acquisition and holding of the ERISA-Restricted Certificate are covered under Sections I and III of PTCE 95-60; or (iii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of a Plan or a Person acting on behalf of such Plan or using such Plan’s assets, an Opinion of Counsel satisfactory to the Trustee to the effect that the acquisition or holding of such ERISA-Restricted Certificate will not result in prohibited transactions under Section 406 of ERISA and Section 4975 of the Code and will not subject the Trustee, the Depositor, the Seller, the Servicer or the NIMS Insurer, if any, to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel will not be at the expense of any of the above parties or the Trust Fund.   Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of a Plan without the delivery to the Trustee of a representation letter or an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.  If the ERISA-Restricted Certificate is a Book-Entry Certificate, the transferee will be deemed to have made a representation as described in (i) or (ii) of this paragraph, as applicable.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.2(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

(c)

Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee.

(ii)

No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred (except for an initial registration on the Closing Date of the transfer to the Depositor (or an Affiliate thereof) or the Trustee), and the Trustee shall not register the transfer of any Residual Certificate (except for an initial registration on the Closing Date of the transfer to the Depositor(or an Affiliate thereof) or the Trustee) unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit of the Holder desiring to effect such transfer (a “Transferor Affidavit”) in the form attached hereto as Exhibit E-1 and an affidavit of the proposed transferee (a “Transferee Affidavit”) in the form attached hereto as Exhibit E-2.

(iii)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transferee Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transferee Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any transfer of a Residual Certificate and (C) not to transfer its Ownership Interest in a Residual Certificate or to cause the transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

(iv)

Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.2(c) shall be absolutely null and void and shall vest no rights in the purported Transferee.  If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.2(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate.  The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by Section 5.2(b) and this Section 5.2(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered after receipt of the related Transferee Affidavit, Transferor Affidavit and either the Rule 144A Letter or the Investment Letter.  The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time.  Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

(v)

The Depositor shall promptly make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on transfers of a Residual Certificate set forth in this Section 5.2(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to transfers occurring after delivery to the Trustee and the NIMS Insurer, if any, of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the NIMS Insurer, if any, or the Depositor, to the effect that the elimination of such restrictions will not cause an Adverse REMIC Event.  Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee and the NIMS Insurer, if any, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

(d)

The preparation and delivery of all certificates and opinions referred to above in this Section 5.2 in connection with transfer shall be at the expense of the parties to such transfers.

(e)

Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times:  (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner.  Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, (y) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, or (z) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the Certificate Balance of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same.  Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates.  Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions.  The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates.  Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

Section 5.3

Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest.  In connection with the issuance of any new Certificate under this Section 5.3, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.  Any replacement Certificate issued pursuant to this Section 5.3 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.4

Persons Deemed Owners.

The Trustee and any agent of the Trustee and the NIMS Insurer, if any, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Trustee nor any agent of the Trustee shall be affected by any notice to the contrary.

Section 5.5

Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor or such Certificateholders and the NIMS Insurer, if any, at such recipients’ expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any.  The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 5.6

Maintenance of Office or Agency.

Certificates may be surrendered for registration of transfer or exchange at the Corporate Trust Office.  The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

ARTICLE VI

THE DEPOSITOR, THE SERVICER, SELLER AND CREDIT RISK MANAGER

Section 6.1

Respective Liabilities of the Depositor, Servicer, Seller and Credit Risk Manager.

The Depositor, Servicer, Seller and Credit Risk Manager shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

Section 6.2

Merger or Consolidation of the Depositor, Servicer, Seller and Credit Risk Manager.

(a)

The Depositor, Servicer, Seller and Credit Risk Manager will each keep in full effect its existence, rights and franchises under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

Any Person into which the Depositor, Servicer, the Seller or the Credit Risk Manager may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, Servicer, the Seller or the Credit Risk Manager shall be a party, or any person succeeding to the business of the Depositor, Servicer, the Seller or the Credit Risk Manager shall be the successor of the Depositor, Servicer, the Seller or the Credit Risk Manager, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, FNMA or FHLMC.

(b)

Notwithstanding anything to the contrary in paragraph (a) of this Section, in the event that the Servicer determines that it will no longer engage in the business of servicing residential mortgage loans, the Servicer shall so notify the Seller and the Depositor in writing.  Upon receipt of such notice, the Seller may transfer the servicing of the Mortgage Loans from the Servicer to a successor mortgage loan servicing company acceptable to the Trustee, each Rating Agency, the Class X Certificateholders and the NIMS Insurer, if any, and such mortgage loan servicing company shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by the resigning Servicer hereunder.  If the Seller either (x) does not respond within thirty days to the notice delivered to it pursuant to the first sentence of this paragraph or (y) advises the Servicer in writing that the Seller does not intend to exercise its right to transfer the servicing, then the Servicer may assign its rights under this Agreement to a successor mortgage loan servicing company acceptable to the Seller, the Depositor, the Trustee, each Rating Agency, the Class X Certificateholders and the NIMS Insurer, if any, provided that (i) each of the Seller, the Depositor, the Trustee, each Rating Agency, the Class X Certificateholders and the NIMS Insurer, if any, shall have delivered their consent to such assignment in writing to the Servicer and to each other such party, (ii) the consent of each Rating Agency shall be evidenced by a letter to the effect that the ratings assigned to any Class of Certificates  will not be qualified, reduced or withdrawn as a result of such transfer, and (iii) the Servicer shall be liable for all costs associated with the transfer of servicing from the resigning Servicer to a successor servicer; and provided further, that the resigning Servicer shall indemnify the Trust Fund, the Trustee, the Seller, the Depositor, each Certificateholder, the NIMS Insurer (if any), the successor servicer and any subservicer for, and hold each such party harmless against, any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, and judgments, and any and all other costs, fees and expenses, that any such party may sustain in any related to such assignment.  No assignment by the Servicer shall become effective until the requirements of this paragraph have been satisfied and a successor servicer shall have entered into an agreement pursuant to which such successor shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by the resigning Servicer hereunder (other than those liabilities arising prior to the appointment of such successor, which shall continue to be the responsibility of the resigning Servicer).  Any such assignment shall not relieve the resigning Servicer of responsibility for any of its liabilities, duties, responsibilities and obligations under this Agreement except to the extent that such liabilities, duties, responsibilities and obligations have been expressly assumed by the successor servicer.

Section 6.3

Limitation on Liability of the Depositor, the Servicer, the Seller and Others.

None of the Depositor, the Servicer, the Seller, the Credit Risk Manager or any of the directors, officers, employees or agents of the Depositor, the Servicer, the Seller or the Credit Risk Manager shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer, the Seller, the Credit Risk Manager or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Servicer, the Seller, or the Credit Risk Manager or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.  The Depositor, the Servicer, the Seller, the Credit Risk Manager and any director, officer, employee or agent of the Depositor, the Servicer, the Seller, or the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Depositor, the Servicer, the Seller, the Credit Risk Manager and any director, officer, employee or agent of the Depositor, the Servicer, the Seller, or the Credit Risk Manager shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the performance thereof, or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.  None of the Depositor, the Servicer, the Seller, or the Credit Risk Manager shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor, the Servicer, the Seller, or the Credit Risk Manager may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer, the Seller, and the Credit Risk Manager shall be entitled to be reimbursed therefor out of the Collection Account.

Section 6.4

Limitation on Resignation of Servicer.

The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor servicer and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Certificates, or (b) upon determination that its duties hereunder are no longer permissible under applicable law.  Any such determination under clause (b) permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the NIMS Insurer, if any.  No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Servicer’s responsibilities, duties, liabilities and obligations hereunder.

ARTICLE VII

SERVICER DEFAULT

Section 7.1

Events of Default.

(a)

“Event of Default,” wherever used herein, means any one of the following events:

(i)

any failure by the Servicer to (a) deposit in the Collection Account or (b) remit to the Trustee any payment required to be made under the terms of this Agreement, which failure (in the case of (a) above) shall continue unremedied for five days after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor or to the Trustee by the Holders of Certificates having not less than 50% of the Voting Rights evidenced by the Certificates; or

(ii)

any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement, which failure materially affects the rights of Certificateholders, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Servicer by the Trustee, the Seller, or the Depositor, or to the Servicer and the Trustee by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; provided, however, that the 60-day cure period shall not apply to the initial delivery of the Mortgage File for Delay Delivery Mortgage Loans nor the failure to substitute or repurchase in lieu thereof; or

(iii)

a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

(iv)

the Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer;

(v)

the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations:

(vi)

failure by the Servicer to maintain its license to do business or service residential mortgage loans in any jurisdiction, if required by such jurisdiction, where the Mortgaged Properties are located, except to the extent that such failure does not, as evidenced by an Opinion of Counsel provided by the Servicer to the Seller, the Depositor, the Trustee and the NIMS Insurer (if any) to the effect that such failure does not have a materially adverse effect on the Servicer’s ability to service the related Mortgage Loans, or on the Trust Fund; or

(vii)

the Servicer ceases to meet the qualifications of a Fannie Mae or Freddie Mac seller/servicer.

Upon determination by the Trustee that an Event of Default has occurred, the Trustee (a) may terminate the Servicer hereunder, if in its judgment such termination is in the best interests of the Trust Fund; or (b) shall terminate the Servicer hereunder, if instructed to do so by the NIMS Insurer, if any, or the Holders of Certificates evidencing not less than 50% of the Voting Rights evidenced by the Certificates exercised in writing following delivery to such Holders by the Trustee of notice of the occurrence of such Event of Default pursuant to Section 7.2(b).

Upon any such termination, the Trustee shall enter into a substitute servicing arrangement with another mortgage loan servicing company acceptable to the Trustee, each Rating Agency, the Class X Certificateholders and the NIMS Insurer, if any, under which such mortgage loan servicing company shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by the terminated Servicer hereunder.  Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans, the Trustee shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by the terminated Servicer; provided, however, that, without affecting the immediate termination of the rights of the Servicer hereunder, it is understood and acknowledged by the parties hereto that there will be a period of transition not to exceed 90 days (the “Transition Period”) before the servicing transfer is fully effected.  During the Transition Period, neither the successor servicer nor the Trustee shall be responsible for the lack of information and documents that it cannot reasonably obtain on a practicable basis under the circumstances.  As compensation to the Trustee for any servicing obligations fulfilled or assumed by the Trustee, the Trustee shall be entitled to any servicing compensation to which the terminated Servicer would have been entitled if such Servicer had not been terminated.  The successor servicer (whether the Trustee or an entity appointed by the Trustee), shall be entitled to be reimbursed by the Servicer (or from the Trust Fund if the Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor servicer, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans properly and effectively.

(b)

Without regard to whether an Event of Default has occurred, upon the occurrence of a Trigger Event has occurred the Seller shall have the option to terminate the Servicer hereunder and appoint a successor mortgage loan servicing company acceptable to the Trustee, each Rating Agency, the Class X Certificateholders and the NIMS Insurer, if any, under which such mortgage loan servicing company shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by the terminated Servicer hereunder.  For purposes of this Section 7.1(b), “Trigger Event” shall have the meaning assigned to that term in the Purchase Price and Terms Letter, 2003-3 Servicing Rights Sale, dated as of November 19, 2003, between the Seller and the Servicer, a copy of which has been received and acknowledged by the Trustee.

(c)

Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan which was due prior to the notice terminating such Servicer’s rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which such Servicer would have been entitled pursuant to Sections 3.8(a)(i) through (viii), and any other amounts payable to the Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

In no event shall the termination of the Servicer under this Agreement result in any diminution of the Servicer’s right to reimbursement for any outstanding Advances due such Servicer at the time of termination.  The successor servicer shall be obligated to promptly reimburse the terminated Servicer for outstanding Advances provided, however, that such reimbursement obligation shall be limited to the funds available in the Collection Account for such purposes pursuant to Sections 3.8(a)(ii) and 3.8(iii) of the Pooling and Servicing Agreement.  In addition, any such reimbursement for outstanding Advances shall be made on a first in, first out (“FIFO”) basis no later than the 18th day of each month provided that the successor servicer has received prior written notice from the appropriate party, under the Pooling and Servicing Agreement, of such reimbursement amount.

Section 7.2

Notification to Certificateholders.

(a)

Upon any termination of or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to Certificateholders, each Rating Agency and the NIMS Insurer, if any.

(b)

Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders and the NIMS Insurer, if any, notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

ARTICLE VIII

CONCERNING THE TRUSTEE

Section 8.1

Duties of Trustee.

The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement.  In case an Event of Default of which a Responsible Officer of the Trustee has actual knowledge has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument.  If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Certificateholders and the NIMS Insurer, if any, of such instrument in the event that the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)

unless an Event of Default of which a Responsible Officer of the Trustee has actual knowledge shall have occurred and be continuing, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(ii)

the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be finally proven by a court having jurisdiction that the Trustee was negligent in ascertaining the pertinent facts;

(iii)

the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement;

(iv)

the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer; and

(v)

without limiting the generality of this Section 8.1, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or deposit or to any rerecording, refiling or redepositing of any thereof, (B) to see to the provision of any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

Section 8.2

Certain Matters Affecting the Trustee.

Except as otherwise provided in Section 8.1:

(i)

the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

(ii)

the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any advice of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii)

the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(iv)

the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require indemnity satisfactory to the Trustee against such cost, expense or liability as a condition to taking any such action.

(v)

the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of such agent, accountant or attorney appointed by the Trustee with due care;

(vi)

the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

(vii)

the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

(viii)

the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof and in the absence of such notice, the Trustee may conclusively assume that there is no Event of Default;

(ix)

the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

(x)

the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

(xi)

the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

Section 8.3

Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor, the Seller or Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Trustee’s execution and counter-signature of the Certificates.  The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Servicer.

Section 8.4

Trustee May Own Certificates.

The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

Section 8.5

Trustee’s Fees and Expenses.

The Trustee, as compensation for its activities prior to making the distributions pursuant to Section 4.1 hereunder, shall be entitled to (i) deduct from the Distribution Account an amount equal to the Trustee Fee for such Distribution Date and (ii) retain any earnings on or investment income with respect to funds in the Distribution Account as provided in Section 3.8.

The Trustee shall, subject to the limitation on amounts reimbursable to the Trustee in any Anniversary Year as provided in this Agreement, also be entitled to reimburse itself from the Distribution Account for reasonable expenses, except for expenses, disbursements and advances incurred by the Trustee in the routine administration of its duties in accordance with this Agreement and any such expenses, disbursements or advances arising from its negligence, bad faith or willful misconduct.  The Trust Fund shall, subject to the limitation on amounts reimbursable to the Trustee in any Anniversary Year as provided in this Agreement, indemnify and hold harmless the Trustee, the Paying Agent or the Custodian and any director, officer, employee or agent thereof against any loss, liability or expense, including reasonable attorney’s fees, incurred in connection with or arising out of this Agreement, any custodial agreement or the Certificates, including, but not limited to, any such loss, liability or expense incurred in connection with any legal action against the Trust Fund or the Trustee, the Paying Agent or the Custodian or any director, officer, employee or agent thereof, or the performance of any of the duties of the Trustee or the Paying Agent under this Agreement or the duties of the Custodian under any custodial agreement (including, but not limited to, the execution and delivery of documents in connection with a foreclosure sale, trustee’s sale, or deed in lieu of foreclosure of a Mortgage Loan, including, but not, limited to, any deed of reconveyance, any substitution of trustee documents or any other documents to release, satisfy, cancel or discharge any Mortgage Loan), other than, in each case, any loss, liability or expense incurred by the Trustee, Paying Agent or Custodian by reason of the willful misfeasance, bad faith or negligence of such party in the performance of its duties under this Agreement or by reason of the willful misfeasance, bad faith or gross negligence of the Custodian under any custodial agreement (including specifically any loss, liability or expense incurred by the Custodian by reason of simple negligence under any custodial agreement).  The provisions of this Section 8.5 shall survive the resignation or removal of the Trustee or the Paying Agent and the termination of this Agreement and the resignation or removal of the Custodian under any custodial agreement.

The Trustee may receive an additional indemnity from a party acceptable to the Trustee.

Section 8.6

Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause either of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction).  If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.6 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.6, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.7 hereof.  The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates.

Section 8.7

Resignation and Removal of Trustee.

The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Servicer, each Rating Agency and the NIMS Insurer, if any, not less than 60 days before the date specified in such notice when, subject to Section 8.8, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.8 meeting the qualifications set forth in Section 8.6.  If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.6 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor or the Servicer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the Trustee, the  Servicer and the successor trustee.

The NIMS Insurer, if any, and the Holders of Certificates entitled to at least 51% of the Voting Rights each may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by the NIMS Insurer, if any, or such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor trustee to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed.  Notice of any removal of the Trustee shall be given to each Rating Agency and the NIMS Insurer, if any, by the successor trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.7 shall become effective upon acceptance by the successor trustee of appointment as provided in Section 8.8 hereof.

Section 8.8

Successor Trustee.

Any successor trustee appointed as provided in Section 8.7 hereof shall execute, acknowledge and deliver to the Depositor, the Seller, the NIMS Insurer, if any, its predecessor trustee and the Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.  The Depositor, the Servicer, the Seller, and the NIMS Insurer, if any, and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

No successor trustee shall accept appointment as provided in this Section 8.8 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.6 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.8, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates.  If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

Section 8.9

Merger or Consolidation of Trustee.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.6 hereof, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10

Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders and the NIMS Insurer, if any, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable.  If the  Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.6 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.8.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

To the extent necessary to effectuate the purposes of this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and each such separate trustee or co-trustee jointly (it being understood that each such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)

No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

(iii)

The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

(iv)

The Trust Fund, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees at the same time, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer, the Depositor and the NIMS Insurer, if any.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11

Tax Matters.

(a)

It is intended that the assets with respect to which the REMIC elections are to be made, as set forth in Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, REMICs as defined in and in accordance with the REMIC Provisions.  In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of each such REMIC and that in such capacity it shall:  (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each such REMIC, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within 30 days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the Holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code; (c) make or cause to be made REMIC elections as directed in the Preliminary Statement on the federal tax returns for each such REMIC’s first taxable year (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders, the NIMS Insurer, if any, the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the prepayment assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status of each REMIC created hereunder under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause an Adverse REMIC Event; (h) pay the amount of any federal, state or local tax, including prohibited transaction taxes as described below, imposed on any such REMIC prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; (j) maintain records relating to any such REMIC, including but not limited to the income, expenses, assets and liabilities thereof and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent any such REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any such REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any such REMIC, and otherwise act on behalf of any such REMIC in relation to any tax matter or controversy involving it.

To enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within 10 days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans.  Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor, any such additional information or data that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein.  The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

The Depositor, the Servicer and the Trustee covenant and agree that (i) they shall, to the extent such matters are under their control, conduct matters relating to the assets of the Trust Fund at all times that any Certificates are outstanding so as to maintain the status of each REMIC created hereunder under the REMIC Provisions (and, with respect to matters that are under its control and which are otherwise required to be performed by the Trustee pursuant to this Agreement, the Trustee shall maintain the treatment of the Basis Risk Reserve Fund and the rights with respect to payments from the Basis Risk Reserve Fund as provided in paragraph (b) below), and (ii) it shall not knowingly or intentionally take any action or omit to take any action that would cause an Adverse REMIC Event.

(b)

The Trustee shall treat the Basis Risk Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h) that is owned by the Holders of the Class X Certificates and that is not an asset of any REMIC and all amounts deposited into the Basis Risk Reserve Fund shall be treated as amounts distributed to the Class X Certificateholders.  The Trustee shall treat the rights of the holders of Certificates (other than the Class A-IO, Class P, Class X and Class R Certificates) to receive payments from the Basis Risk Reserve Fund as rights in an interest rate cap contract written by the holder of the Class X Certificates in favor of the holder of the Certificates (other than the Class A-IO, Class P, Class X and Class R Certificates).  Thus, each Certificate (other than the Class A-IO, Class P, Class X and Class R Certificates) shall be treated as representing not only ownership of regular interests in the Upper Tier REMIC, but also ownership of an interest in an interest rate cap contract.  For tax purposes, the interest rate cap contract shall be deemed to have a value of $11,000.

(c)

[Reserved]

(d)

Notwithstanding the priority and sources of payments set forth in Article IV hereof or otherwise, the Trustee shall account for all distributions on the Certificates as set forth in this section.  In no event shall any payments provided for in Section 8.11(b) or (c) be treated as payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1).

(e)

The Preliminary Statement to this Agreement sets forth the designations and “latest possible maturity date” for federal income tax purposes of all interests in each of the REMICs created hereby.  The “tax matters person” with respect to each REMIC hereunder shall be the Trustee and the Trustee shall hold the Tax Matters Person Certificate.  Each REMIC’s fiscal year shall be the calendar year.

Section 8.12

Filings.

(a)

The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K.  Thereafter, within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Securities and Exchange Commission (the “Commission”) via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 8-K with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto.  Prior to January 30, 2004, the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable.  On or prior to March 20, 2004 (or if such day is not a Business Day, the preceding Business Day), the Trustee shall prepare a Form 10-K and submit it to the Depositor.  The Depositor shall execute the Form 10-K and return it to the Trustee no later than March 25, 2004 (or if such day is not a Business Day, the preceding Business Day).  Prior to March 30, 2004, the Trustee shall file the Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund.  The Form 10-K shall include the certification required pursuant to Rule 13a-14 under the Securities and Exchange Act of 1934, as amended and any future guidance from the Securities Exchange Commission (the “Form 10-K Certification”) signed by an appropriate party or parties (which Form 10-K Certification the Trustee shall not be required to sign).  The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each Form 8-K on behalf of the Depositor.  Such power of attorney shall continue until either the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund.  The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission.  The Trustee shall have no responsibility to file any items other than those specified in this section.

(b)

If so requested, the Trustee shall sign a certification (in the form attached hereto as Exhibit L) for the benefit of the Person(s) signing the Form 10-K Certification regarding certain aspects of such Form 10-K Certification (provided, however, that the Trustee shall not be required to undertake an analysis of the accountant’s report attached as an exhibit to the Form 10-K).

(c)

Each Person (including their officers or directors) that signs any Form 10-K Certification shall be entitled to indemnification from the Trust Fund for any liability or expense incurred by it in connection with such certification, other than any liability or expense attributable to such Person’s own bad faith, negligence or willful misconduct.  The provisions of this subsection shall survive any termination of this Agreement and the resignation or removal of such Person.

(d)

Upon any filing with the Commission, the Trustee shall promptly deliver to the Depositor a copy of any executed report, statement or information.

(e)

The fiscal year of the Trust Fund for all filing purposes shall be the calendar year.

(f)

For so long as a certificate under the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”) is required to be delivered on behalf of the Trust Fund, a Servicing Officer shall execute and deliver an Officer’s Certificate to the Depositor for the benefit of the Depositor and its officers, directors and affiliates, in the form of Exhibit K hereto.

ARTICLE IX

TERMINATION

Section 9.1

Termination upon Liquidation or Purchase of all Mortgage Loans.

(a)

Subject to Section 9.3, the obligations and responsibilities of the Depositor, the Servicer, the Seller and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of:

(i)

the purchase by the Majority Class X Certificateholders or their designee (or the NIMS Insurer or the Servicer, to the extent provided herein) of all Mortgage Loans (including REO Properties not otherwise disposed of pursuant to Section 3.11(i)) remaining in the Trust Fund at a price equal to the sum of (A) 100% of the unpaid principal balance of each Mortgage Loan that is not a Nonrecoverable Mortgage Loan; (B) the Projected Net Liquidation Value of each Nonrecoverable Mortgage Loan (not including any REO), and (C) the lesser of (x) the appraised value of any REO Property as determined by a real estate broker meeting the qualifications, and applying broker’s price opinion methodology, generally acceptable to residential mortgage servicers, or other property valuation opinion methodology customarily used by residential mortgage servicers with respect to defaulted loans and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property.  In addition, such purchase price as determined by the Servicer shall include with respect to the Mortgage Loans (including REO Properties) accrued and unpaid interest thereon at the applicable Net Mortgage Rate, except to the extent the Servicer was not or would not be required to make an Advance hereunder; and

(ii)

the later of (A) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (B) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement.  In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof, and (ii) the Latest Possible Maturity Date.

The right to purchase all Mortgage Loans and REO Properties pursuant to clause (i) above shall be conditioned upon the Pool Balance, at the time of any such repurchase, aggregating less than ten percent of the Cut-off Date Balance.

If the Majority Class X Certificateholders fail to exercise their option to purchase the Mortgage Loans on the first Distribution Date on which they are entitled to do so, the NIMS Insurer, if any, so long as either the NIM Securities remain outstanding and are covered by the NIMS Insurer's, if any, guaranty or if the NIMS Insurer, if any, is owed amounts in respect of its guaranty of the NIM Securities, may exercise such option.  In addition, at any time after the Pool Balance aggregates less than ten percent of the Cut-off Date Balance, the Servicer may notify the Majority Class X Certificateholders in writing that the Servicer intends to purchase all of the Mortgage Loans and REO Properties for the purchase price specified in clause (i) above.  If the Majority Class X Certificateholders do not exercise their option to purchase the Mortgage Loans and REO Properties as provided in this Section within 30 days following receipt of such notice, the Servicer may effect such purchase.

Each of the Majority Class X Certificateholders and the NIMS Insurer, if any, has agreed, and the Servicer hereby agrees, not to cause the liquidation of the Trust Fund pursuant to this Section 9.1(a) so long as any NIM Securities remain outstanding.

(b)

With respect to any purchase pursuant to subsection (a), upon deposit of the price determined pursuant to subsection (a)(i) in the Distribution Account, the Trustee shall release or cause to be released to the purchaser of each such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan (including appropriate instruments with respect to any REO Property), in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan sold pursuant hereto, and the purchaser of such Mortgage Loan shall succeed to all the Trustee’s right, title and interest in and to such Mortgage Loan and all security and documents related thereto.  Such assignment shall be an assignment outright and not for security.  The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

Section 9.2

Final Distribution on the Certificates.

If on any Determination Date the Trustee determines that there are no outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Trustee shall promptly send a final distribution notice to each Certificateholder and the NIMS Insurer, if any.  If the Majority Class X Certificateholders or the NIMS Insurer, if any, elect to terminate the Trust Fund pursuant to clause (a)(i) of Section 9.1, at least 20 days prior to the date notice is to be mailed to the affected Certificateholders, the Majority Class X Certificateholders shall notify the Depositor and the Trustee of the date the Majority Class X Certificateholders intend to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders and the NIMS Insurer, if any, mailed not earlier than the 10th day and no later than the 15th day of the month next preceding the month of such final distribution.  Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified.  The Trustee will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

In the event such notice is given, the Trustee shall cause all funds in the Collection Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates.  Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Trustee the Mortgage Files for the Mortgage Loans.

Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class, in the order set forth in Section 4.2 hereof, on the final Distribution Date, in the case of the Certificateholders, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (i) as to each Class of Regular Certificates, the Certificate Balance thereof plus accrued interest thereon (or on their Notional Amount, if applicable) in the case of an interest bearing Certificate, and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund.  If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the holder of each of the Class R Certificates shall be entitled to all unclaimed funds and other assets of the REMICs held for distribution to such Certificateholders, which remain subject hereto.

Section 9.3

Additional Termination Requirements.

(a)

In the event the Majority Class X Certificateholders exercise their purchase option or the Servicer exercises its purchase option, each as provided in Section 9.1, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee and the NIMS Insurer, if any, have been supplied with an Opinion of Counsel, at the expense of the Trustee, to the effect that the failure to comply with the requirements of this Section 9.3 will not result in an adverse REMIC Event:

(i)

The Trustee shall sell all of the assets that constitute the Trust Fund for cash as provided in Section 9.1(a)(i), and, within 90 days of such sale, shall distribute to (or credit to the account of) the Holders of the Certificates the proceeds of such sale together with other cash on hand (less amounts retained to meet claims) in complete liquidation of the Trust Fund and each REMIC created hereunder; and

(ii)

The Trustee shall attach a statement to the final federal income tax return for each REMIC created hereunder stating that pursuant to Treasury Regulation § 1.860F-1, the first day of the 90-day liquidation period for each such REMIC was the date on which the Trustee sold the assets of the Trust Fund pursuant to Section 9.1(a)(i).

(b)

By their acceptance of the Certificates, the Holders thereof hereby authorize the Trustee to undertake the above-described action

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.1

Amendment.

This Agreement may be amended from time to time by the Depositor, Servicer, the Seller, the Credit Risk Manger and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in any disclosure document pursuant to which any Certificates were offered; to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor, the Servicer, the Trustee or the Credit Risk Manager, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided that any action pursuant to clauses (iv) or (v) above shall not, as evidenced by an Opinion of Counsel delivered to the Trustee and the NIMS Insurer, if any, (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder or the NIMS Insurer, if any; provided, however, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders or the NIMS Insurer, if any, if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.  The Seller, the Servicer, the Depositor, the Credit Risk Manager, and the Trustee also may at any time and from time to time amend this Agreement without the consent of the Certificateholders or the NIMS Insurer, if any, to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of each REMIC created hereunder as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any such REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code, provided that the Trustee have been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

This Agreement may also be amended from time to time by the Depositor, Servicer, the Seller, the Credit Risk Manager and the Trustee with the consent of the NIMS Insurer, if any, and the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause an Adverse REMIC Event.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders and the NIMS Insurer, if any, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee and the NIMS Insurer, if any, that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.1.

Section 10.2

Recordation of Agreement; Counterparts.

This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee at its expense, but only upon direction by the NIMS Insurer, if any, or by a majority of the Certificateholders to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or the NIMS Insurer, if any.  However, the foregoing sentence notwithstanding, the Servicer may provide copies hereof to counsel, judicial officers, and government agencies, or may cause this Agreement to be recorded, in any jurisdiction in which, in the Servicer’s judgment, such disclosure or recording may facilitate foreclosure or other recovery with respect to any one or more of the Mortgage Loans.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed (by facsimile or otherwise) simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 10.3

Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS)) APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO, THE CERTIFICATEHOLDERS AND THE NIMS INSURER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.4

Intention of Parties.

It is the express intent of the parties hereto that the conveyance of the Trust Fund by the Depositor to the Trustee be, and be construed as, absolute sales thereof to the Trustee.  It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof by the Depositor to the Trustee.  However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders and the NIMS Insurer, if any, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

The Depositor, for the benefit of the Certificateholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.  The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders and the NIMS Insurer, if any.

Section 10.5

Notices.

(a)

The Trustee shall use its best efforts to promptly provide notice to each Rating Agency and the NIMS Insurer, if any, with respect to each of the following of which it has actual knowledge:

(i)

any material change or amendment to this Agreement;

(ii)

the occurrence of any Event of Default that has not been cured;

(iii)

the resignation or termination of the Servicer or the Trustee and the appointment of any successor;

(iv)

the repurchase or substitution of Mortgage Loans pursuant to Section 2.3 hereof;

(v)

the final payment to Certificateholders; and

(vi)

any rating action involving the long-term credit rating of the Trustee, which notice shall be made by first-class mail within two Business Days after the Trustee gains actual knowledge thereof.

In addition, the Trustee shall promptly furnish to each Rating Agency and the NIMS Insurer, if any, copies of the following:

(i)

Each report to Certificateholders described in Section 4.5 hereof;

(ii)

Upon request, each annual statement as to compliance described in Section 3.16 hereof;

(iii)

Upon request, each annual Independent public accountants’ servicing report described in Section 3.17 hereof; and

(iv)

Any notice of a purchase of a Mortgage Loan pursuant to Section 2.2, 2.3 or 3.11 hereof.

(b)

All directions, demands, authorizations, consents, waivers, communications and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered by first class mail, facsimile or courier to the applicable Notice Address.  Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

Section 10.6

Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 10.7

Assignment.

Notwithstanding anything to the contrary contained herein, except as provided in Section 6.2, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee, the Depositor and any NIMS Insurer.

Section 10.8

Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee and the NIMS Insurer, if any, a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall, with the prior written consent of the NIMS Insurer, if any, also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates or the NIMS Insurer, if any, or to obtain or seek to obtain priority over or preference to any other such Holder or the NIMS Insurer, if any, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders and the NIMS Insurer, if any.  For the protection and enforcement of the provisions of this Section 10.8, each and every Certificateholder, the NIMS Insurer, if any, and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 10.9

Inspection and Audit Rights.

The Servicer agrees that, on five Business Days’ prior notice, it will permit and will cause each subservicer to permit any representative of the Depositor, the Trustee or the NIMS Insurer, if any, during the Servicer’s normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor, the Trustee or the NIMS Insurer, if any, and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Trustee hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested.  Any out-of-pocket expense incident to the exercise by the Depositor, the Trustee or the NIMS Insurer, if any, of any right under this Section 10.9 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Servicer or the related subservicer.  The party requesting such inspection agrees to hold all such information in confidence and shall not disclose such information without the consent of the servicer (unless required by law or a court of applicable jurisdiction).

Section 10.10

Certificates Nonassessable and Fully Paid.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

Section 10.11

Limitations on Actions; No Proceedings.

(a)

Other than pursuant to this Agreement, or in connection with or incidental to the provisions or purposes of this Agreement, the trust created hereunder shall not (i) issue debt or otherwise borrow money, (ii) merge or consolidate with any other entity reorganize, liquidate or transfer all or substantially all of its assets to any other entity, or (iii) otherwise engage in any activity or exercise any power not provided for in this Agreement.

(b)

Notwithstanding any prior termination of this Agreement, the Trustee, the Servicer, the Seller, the Credit Risk Manager and the Depositor shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause any Person to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Trust Fund under any federal or state bankruptcy, insolvency or other similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Trust Fund or any substantial part of their respective property, or ordering the winding up or liquidation of the affairs of the Depositor or the Trust Fund.

Section 10.12

Mortgage Data.

The Depositor hereby represents to S&P that, to the Depositor’s knowledge, the information provided to such Rating Agency, including any loan level detail, is true and correct according to such Rating Agency’s requirements.

Section 10.13

Benefits of Agreement; Additional Rights of NIMS Insurer.

(a)

The NIMS Insurer, if any, shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.  Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, the Holders of the Certificates and the NIMS Insurer, if any, any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

(b)

Each party to this Agreement and any agent thereof and any successor thereto shall furnish to the NIMS Insurer a copy of any notice, direction, demand, opinion, schedule, list, certificate, report, statement, filing, information, data or other communication provided by it or on its behalf to any other Person pursuant to this Agreement at the same time, in the same form and in the same manner as such communication is so provided and shall address or cause such communication to be addressed to the NIMS Insurer, if any, in addition to any other addressee thereof.  The Servicer shall cause the NIMS Insurer, if any, to be an addressee of any report furnished pursuant to this Agreement.

(c)

Wherever in this Agreement there shall be a requirement that there be no downgrade, reduction, withdrawal or qualification of or other effect on the rating of any Class of Certificates by any Rating Agency as of any date, there also shall be deemed to be a requirement that there be no such effect on any class of notes issued pursuant to the Indenture and guaranteed by the NIMS Insurer, if any, as of such date.  In addition, unless there exists a continuance of any failure by the NIMS Insurer, if any, to make a required payment under the policy insuring the NIMS Securities, if any (such event a “NIMS Insurer Default”), wherever in this Agreement there shall be a requirement that any Person or any communication, object or other matter be acceptable or satisfactory to or otherwise receive the consent or other approval of any other Person (whether as a condition to the eligibility of such Person to act in any capacity, as a condition to any circumstance or state of affairs related to such matter, or otherwise), there also shall be deemed to be a requirement that such Person or matte be approved in writing by the NIMS Insurer, if any, which approval shall not be unreasonably withheld or delayed.

*          *          *

IN WITNESS WHEREOF, the Depositor, Seller, Servicer, Credit Risk Manager and the Trustee, have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

AEGIS ASSET BACKED SECURITIES CORPORATION,

as Depositor

By:  /s/  Stuart D. Marvin

Name:  Stuart D. Marvin

Title:    Executive Vice President

AEGIS MORTGAGE CORPORATION,

as Seller

By:   /s/  Stuart D. Marvin

Name:  Stuart D. Marvin

Title:    Executive Vice President

CHASE MANHATTAN MORTGAGE CORPORATION,

as Servicer

By:   /s/  Karen Taylor

Name:  Karen Taylor

Title:    Vice President

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,

as Trustee

By:  /s/  Stacey Taylor

Name:  Stacey Taylor

Title:    Assistant Vice President

THE MURRAYHILL COMPANY,

as Credit Risk Manager

By:   /s/  Kevin J. Kanouff

        Name:  Kevin J. Kanouff

                                                                    Title:    President and General Counsel

Schedule I

MORTGAGE LOAN SCHEDULE

EXHIBIT A

FORMS OF CERTIFICATES

EXHIBIT B

[Reserved]

EXHIBIT C

FORM OF INITIAL CERTIFICATION OF CUSTODIAN

_______________ __, 2003

Aegis Asset Backed Securities Corporation

3250 Briarpark, Suite 400

Houston, Texas 77042

Attention:

Aegis Mortgage Corporation, as Seller

3250 Briarpark, Suite 400

Houston, Texas 77042

Attention:

Chase Manhattan Mortgage Corporation

343 Thornall Street

Edison, New Jersey 08837

[NIMS Insurer, if any]

AEGIS ASSET BACKED SECURITIES TRUST

MORTGAGE PASS-THROUGH CERTIFICATES,

SERIES 2003-3

Ladies and Gentlemen:

In accordance with Section 2.2 of the Pooling and Servicing Agreement dated as of November 1, 2003, among Aegis Asset Backed Securities Corporation, as Depositor, Aegis Mortgage Corporation, as Seller, Chase Manhattan Mortgage Corporation, as Servicer, The Murrayhill Company, as Credit Risk Manager and Wells Fargo Bank Minnesota, National Association, as Trustee, the Custodian hereby certifies that it has received and is holding a Mortgage File with respect to each Mortgage Loan (other than any Mortgage Loan listed on the schedule of exceptions attached hereto) listed on Schedule I (a copy of which is attached hereto) to the Pooling and Servicing Agreement.

In connection therewith, the Custodian has examined each Mortgage File to confirm that:

(i)

each Note (or, if applicable, a lost note affidavit) required to be included in the Mortgage File is in its possession; and

(ii)

the name of the related borrower set forth on each Note (or, if applicable, a lost note affidavit) required to be included on the Mortgage File is identical to the name of the related borrower set forth on the Mortgage Loan Schedule.

The Custodian further certifies that the Custodian’s initial review of each Mortgage File included each of the procedures relevant to an initial review set forth in Section 2.2 of the Pooling and Servicing Agreement.

The Custodian has not (1) inspected, reviewed or examined any such documents, instruments, securities or other papers to determine that they or the signatures thereon are genuine, enforceable, or appropriate for the represented purpose, any such documents, instruments, securities or other papers have actually been recorded or that any document that appears to be an original is in fact an original, or (2) determined whether any Mortgage File should include any surety or guaranty, Note Assumption Rider, buydown agreement, assumption agreement, modification agreement, written assurance or substitution agreement.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,

 as Custodian

By:

Name:

Title:

EXHIBIT D

FORM OF FINAL CERTIFICATION OF CUSTODIAN

_____________ __, 2003

Aegis Asset Backed Securities Corporation

3250 Briarpark, Suite 400

Houston, Texas 77042

Attention:

Aegis Mortgage Corporation, as Seller

3250 Briarpark, Suite 400

Houston, Texas 77042

Attention:

Chase Manhattan Mortgage Corporation

343 Thornall Street

Edison, New Jersey 08837

Attention:

[NIMS Insurer, if any]

AEGIS ASSET BACKED SECURITIES TRUST

MORTGAGE PASS-THROUGH CERTIFICATES,

SERIES 2003-3

Ladies and Gentlemen:

In accordance with Section 2.2 of the Pooling and Servicing Agreement dated as of November 1, 2003, among Aegis Asset Backed Securities Corporation, as Depositor, Aegis Mortgage Corporation, as Trustee, Chase Manhattan Mortgage Corporation, as Servicer, The Murrayhill Company, as Credit Risk Manager, Aegis Mortgage Corporation, as Seller and Wells Fargo Bank Minnesota, National Association, as Trustee, the Custodian hereby certifies that it has received and is holding a Mortgage File with respect to each Mortgage Loan (other than any Mortgage Loan listed on the schedule of exceptions attached hereto) listed on Schedule I (a copy of which is attached hereto) to the Pooling and Servicing Agreement.

In connection therewith, the Custodian has examined each Mortgage File to confirm that:

(i)

each Note required to be included in the Mortgage File is in its possession;

(ii)

the name of the related borrower set forth on each Note (or, if applicable, a lost note affidavit) required to be included on the Mortgage File is identical to the name of the related borrower set forth on the Mortgage Loan Schedule;

(iii)

all documents required to be contained in the Mortgage File are in its possession;

(iv)

such documents have been reviewed by it and appear to relate to such Mortgage Loan and are not torn or mutilated; and

(v)

based on its examination and only as to the foregoing documents, the mortgage information set forth on the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File and each balance listed as the “Original Balance” on Schedule I to the Pooling and Servicing Agreement is identical to the original principal amount of the corresponding Note (or, if applicable, the amount set forth in a lost note affidavit).

The Custodian further certifies that the Custodian’s final review of each Mortgage File included each of the procedures relevant to the final review set forth in Section 2.2 of the Pooling and Servicing Agreement.

The Custodian has not (1) inspected, reviewed or examined any such documents, instruments, securities or other papers to determine that they or the signatures thereon are genuine, enforceable, or appropriate for the represented purpose, any such documents, instruments, securities or other papers have actually been recorded or that any document that appears to be an original is in fact an original, or (2) determined whether any Mortgage File should include any surety or guaranty, Note Assumption Rider, buydown agreement, assumption agreement, modification agreement, written assurance or substitution agreement.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,

 as Custodian

By:

Name:

Title:

EXHIBIT E-1

FORM OF RESIDUAL TRANSFER AFFIDAVIT (TRANSFEROR)

PURSUANT TO SECTIONS 860D(a)(6)(A) and 860E(e)(4)

OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

Re:

Aegis Asset Backed Securities Trust

Mortgage Pass-Through Certificates, Series 2003-3, Class R

STATE OF [_________]

)

)ss:

COUNTY/CITY OF [_______]

)

This letter is delivered to you in connection with the sale by______________(the “Seller”) to ___________(the “Purchaser”) of _______% Percentage Interest of Aegis Asset Backed Securities Trust Mortgage Pass-Through Certificates, Series 2003-3, Class R (the “Certificate”), pursuant to Section 5.2(c) of the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of November 1, 2003 among Aegis Asset Backed Securities Corporation, as depositor (the “Depositor”), the Seller, the Servicer, the Credit Risk Manager and Wells Fargo Bank Minnesota, National Association, as trustee (the “Trustee”).  All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement.  The Seller hereby certifies, represents and warrants to, and covenants with the Depositor and the Trustee that:

1.

No purpose of the Seller relating to the sale of the Certificate by the Seller to the Purchaser is or will be to enable the Seller to impede the assessment or collection of tax.

2.

The Seller understands that the Purchaser has delivered to the Trustee and the Depositor a transferee affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit E-2.  The Seller does not know or believe that any representation contained therein is false.

3.

The Seller has no actual knowledge that the Purchaser is not a Permitted Transferee.

4.

The Seller has no actual knowledge that the Purchaser would be unwilling or unable to pay taxes due on its share of the taxable income attributable to the Certificates.

5.

At the time of this transfer (I) the Seller has conducted a reasonable investigation of the financial condition of the Purchaser and, as a result of the investigation, found that the Purchaser has historically paid its debts as they came due, and found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they come due in the future, (II) the Purchaser represents that it will not cause income from the Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Purchaser or another U.S. Person and (III) either (A) the Seller both (1) has determined all of the following: (i) at the time of the transfer, and at the close of each of the Purchaser’s two fiscal years preceding the year of transfer, the Purchaser’s gross assets for financial reporting purposes exceed $100 million and its net assets for such purposes exceed $10 million (disregarding, for purposes of determining gross or net assets, the obligation of any person related to the Purchaser within the meaning of section 860L(g) of the Code or any other asset if a principal purpose for holding or acquiring that asset is to permit the Purchaser to satisfy this minimum gross asset or net asset requirement), (ii) the Purchaser is a domestic C corporation for United States federal income tax purposes that is not for such purposes an exempt corporation, a regulated investment company, a real estate investment trust, a REMIC, or a cooperative organization to which part I of subchapter T of the Code applies, (iii) there are no facts or circumstances on or before the date of transfer (or anticipated) which would reasonably indicate that the taxes associated with the Certificates will not be paid, (iv) the Purchaser is not a foreign branch of a domestic corporation, and (v) the transfer does not involve a transfer or assignment to a foreign branch of a domestic corporation (or any other arrangement by which any Certificate is at any time subject to net tax by a foreign country or U.S. possession) and the Purchaser will not hereafter engage in any such transfer or assignment (or any such arrangement), and (2) does not know or have reason to know that the Purchaser will not honor the restrictions on subsequent transfers of any Class R Certificate described in paragraph 12 of the Transferee Affidavit, or (B) the Seller has determined that the present value of the anticipated tax liabilities associated with the holding of the Certificates does not exceed the sum of (1) the present value of any consideration given to the Purchaser to acquire the Certificates, (2) the present value of the expected future distributions on the Certificates, and (3) the present value of the anticipated tax savings associated with holding the Certificates as the REMIC generates losses (having made such determination by (I) assuming that the Purchaser pays tax at a rate equal to the highest rate of tax specified in Section 11(b)(1) of the Code (provided that, if the Purchaser has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then the Purchaser may use the tax rate specified in Section 55(b)(1)(B) of the Code), and (II) utilizing a discount rate for present valuation purposes equal to the Federal short-term rate prescribed by Section 1274(d) of the Code.

6.

The Purchaser has represented to the Seller that, if the Certificates constitute a non-economic residual interest, it (i) understands that as holder of a non-economic residual interest it may incur tax liabilities in excess of any cash flows generated by the interest, and (ii) intends to pay taxes associated with its holding of the Certificates as they become due.

The Seller understands that the transfer of the Certificates may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless there is compliance with the standards of paragraph 5 above as to any transfer.

We agree to indemnify the Depositor, the Servicer and the Trustee against any liability that may result if we sell or transfer a Residual Certificate to a purchaser or transferee who does not comply with any conditions for transfer set forth in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized representative as of the [__] day of [           ] 200[ ].

[NAME OF TRANSFEROR]

By:

Name:

Title:

Personally appeared before me [_____________________], known or proved to me to be the same person who executed the foregoing instrument and to be a [____________________] of the Seller, and acknowledged to me that he or she executed the same as his or her free act and deed and as the free act and deed of the Transferee.

Subscribed and sworn before me this [__] day of [           ] 200[ ].

Notary Public

My commission expires the [____] day of [________] 200[__].

EXHIBIT E-2

FORM OF RESIDUAL TRANSFER AFFIDAVIT (TRANSFEREE)

STATE OF [_________]

)

)ss:

COUNTY/CITY OF [_______]

)

[NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

1.

That he [she] is [title of officer] ________________________ of [name of Purchaser] _________________________________________ (the “Purchaser”), a _______________________ [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

2.

That the Purchaser’s Taxpayer Identification Number is [           ].

3.

That the Purchaser is not a “disqualified organization” within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”) and will not be a “disqualified organization” as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined in the Pooling and Servicing Agreement) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit.  For these purposes, a “disqualified organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), any “electing large partnership” within the meaning of Section 775 of the Code, or any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

4.

The Purchaser either (a) is not, and on ___________ [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan to acquire the Residual Certificate; (b) if the Residual Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is purchasing the Certificate with funds contained in an “insurance company general account” as defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60 and the purchase and holding of the Residual Certificate are covered under Section I and III of PTCE 95-60; or (c) herewith delivers to the Trustee an opinion of counsel satisfactory to the Trustee, to the effect that the purchase or holding of such Residual Certificate by the Investor will not constitute or result in any non-exempt prohibited transactions under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Servicer, the Seller or the Depositor to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trust Fund or any of the above parties.

5.

That the Purchaser hereby acknowledges that under the terms of the Pooling and Servicing Agreement dated as of November 1, 2003 (the “Pooling and Servicing Agreement”), by and among Aegis Asset Backed Securities Corporation, as Depositor, Wells Fargo Bank Minnesota, National Association, as Trustee, the Seller, the Servicer, and the Credit Risk Manager with respect to Aegis Asset Backed Securities Trust Mortgage Pass-Through Certificates, Series 2003-3 no transfer of the Residual Certificates shall be permitted to be made to any person unless the Trustee has received a certificate from such transferee containing the representations in paragraphs 3 and 4 hereof.

6.

That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book entry changes in accounts of participating organizations (such entity, a “Book-Entry Nominee”).

7.

That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

8.

That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Trustee a written statement substantially in the form of Exhibit C to the Pooling and Servicing Agreement.

9.

That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

10.

That (I) the Purchaser (i) is not a Non U.S. Person, (ii) is a Non U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or successor form at the time and in the manner required by the Code or (iii) is a Non U.S. Person that has delivered to the transferor, the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes and (II) if Purchaser is a partnership for U.S. federal income tax purposes, each person or entity that holds an interest (directly, or indirectly through a pass-through entity) is a person or entity described in (I).  “Non U.S. Person” means any person other than a “United States person” within the meaning of Section 7701(a)(30) of the Code.

11.

The Purchaser will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base of the Purchaser or another U.S. taxpayer.

12.

The Purchaser will, in connection with any transfer that it makes of a Class R Certificate deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit N to the Pooling and Servicing Agreement.  [The Purchaser hereby agrees that it will not make any transfer of any Class R Certificate unless (i) the transfer is to an entity which is a domestic C corporation (other than an exempt corporation, a regulated investment company, a real estate investment trust, a REMIC, or a cooperative organization to which part I of Subchapter T of the Code applies) for federal income tax purposes, and (ii) the transfer is in compliance with the conditions set forth in paragraph 5 of Exhibit N of the Pooling and Servicing Agreement.]1

[13.

The Purchaser hereby represents to and for the benefit of the transferor that (i) at the time of the transfer, and at the close of each of the Purchaser’s two fiscal years preceding the year of transfer, the Purchaser’s gross assets for financial reporting purposes exceed $100 million and its net assets for such purposes exceed $10 million (disregarding, for purposes of determining gross or net assets, the obligation of any person related to the Purchaser within the meaning of section 860L(g) of the Code or any other asset if a principal purpose for holding or acquiring that asset is to permit the Purchaser to satisfy this minimum gross asset or net asset requirement), (ii) the Purchaser is a domestic C corporation for United States federal income tax purposes that is not for such purposes an exempt corporation, a regulated investment company, a real estate investment trust, a REMIC, or a cooperative organization to which part I of subchapter T of the Code applies, (iii) there are no facts or circumstances on or before the date of transfer (or anticipated) which would reasonably indicate that the taxes associated with the Class R Certificates will not be paid, and (iv) the Purchaser is not a foreign branch of a domestic corporation, the transfer does not involve a transfer or assignment to a foreign branch of a domestic corporation (or any other arrangement by which any Class R Certificate is at any time subject to net tax by a foreign country or U.S. possession), and the Purchaser will not hereafter engage in any such transfer or assignment (or any such arrangement).]2

1

Bracketed text to be included if the Purchaser is relying on the transferee’s compliance with the “Asset Test Safe Harbor” rather than the “Formula Test Safe Harbor.”

2

Bracketed text to be included if the Purchaser is relying on the transferee’s compliance with the “Asset Test Safe Harbor” rather than the “Formula Test Safe Harbor.”

14.

That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a “disqualified organization,” an agent thereof, a Book Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

15.

That the Purchaser consents to the designation of the Trustee to act as agent for the “tax matters person” of each REMIC created by the Trust Fund pursuant to the Pooling and Servicing Agreement.

We agree to indemnify the Depositor, the Seller, the Servicer and the Trustee against any liability that may result if we sell or transfer a Residual Certificate to a purchaser or transferee who does not comply with any conditions for transfer set forth in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________ 20__.

[name of Purchaser]

By:

Name:

Title:

Personally appeared before me the above named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this _____ day of __________ 20__.

NOTARY PUBLIC

______________________________

COUNTY OF

STATE OF______________________

My commission expires the _____ day of __________ 20__.

EXHIBIT F

FORM OF TRANSFEROR CERTIFICATE

Date

Aegis Asset Backed Securities Corporation

3250 Briarpark, Suite 400

Houston, Texas 77042

Wells Fargo Bank Minnesota, National Association

Sixth Street and Marquette Avenue

Minneapolis, Minnesota 55479

Attn:  Corporate Trust Services – Aegis 2003-3

Re:

Aegis Asset Backed Securities Trust

Mortgage Pass-Through Certificates, Series 2003-3

Ladies and Gentlemen:

In connection with our disposition of the above Certificates we certify that we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Securities Act of 1933, as amended.

Very truly yours,

[NAME OF TRANSFEROR]

By:  ______________________________

EXHIBIT G-1

FORM OF INVESTMENT LETTER (NON-RULE 144A)

Date

Aegis Mortgage Corporation

3250 Briarpark, Suite 400

Houston, Texas 77042

Attention:

Aegis Asset Backed Securities Corporation

3250 Briarpark, Suite 400

Houston, Texas 77042

Attention:

Wells Fargo Bank Minnesota, National Association

Sixth Street and Marquette Avenue

Minneapolis, Minnesota 55479

Attn:  Corporate Trust Services – Aegis 2003-3

Re:

Aegis Asset Backed Securities Trust

Mortgage Pass-Through Certificates, Series 2003-3

Ladies and Gentlemen:

In connection with our acquisition of the above-captioned Certificates, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (f) below), (e) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (f) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

Very truly yours,

[NAME OF TRANSFEREE]

By:

  Authorized Officer

EXHIBIT G-2

FORM OF INVESTMENT LETTER (RULE 144A)

Date

Wells Fargo Bank Minnesota, National Association

Sixth Street and Marquette Avenue

Minneapolis, Minnesota 55479

Attn:  Corporate Trust Services – Aegis 2003-3

Aegis Mortgage Corporation

3250 Briarpark, Suite 400

Houston, Texas 77042

Attention:

Aegis Asset Backed Securities Corporation

3250 Briarpark, Suite 400

Houston, Texas 77042

Attention:

Re:

Aegis Asset Backed Securities Trust

Mortgage Pass-Through Certificates, Series 2003-3

Ladies and Gentlemen:

In connection with the purchase on the date hereof of the captioned Certificates (the “Purchased Certificates”), the undersigned (the “Transferee”) hereby certifies and covenants to the transferor, the Seller, the Trustee, the Certificate Registrar, the Trustee and the Trust Fund as follows:

1.

The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A (“Rule 144A”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and has completed the form of certification to that effect attached hereto as Annex A.  The Transferee is aware that the sale to it is being made in reliance on Rule 144A.

2.

The Transferee understands that the Purchased Certificates have not been registered under the Securities Act or registered or qualified under any state securities laws and that no transfer may be made unless the Purchased Certificates are registered under the Securities Act and under applicable state law or unless an exemption from such registration is available.  The Transferee further understands that neither the Seller, the Trustee, the Certificate Registrar, the Paying Agent, the Trustee nor the Trust Fund is under any obligation to register the Purchased Certificates or make an exemption from such registration available.

3.

The Transferee is acquiring the Purchased Certificates for its own account or for the account of a “qualified institutional buyer,” and understands that such Purchased Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be such a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act and under applicable state securities laws.  In addition, such transfer may be subject to additional restrictions, as set forth in Section 5.2 of the Pooling and Servicing Agreement.

4.

The Transferee has been furnished with all information that it requested regarding (a) the Purchased Certificates and distributions thereon and (b) the Pooling and Servicing Agreement referred to below.

5.

If applicable, the Transferee has complied or will comply in all material respects with applicable regulatory guidelines relating to the ownership of mortgage derivative products.

All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement dated as of November 1, 2003, by and among Aegis Asset Backed Securities Corporation, the Trustee, the Certificate Registrar and the Trustee, pursuant to which the Purchased Certificates were issued.

IN WITNESS WHEREOF, the undersigned has caused this Rule 144A Agreement—QIB Certification to be executed by a duly authorized representative this [__] day of [          ] 200[   ].

[NAME OF TRANSFEREE]

By:  ______________________________

Title:  ____________________________

EXHIBIT H

BENEFIT PLAN AFFIDAVIT

Re:

[Trust Information] Private Certificates

STATE OF [_________]

)

)ss:

COUNTY/CITY OF [_______]

)

Under penalties of perjury, I, the undersigned, declare that, to the best of my knowledge and belief, the following representations are true, correct, and complete.

1.

That I am a duly authorized officer of [Organization], a [State] corporation (the “Purchaser”), whose taxpayer identification number is [____________], and on behalf of which I have the authority to make this affidavit.

2.

The Purchaser either:

(i)

is not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA or Section 4975 of the Code (“Plan”), nor a person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer;

(ii)

if the Certificate has been the subject of an ERISA-Qualifying underwriting, is an insurance company and the purchaser is purchasing the Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and the acquisition and holding of such Certificate are covered under Sections I and III of PTCE 95-60; or

(iii)

has provided an Opinion of Counsel satisfactory to the Trustee to the effect that the acquisition or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and Section 4975 of the Code and will not subject the Trustee, the Depositor, the Seller, the Servicer or the NIMS Insurer, if any, to any obligation in addition to those expressly undertaken in this Agreement; such Opinion of Counsel will not be at the expense of any of the above parties or the Trust Fund.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement dated as of [__________], among [__________________].

[NAME OF PURCHASER]

By: ________________________________

[TITLE]

EXHIBIT I

[Reserved]

EXHIBIT J

REQUEST FOR RELEASE OF DOCUMENTS

To:

Wells Fargo Bank Minnesota, National Association

1015 10th Avenue S.E.

Minneapolis, MN 55414-0031

Attn: Inventory Control

Re:

Pooling and Servicing Agreement dated as of November 1, 2003, among Aegis Asset Backed Securities Corporation, as Depositor, Aegis Mortgage Corporation, as Seller, Chase Manhattan Mortgage Corporation, as Servicer, The Murrayhill Company, as Credit Risk Manager and Wells Fargo Bank Minnesota, National Association, as Custodian

In connection with the administration of the Mortgage Loans held by you as Custodian for the Owner pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Custodian's Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

______

1.

Mortgage Paid in Full

______

2.

Foreclosure

______

3.

Substitution

______

4.

Other Liquidation (Repurchases, etc.)

______

5.

Nonliquidation

Reason:_________________

Address to which Custodian should

Deliver the Custodian’s Mortgage File

By:  ________________________________

(authorized signer)

Issuer:  ______________________________

Address:  ____________________________

Date:  _______________________________

Custodian

Wells Fargo Bank Minnesota, National Association

Please acknowledge the execution of the above request by your signature and date below:

_____________________________

_________________

Signature

Date

Documents returned to Custodian:

______________________________

_________________

Custodian

Date

EXHIBIT K

FORM OF CERTIFICATION TO BE

PROVIDED TO THE DEPOSITOR BY THE SERVICER

Aegis Asset Backed Securities Corporation

3250 Briarpark, Suite 400

Houston, TX  77042

Re:  Aegis Asset Backed Securities Trust

Mortgage Pass-Through Certificates, Series 2003-3

Chase Manhattan Mortgage Corporation, as [servicer] hereby certifies to the [depositor] that:

1.

Based on our knowledge, the information prepared by the [servicer] and relating to the mortgage loans serviced by servicer and provided by the servicer to the [depositor] in its reports to the [depositor] is accurate and complete in all material respects as of the last day of the period covered by such report.

2.

Based on our knowledge, the [distribution or servicing] information required to be provided to the [depositor] by the servicer pursuant to the pooling and servicing agreement has been provided to the [depositor].

3.

Based upon the review required under the pooling and servicing agreement, and except as disclosed in its reports, the servicer as of the last day of the period covered by such reports has fulfilled its obligations under the pooling and servicing agreement; and

4.

The servicer has disclosed to its independent auditor, who issues the independent auditor’s report on the Uniform Single Attestation Program for Mortgage Bankers for the servicer, any significant deficiencies relating to the servicer’s compliance with minimum servicing standards.

Chase Manhattan Mortgage Corporation,

As [servicer]

_____________________________

[Signature]

[Title]

Date:

EXHIBIT L

FORM OF CERTIFICATION TO BE PROVIDED

TO THE DEPOSITOR BY THE TRUSTEE

Re:  Aegis Asset Backed Securities Trust

Mortgage Pass-Through Certificates, Series 2003-3

I, [identify the certifying individual], a [title] of Wells Fargo Bank Minnesota, National Association, as Trustee, hereby certify to Aegis Asset Backed Securities Corporation (the “Depositor”), and its officers, directors and affiliates, and with the knowledge and intent that they will reply upon this certification that:

1.

[I have reviewed the annual report on Form 10-K for the fiscal year [____], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, of the Depositor, relating to the above-referenced trust;]

2.

[Based on my actual knowledge, without independent investigation or inquiry, the information in these distribution reports prepared by the Trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made not misleading as of the last day of the period covered by that annual report; and]

3.

[Based on my knowledge, the distribution information required to be provided by the trustee under the pooling and servicing agreement is included in these distribution reports.]

Date:

_________________________________

Wells Fargo Bank Minnesota, National Association, as Trustee

By:  ____________________________________

[Signature]

[Title]

EXHIBIT M

FORM OF LIMITED POWER OF ATTORNEY TO BE

PROVIDED TO THE SERVICER BY THE TRUSTEE

WHEN RECORDED MAIL TO:

PREPARED BY:

CHASE MANHATTAN MORTGAGE CORPORATION

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

PAID ACCOUNTS DEPARTMENT

ATTN:  KATHLEEN DEAN

10790 RANCHO BERNARDO ROAD

9062 OLD ANNAPOLIS ROAD

SAN DIEGO, CA  92127

COLUMBIA, MD  21045

LIMITED POWER OF ATTORNEY

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, (the "Company") hereby irrevocably constitutes and appoints Chase Manhattan Mortgage Corporation, ("Chase"), and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, from time to time in Chase's discretion, for the purpose of servicing mortgage loans, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of servicing mortgage loans, and, without limiting the generality of the foregoing, the Company hereby gives Chase the power and right, on behalf of the Company, without assent by the Company, to do the following, to the extent consistent with the terms and conditions of the Pooling and Servicing Agreements and Servicing Agreements attached hereto as Exhibit A :

(A) to direct any party liable for any payment under any loans to make payment of any and all moneys due or to become due thereunder directly to Chase or as Chase shall direct and in the name of the Company or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due under any loans (including those related to mortgage insurance); (B) to execute substitutions of trustee, reconveyance documents, foreclosure documents, modifications, grant deeds and other instruments conveying real property, and such other documents as Chase deems necessary to carry out its obligations to service the mortgage loans; (C) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims, and other amounts due or to become due at any time in respect of or arising out of any loans; (D) to commence and prosecute any suits, actions, or proceedings at law or in equity in any court of competent jurisdiction to collect the loans or any thereof and to enforce any other right in respect of any loans; and (E) generally, to do, at Chase's option, at any time, and from time to time, all acts and things which Chase deems necessary to protect, preserve or realize upon the loans and the liens thereon and to effect the intent of the Agreement, all as fully and effectively as the Company might do.

DATED this ____ day of __________________ 200_.

Wells Fargo Bank Minnesota, National Association, a national banking association

By:

Its:

STATE OF MARYLAND

COUNTY OF HOWARD

On this        day of                     2003, before me, the undersigned, a notary public, personally appeared                       President of Wells Fargo Bank Minnesota, National Association, a national banking association, who is personally known to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that they executed the same in his/her authorized capacities and that by their signatures on the instrument the persons of the entry upon behalf of which the persons acted, executed the Instrument.

WITNESS my hand and official seal.

Signature

Exhibit A [to Exhibit M]

Pooling and Servicing Agreement

Between

Aegis Mortgage Corporation and Chase Manhattan Mortgage Corporation

Aegis Asset Backed Securities Trust

Mortgage Pass-Through Certificates, Series 2003-3

EXHIBIT N

CREDIT RISK MANAGEMENT AGREEMENT